UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF NEW YORK

IN RE PAYMENT CARD INTERCHANGE FEE AND MERCHANT DISCOUNT ANTITRUST LITIGATION This Document Applies to:	No. 05-md-01720 (MKB) (JAM)
Barry’s Cut Rate Stores, Inc., et al. v. Visa, Inc., et al., No. 05-md-01720 (E.D.N.Y.) (MKB) (JAM), also now known as DDMB, Inc., et al. v. Visa, Inc., et al., No. 05-md-01720 (E.D.N.Y.) (MKB) (JAM).

CLASS SETTLEMENT AGREEMENT OF THE
RULE 23(b)(2) CLASS PLAINTIFFS AND THE DEFENDANTS

Table of Contents
Page
Preamble      1
Definitions      6
Effective Date      15
Rule 23(b)(2) Class      16
Rule 23(b)(2) Class Settlement Escrow Account      16
Payments to the Rule 23(b)(2) Class Settlement Escrow Account      17
Consideration Provided to Members of the Rule 23(b)(2) Class      21
Consideration Provided by the Visa Defendants      21
Limitations on Consideration Provided by the Visa Defendants      41
Consideration Provided by the Mastercard Defendants      41
Limitations on Consideration Provided by the Mastercard Defendants      61
Release and Covenant Not to Sue of the Rule 23(b)(2) Class      62
Motion for Approval of this Rule 23(b)(2) Class Settlement Agreement     71
Rule 23(b)(2) Class Settlement Notice and Objections      76
Termination      78
Continuing Court Supervision and Jurisdiction      80
Additional Terms and Conditions      82
APPENDIX A – Actions in MDL 1720      A-1
APPENDIX B – Rule 23(b)(2) Class Settlement Escrow Agreement      B-1
APPENDIX C – Notice Plan      C-1
APPENDIX D – Rule 23(b)(2) Class Notices      D-1
APPENDIX E – Rule 23(b)(2) Class Settlement Notice and Scheduling Order      E-1
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APPENDIX F – Rule 23(b)(2) Class Settlement Order and Final Judgment      F-1
APPENDIX G – Section IV of Final Judgment in United States v. American Express, et al.,
No. 10-CV-04496 (E.D.N.Y.) (NGG) (RER), as modified      G-1
APPENDIX H – Counsel Names and Contact Information      H-1
APPENDIX I – Visa Applicable Credit Interchange Rates as of December 31, 2023      I-1
APPENDIX J – Mastercard Applicable Credit Interchange Rates as of December 31, 2023      J-1

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CLASS SETTLEMENT AGREEMENT OF THE
RULE 23(b)(2) CLASS PLAINTIFFS AND THE DEFENDANTS
Subject to the approval of the Court, and as further set forth below, this Class Settlement Agreement of the Rule 23(b)(2) Class Plaintiffs and the Defendants (the “Rule 23(b)(2) Class Settlement Agreement”) is made as of the 25th day of March, 2024, by and between the Rule 23(b)(2) Class Plaintiffs defined below, individually and as representatives of the Rule 23(b)(2) Class defined below, the Rule 23(b)(2) Class Counsel defined below, the Visa Defendants defined below, and the Mastercard Defendants defined below.
WHEREAS, on June 22, 2005, Photos Etc. Corporation, Traditions Ltd., CHS Inc., and other plaintiffs filed a class action complaint captioned Photos Etc. Corp., et al. v. Visa U.S.A. Inc., et al., No. 05-cv-01007 (D. Conn.);
WHEREAS, the Photos Etc. Corp. action was subsequently consolidated for pretrial proceedings with additional putative class actions and individual plaintiff actions alleging similar or identical claims, in In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation, No. 05-md-01720 (E.D.N.Y.);
WHEREAS, certain class plaintiffs and defendants entered into a Definitive Class Settlement Agreement, which was filed with the Court on October 19, 2012, and which sought certification of settlement classes under Federal Rules of Civil Procedure 23(b)(3) and 23(b)(2);
WHEREAS, the Court preliminarily and finally approved the Definitive Class Settlement Agreement in orders filed on November 27, 2012 and December 13, 2013, and certified a settlement class under Federal Rule of Civil Procedure 23(b)(3) from which opt-outs were permitted and a settlement class under Federal Rule of Civil Procedure 23(b)(2) from which opt-outs were not permitted;

WHEREAS, on June 30, 2016, the United States Court of Appeals for the Second Circuit vacated the Court’s class certification and approval of the Definitive Class Settlement Agreement;
WHEREAS, on November 30, 2016, the Court appointed the law firms of Robins Kaplan LLP, Berger Montague PC, and Robbins Geller Rudman & Dowd LLP to be interim co-lead counsel for a putative class of plaintiffs seeking class certification pursuant to Federal Rule of Civil Procedure 23(b)(3), and appointed Hilliard & Shadowen LLP, Grant & Eisenhofer P.A., Freed Kanner London & Millen LLC, and The Nussbaum Law Group, P.C. to be interim co-lead counsel for a putative class of plaintiffs seeking class certification pursuant to Federal Rule of Civil Procedure 23(b)(2);
WHEREAS, on or about March 31, 2017, interim co-lead counsel for the putative Rule 23(b)(2) class, on behalf of named class plaintiffs that were not signatories to the Definitive Class Settlement Agreement, filed an action captioned Barry’s Cut Rate Stores, Inc., et al. v. Visa, Inc., et al., MDL No. 1720 Docket No. 05-md-01720 (E.D.N.Y.) (“Barry’s”), in In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation, No. 05-md-01720 (E.D.N.Y.), which sought certification of a class pursuant only to Federal Rule of Civil Procedure 23(b)(2);
WHEREAS, on October 27, 2017, class plaintiffs that were signatories to the Definitive Class Settlement Agreement filed a Third Consolidated Amended Class Action Complaint, which sought certification of a class pursuant only to Federal Rule of Civil Procedure 23(b)(3);
WHEREAS, class plaintiffs and defendants entered into a Superseding and Amended Definitive Class Settlement Agreement of the Rule 23(b)(3) Class Plaintiffs and the Defendants, which was filed with the Court on September 18, 2018, which excluded from its release claims reflecting class members’ participation in Barry’s solely as to the injunctive relief claims alleged in that action;
WHEREAS, the Court preliminarily and finally approved the Superseding and Amended Definitive Class Settlement Agreement of the Rule 23(b)(3) Class Plaintiffs and the Defendants in orders filed on January 24 and December 13, 2019, and certified a settlement class under Federal Rule of Civil Procedure 23(b)(3) from which opt-outs were permitted;
WHEREAS, on March 15, 2023, the Second Circuit Court of Appeals affirmed the Court’s approval of the Superseding and Amended Definitive Class Settlement Agreement of the Rule 23(b)(3) Class Plaintiffs and the Defendants;
WHEREAS, on September 27, 2021, on the motion of the class plaintiffs in Barry’s, the Court certified a class under Federal Rule of Civil Procedure 23(b)(2) from which opt-outs were not permitted;
WHEREAS, in their complaint, the Rule 23(b)(2) Class Plaintiffs in Barry’s allege that the Visa Defendants and the Mastercard Defendants defined below separately engaged in conduct in violation of the Sherman Act (15 U.S.C. § 1 et seq.) and state antitrust law, alleging that those Defendants each adopted interchange rules and rates, and other network rules, which constituted unlawful price fixing and unreasonable restraints of trade, and monopolization, and which allegedly injured class plaintiffs in accepting Visa-Branded Cards and Mastercard-Branded Cards as payment for goods or services;
WHEREAS, Rule 23(b)(2) Class Plaintiffs and Rule 23(b)(2) Class Counsel have analyzed and conducted substantial discovery, including obtaining and analyzing more than 60 million pages of documents and reviewing transcripts of and participating in more than 550 depositions, and have carefully investigated and analyzed the facts and underlying events relating to the subject matter of their claims and the applicable legal principles;

WHEREAS, as a result of arm’s-length negotiations over several years, including numerous mediation sessions before Professor Eric Green, Rule 23(b)(2) Class Plaintiffs, Rule 23(b)(2) Class Counsel, the Visa Defendants, and the Mastercard Defendants have entered in this Rule 23(b)(2) Class Settlement Agreement;
WHEREAS, the Rule 23(b)(2) Class Plaintiffs and Rule 23(b)(2) Class Counsel have concluded, based upon their investigation, and taking into account the risks, uncertainties, burdens, and costs of further prosecution of their claims, and taking into account the substantial benefits to be received by the Rule 23(b)(2) Class as defined below pursuant to this Rule 23(b)(2) Class Settlement Agreement, and for the purpose of putting to rest all injunctive and related declaratory relief claims that were or could have been alleged in Barry’s, that a resolution and compromise on the terms set forth herein is fair, reasonable, adequate, and in the best interests of the Rule 23(b)(2) Class, and will improve competition;
WHEREAS, the Visa Defendants and Mastercard Defendants, for the purpose of avoiding the burden, expense, risk, and uncertainty of continuing to litigate the Rule 23(b)(2) Class Plaintiffs’ claims, and for the purpose of putting to rest all injunctive and related declaratory relief claims with the Rule 23(b)(2) Class Plaintiffs and the Rule 23(b)(2) Class that were or could have been alleged in Barry’s, desire to enter into this Rule 23(b)(2) Class Settlement Agreement;
WHEREAS, the Rule 23(b)(2) Class Plaintiffs and their experts have contended that, even with effective reform of the Rules challenged in this Action, “the [competitive] adjustment will still require a significant period of time to reach the new more competitive equilibrium,” and that during this period of time “[i]t will be necessary for the Court to supervise the implementation of the maximum merchant fees.” Expert Report of Joseph E. Stiglitz (Oct. 5, 2018) ¶¶ 170, 173;

WHEREAS, the Defendants deny the allegations in the preceding paragraph, but in order to put to rest all injunctive and related declaratory relief claims with the Rule 23(b)(2) Class Plaintiffs and the Rule 23(b)(2) Class that were or could have been alleged in Barry’s, the Visa Defendants and Mastercard Defendants have agreed to the terms of this Rule 23(b)(2) Class Settlement Agreement;
WHEREAS, it is agreed that this Rule 23(b)(2) Class Settlement Agreement shall not be deemed or construed to be an admission, concession, or evidence of any violation of any federal, state, or local statute, regulation, rule, or other law, or principle of common law or equity, or of any liability or wrongdoing whatsoever, by any of the Defendants, any of the Rule 23(b)(2) Class Released Parties defined below, or any of their alleged co-conspirators, or of the truth of any of the claims that the Rule 23(b)(2) Class Plaintiffs have asserted; and
WHEREAS, Rule 23(b)(2) Class Counsel represent and warrant that they are fully authorized to enter into this Rule 23(b)(2) Class Settlement Agreement on behalf of the Rule 23(b)(2) Class Plaintiffs, and have consulted with and confirmed that all Rule 23(b)(2) Class Plaintiffs fully support and have no objection to this Rule 23(b)(2) Class Settlement Agreement;
NOW, THEREFORE, without any admission or concession by the Rule 23(b)(2) Class Plaintiffs of any lack of merit to their allegations and claims, and without any admission or concession by the Defendants of any liability, wrongdoing, or lack of merit in their defenses, in consideration of the mutual covenants and terms contained herein, and subject to the approval of the Court, the Rule 23(b)(2) Class Plaintiffs, Rule 23(b)(2) Class Counsel, the Visa Defendants, and the Mastercard Defendants agree as follows:

Definitions
1.For the purposes of this Rule 23(b)(2) Class Settlement Agreement, the following words and terms shall be defined to have the meanings set forth below, and all undefined words and phrases shall have their usual and customary meaning.
(a)“Action,” “this Action,” or “MDL 1720” means all actions that are consolidated for pretrial proceedings in In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation, No. 1:05-md-01720 (E.D.N.Y.), including without limitation Barry’s and the Actions listed in Appendix A hereto.
(b)“Applicable Domestic Credit Transactions” include all U.S. domestic Credit Card transactions (i.e., transactions on U.S.-issued Credit Cards that are acquired at merchant locations in the U.S., including, e.g., Consumer Credit, Small Business Credit, Large and Middle Market Corporate Credit) subject to the Visa Defendants’ or Mastercard Defendants’ “Honor All Cards” Rule, except that for the posted rate reductions and posted rate caps referenced in Paragraphs 34-35 and 66-67 below, “Applicable Domestic Credit Transactions” shall include only rates applicable to (i) Credit Card transactions issued in and acquired at merchant locations in the 50 states of the U.S. and the District of Columbia, and (ii) Credit Card transactions issued in and acquired at merchant locations in Puerto Rico. “Applicable Domestic Credit Transactions” shall not include transactions in any channel in which merchant acceptance of a Credit Card is exclusive. Transactions on any existing Credit Cards subject to a network’s “Honor All Cards” Rule are included in Applicable Domestic Credit Transactions regardless of any future change to their inclusion within that Rule. Transactions on any existing Credit Cards, or any new Credit Cards created in the future, that are not subject to a network’s “Honor All Cards” Rule, and for which merchant acceptance of such product or service is optional, are not Applicable Domestic Credit Transactions. By way of example, current optional Credit Card acceptance products or services include (i) Visa’s Commercial Choice Program, in which acceptance is optional and the merchant or supplier and cardholder or buyer must agree to the applicable interchange rate; (ii) Visa’s Installment Service, in which a merchant must choose to opt-in to participate in the service; (iii) Mastercard’s Buy Now Pay Later Installments Program, in which merchant acceptance is optional; (iv) Mastercard’s Variable Interchange Programs, in which merchant acceptance is optional; and (v) Mastercard’s IRD TK Commercial Interchange Program, which is Mastercard’s optional interchange rate designator program for commercial products associated with negotiated interchange rates that are agreed between issuers and acquiring processors or merchants.
(c)“Attorneys’ Fees and Expenses” means all attorneys’ fees and all costs and expenses, including any fees and costs for experts and consultants, and including any incentive or service awards to be paid to a Rule 23(b)(2) Class Plaintiff, that the Court awards to Rule 23(b)(2) Class Counsel or Rule 23(b)(2) Class Plaintiffs for work performed for the benefit of members of the Rule 23(b)(2) Class.
(d)“Bank Defendants” means Bank of America, N.A.; BA Merchant Services LLC (formerly known as National Processing, Inc.); Bank of America Corporation; Barclays Bank plc; Barclays Bank Delaware (formerly known as Juniper Bank); Barclays Financial Corp. (formerly known as Juniper Financial Corporation); Capital One Bank (USA), N.A.; Capital One, N.A. (as successor to Capital One F.S.B.); Capital One Financial Corporation; JPMorgan Chase Bank, N.A. (and as successor to Chase Bank USA, N.A. (and as successor to Chase Manhattan Bank USA, N.A.) and Washington Mutual Bank); Paymentech, LLC (as successor to Chase Paymentech Solutions, LLC); JPMorgan Chase & Co. (and as successor to Bank One Corporation and Bank One Delaware, N.A.); Citibank, N.A. (and as successor to Citibank (South

Dakota), N.A.); Citibank, N.A.; Citicorp LLC (as successor to Citicorp); and Wells Fargo & Company (and as successor to Wachovia Bank N.A.).
(e)“Barry’s” or “Barry’s Cut Rate Stores, Inc., et al. v. Visa, Inc., et al.” means Barry’s Cut Rate Stores, Inc., et al. v. Visa, Inc., et al., MDL No. 1720 Docket No. 05-md-01720 (E.D.N.Y.) (also now known as DDMB, Inc., et al. v. Visa, Inc., et al., MDL No. 1720 Docket No. 05-md-01720 (E.D.N.Y.)).
(f)“Case Website” means the website established for the purposes of this Action, which is described in Appendix C below.
(g)“Class Administrator” means Epiq Systems, Inc., which shall effectuate and administer the Notice Plan, and which firm is unrelated to and independent of the Rule 23(b)(2) Class Plaintiffs and the Defendants within the meaning of Treasury Regulations § 1.468B-1(d) and § 1.468B-3(c)(2)(A).
(h)“Class Objection Period” means the period in which an Objector must file any objections to this Rule 23(b)(2) Class Settlement Agreement, which period is specified in Paragraph 92(f)(ii) below.
(i)“Court” means the United States District Court for the Eastern District of New York.
(j)“Credit Card” means any card, plate, or other payment code, device, credential, account, or service, even where no physical card is issued and the code, device, credential, account, or service is used for only one transaction or multiple transactions — including, without limitation, a plastic card, a mobile telephone or other mobile communications device, a fob, a home assistant or other internet-connected device, or any other current or future code, device, credential, account, or service by which a person, business, or other entity can pay for goods or services — that is issued or approved for use through a payment network and that may be used to access a line of credit or otherwise defer payment of debt or incur debt and defer its payment, including cards commonly known as credit cards, charge cards, commercial credit cards, corporate credit cards, fleet cards, or purchasing cards.
(k)“Debit Card” means any card, plate, or other payment code, device, credential, account, or service, even where no physical card is issued and the code, device, credential, account, or service is used for only one transaction or multiple transactions — including, without limitation, a plastic card, a mobile telephone or other mobile communications device, a fob, a home assistant or other internet-connected device, or any other current or future code, device, credential, account, or service by which a person, business, or other entity can pay for goods or services — that is issued or approved for use through a payment network to debit an asset or deposit account, or that otherwise is not a Credit Card, regardless of whether authentication is based on signature, personal identification number (or PIN), or other means (or no means at all), and regardless of whether or not the issuer holds the account (such as decoupled debit), including cards commonly known as signature or offline debit cards, PIN or online debit cards, gift cards, or other prepaid cards.
(l)“Defendants” means the Visa Defendants, the Mastercard Defendants, and the Bank Defendants.
(m)“Effective Date” means the date on which this Rule 23(b)(2) Class Settlement Agreement becomes effective as provided in Paragraph 2 below.
(n)“Effective Interchange Rate” means all network-set default interchange fees (without regard to any network assessments or fees) assessed to acquirers in connection with Visa-Branded Credit Card or Mastercard-Branded Credit Card transactions authorized, cleared, and settled by the Visa Defendants or the Mastercard Defendants, respectively, including any individually-negotiated interchange reductions implemented as a result of an agreement between the network and a merchant, divided by the sales volume of the corresponding transactions. The “Effective Interchange Rate” is calculated net of returns and chargebacks. As to Visa-Branded Credit Card or Mastercard-Branded Credit Card transactions involving individually-negotiated interchange reductions or rebates implemented as a result of an agreement between an issuer and a merchant or its acquirer, the “Effective Interchange Rate” is calculated using the network-set default interchange fees corresponding to those transactions.
(o)“Independent Auditor” means the independent-third party auditor selected by the Rule 23(b)(2) Class Counsel to undertake the activities described in Paragraphs 33, 36-37, 65, and 68-69 below.
(p)“Independent Auditor Expenses” means any expenses that the Court awards for the Independent Auditor to undertake the activities described in Paragraphs 33, 36-37, 65, and 68-69 below.
(q)“Mastercard-Branded Card” means any Credit Card or Debit Card that bears or uses the name Mastercard, Maestro, Cirrus, or any other brand name or mark owned or licensed by a Mastercard Defendant, or that is issued under any such brand or mark.
(r)“Mastercard Defendants” or “Mastercard” means Mastercard International Incorporated and Mastercard Incorporated, and each of their respective subsidiaries, successors, purchasers, and assigns (including an acquirer of all or substantially all of their respective assets, stock, or other ownership interests).
(s)“Merchant Education Expenses” means any expenses that the Court awards for education of members of the Rule 23(b)(2) Class as provided in Paragraphs 40-43 and 72-75 below.
(t)“Merchant Fee” means any amount that reduces from the face amount of a transaction the funds that a merchant receives in the settlement of a Credit Card or Debit Card transaction, or is otherwise charged to or paid by a merchant, or any interchange fee, network fee or assessment, or acquirer, issuer, or processor fee, including Visa’s Fixed Acquirer Network Fee.
(u)“Notice Costs” means any expenses that the Court awards for providing notice of this Rule 23(b)(2) Class Settlement Agreement to the Rule 23(b)(2) Class.
(v)“Notice Plan” means the plan for providing notice of the Barry’s action and this Rule 23(b)(2) Class Settlement Agreement to members of the Rule 23(b)(2) Class, which is contained in Appendix C hereto.
(w)“Objector” means any person or entity with legal standing to object and that timely and properly submits a legally-cognizable objection to this Rule 23(b)(2) Class Settlement Agreement in the manner provided in Paragraph 99 below.
(x)“Paragraph” or “Paragraphs” means one or more paragraphs of this Rule 23(b)(2) Class Settlement Agreement.
(y)“Rule” means any rule, by-law, policy, standard, guideline, operating regulation, practice, procedure, activity, or course of conduct relating to any Visa-Branded Card or any Mastercard-Branded Card.
(z)“Rule 23(b)(2) Class Counsel” means Hilliard & Shadowen LLP, Grant & Eisenhofer P.A., Freed Kanner London & Millen LLP, and Nussbaum Law Group, P.C., which were appointed co-lead Rule 23(b)(2) Class Counsel in the Court’s Memorandum and Order filed in this Action on September 27, 2021.
(aa)“Rule 23(b)(2) Class Plaintiffs” means Boss Dental Care; Runcentral, LLC; CMP Consulting Serv., Inc.; Generic Depot 3, Inc. (doing business as Prescription Depot); and PureOne, LLC (doing business as Salon Pure).

(ab)“Rule 23(b)(2) Class Settlement Agreement” means this Class Settlement Agreement of the Rule 23(b)(2) Class Plaintiffs and the Defendants, including all of its Appendices.
(ac)“Rule 23(b)(2) Class Settlement Escrow Account” means the bank account established pursuant to the escrow agreement in Appendix B hereto, as provided in Paragraph 4 below.
(ad)“Rule 23(b)(2) Class Escrow Agent” means The Huntington National Bank, which shall maintain, administer, and make payments from the Rule 23(b)(2) Class Settlement Escrow Account as provided in this Rule 23(b)(2) Class Settlement Agreement and Appendix B, and which shall be unrelated to and independent of the Rule 23(b)(2) Class Plaintiffs and the Defendants within the meaning of Treasury Regulations § 1.468B-1(d) and § 1.468B-3(c)(2)(A).
(ae)“Rule 23(b)(2) Class” means the class certified by the Court’s order dated September 27, 2021 (ECF No. 8647), which consists of all persons, businesses, and other entities that accept Visa-Branded Cards and/or Mastercard-Branded Cards in the United States at any time during the period between December 18, 2020 and the date of entry of the Rule 23(b)(2) Class Settlement Order and Final Judgment, and from which no exclusions are permitted.
(af)“Rule 23(b)(2) Class Settlement Notice and Scheduling Order” means the Court’s order providing for Notice to the Rule 23(b)(2) Class and setting forth a schedule for an approval hearing on this Rule 23(b)(2) Class Settlement Agreement, which is described in Paragraph 92 below and is in substantially the form contained in Appendix E hereto.
(ag)“Rule 23(b)(2) Class Settlement Order and Final Judgment” means the Court’s order approving this Rule 23(b)(2) Class Settlement Agreement and the final judgment dismissing Barry’s with prejudice, which is described in Paragraph 93 below and is in substantially the form contained in Appendix F hereto.
(ah)“Rule 23(b)(2) Class Released Parties” means the persons, businesses, or other entities described in Paragraph 81 below.
(ai)“Rule 23(b)(2) Class Releasing Parties” means the persons, businesses, or other entities described in Paragraph 80 below.
(aj)“Rule 23(b)(2) Class Notices” means the website and publication notices concerning the Barry’s action and this Rule 23(b)(2) Class Settlement Agreement to be provided to members of the Rule 23(b)(2) Class, which are in substantially the form(s) contained in Appendix D hereto.
(ak)“Settlement Approval Date” means the business day after all of the following conditions have been satisfied: (i) notice of this Rule 23(b)(2) Class Settlement Agreement has been provided to the members of the Rule 23(b)(2) Class as provided in Paragraphs 95-99 below and ordered by the Court; and (ii) the Court has entered the Rule 23(b)(2) Class Settlement Order and Final Judgment without substantial modification from the form contained in the attached Appendix F, including without modification of the definition of the Rule 23(b)(2) Class (from which exclusions are not permitted), and including without any modification of the release and covenant not to sue provided by the Rule 23(b)(2) Class.
(al)“Settlement Final Date” means the business day after all of the following conditions have been satisfied: (i) all conditions for the Settlement Approval Date have been satisfied; (ii) the Court has entered the Rule 23(b)(2) Class Settlement Order and Final Judgment without substantial modification from the form contained in the attached Appendix F, including without modification of the definition of the Rule 23(b)(2) Class (from which exclusions are not permitted), and including without any modification of the release and covenant not to sue provided by the Rule 23(b)(2) Class; (iii) in the event that there is an appeal from the Court’s Rule 23(b)(2) Class Settlement Order and Final Judgment, it is affirmed without substantial modification, including without modification of the definition of the Rule 23(b)(2) Class (from which exclusions are not permitted), and including without modification of the release and covenant not to sue provided by the Rule 23(b)(2) Class; and (iv) the Rule 23(b)(2) Class Settlement Order and Final Judgment is no longer subject to further court review by rehearing, appeal, petition for certiorari, or otherwise. The Rule 23(b)(2) Class Settlement Order and Final Judgment shall be deemed to be no longer subject to further court review either (x) seventy-five days after the Rule 23(b)(2) Class Settlement Order and Final Judgment has been entered by the Court if no notice, motion, or other document is filed within that time seeking any rehearing, reconsideration, vacatur, review, appeal, or any other action regarding the Rule 23(b)(2) Class Settlement Order and Final Judgment or this Rule 23(b)(2) Class Settlement Agreement, or (y) if any such notice, motion, or document is filed, then ten business days after the date on which all appellate and/or other proceedings resulting from any such notices, motions, or documents have been finally terminated or resolved without modification of the Rule 23(b)(2) Class Settlement Order and Final Judgment or this Rule 23(b)(2) Class Settlement Agreement and in such a manner as to permit no further judicial action, challenge, modification, or review of the Rule 23(b)(2) Class Settlement Order and Final Judgment or this Rule 23(b)(2) Class Settlement Agreement.
(am)“United States” or “U.S.” means all the States, territories, and possessions of the United States, the District of Columbia, the Commonwealth of Puerto Rico, and any political subdivision of the foregoing.

(an)“Visa-Branded Card” means any Credit Card or Debit Card that bears or uses the name Visa, Plus, Interlink, or any other brand name or mark owned or licensed for use by a Visa Defendant, or that is issued under any such brand or mark.
(ao)“Visa Defendants” or “Visa” means Visa Inc., including Visa U.S.A. Inc. and Visa International (also known as Visa International Service Association), and each of their respective subsidiaries, successors, purchasers, and assigns (including an acquirer of all or substantially all of their respective assets, stock, or other ownership interests).
Effective Date
2.This Rule 23(b)(2) Class Settlement Agreement shall become effective on the business day on which all of the following conditions have been satisfied (the “Effective Date”):
(a)this Rule 23(b)(2) Class Settlement Agreement has been approved by the Board of Directors of each of the Visa Defendants and, in relevant part, by the requisite vote of the members of Visa U.S.A. Inc. entitled to vote thereon;
(b)this Rule 23(b)(2) Class Settlement Agreement has been approved by the Mastercard Defendants and, in relevant part, by the Bank Defendants in accordance with the agreement among themselves;
(c)the Rule 23(b)(2) Class Plaintiffs, Rule 23(b)(2) Class Counsel, the Visa Defendants, and the Mastercard Defendants have executed this Rule 23(b)(2) Class Settlement Agreement;
(d)the Rule 23(b)(2) Class Plaintiffs, Rule 23(b)(2) Class Counsel, the Visa Defendants, and the Mastercard Defendants have established the Rule 23(b)(2) Class Settlement Escrow Account; and
(e)the Court has entered the Rule 23(b)(2) Class Settlement Notice and Scheduling Order without material modification from the form of the attached Appendix E.

Rule 23(b)(2) Class
3.The Rule 23(b)(2) Class Plaintiffs and Defendants stipulate and agree that, in paragraph 49 of the Complaint in Barry’s, the definition of the Class is amended to be the same as the Rule 23(b)(2) Class, and that the Rule 23(b)(2) Class Plaintiffs will seek an Order from the Court approving this Rule 23(b)(2) Class Settlement Agreement, that so amends the Complaint.
Rule 23(b)(2) Class Settlement Escrow Account
4.Within seven business days after the execution of this Rule 23(b)(2) Class Settlement Agreement:
(a)The Rule 23(b)(2) Class Counsel, the Visa Defendants, and the Mastercard Defendants shall establish the Rule 23(b)(2) Class Settlement Escrow Account pursuant to the terms of the escrow agreement provided in Appendix B hereto. Funds in the Rule 23(b)(2) Class Settlement Escrow Account shall be invested solely as provided in Appendix B hereto. The Rule 23(b)(2) Class Plaintiffs and Defendants agree that the Rule 23(b)(2) Class Settlement Escrow Account is intended to be and shall be treated as a Qualified Settlement Fund within the meaning of Treasury Regulation § 1.468B-1 and any analogous local, state, and/or foreign statute, law, regulation, or rule. No signature or approval from the Visa Defendants or the Mastercard Defendants shall be required for disbursement from the Rule 23(b)(2) Class Settlement Escrow Account.
(b)Rule 23(b)(2) Class Counsel and the Rule 23(b)(2) Class Escrow Agent shall provide counsel for the Visa Defendants and the Mastercard Defendants with the wire payment information, ACH payment information, taxpayer identification number, and Form W-9 for the Rule 23(b)(2) Class Settlement Escrow Account. Rule 23(b)(2) Class Counsel also will provide promptly thereafter any additional information that counsel for the Visa Defendants, the

Mastercard Defendants, or the Bank Defendants may reasonably request in order to facilitate a wire or ACH transfer to the Rule 23(b)(2) Class Settlement Escrow Account.
5.Rule 23(b)(2) Class Counsel and Rule 23(b)(2) Class Plaintiffs hereby assign all rights to any Notice Costs, Attorneys’ Fees and Expenses, Independent Auditor Expenses, and Merchant Education Expenses to the Rule 23(b)(2) Class Settlement Escrow Account.
6.In no event shall any Defendant or any other Rule 23(b)(2) Class Released Party have any obligation, responsibility, or liability arising from or relating to the administration, maintenance, preservation, investment, use, allocation, adjustment, distribution, disbursement, or disposition of any funds in the Rule 23(b)(2) Class Settlement Escrow Account. Nor shall any Defendant or any other Rule 23(b)(2) Class Released Party have any right to any interest or investment returns accruing on the funds in the Rule 23(b)(2) Class Settlement Escrow Account, except as provided in Paragraph 104(a) below.
7.No payments from the Rule 23(b)(2) Class Settlement Escrow Account, or any other use of the Rule 23(b)(2) Class Settlement Escrow Account, shall be made without the prior approval of the Court. All taxes with respect to any sums in the Rule 23(b)(2) Class Settlement Escrow Account, the administrative costs of paying such taxes, and any other costs of establishing, maintaining, or administering the Rule 23(b)(2) Class Settlement Escrow Account shall be paid from the Rule 23(b)(2) Class Settlement Escrow Account by the Rule 23(b)(2) Class Escrow Agent subject to the approval of the Court.
Payments to the Rule 23(b)(2) Class Settlement Escrow Account
8.Within ten business days after the Court’s entry of the Rule 23(b)(2) Class Settlement Notice and Scheduling Order, for Notice Costs and related expenses of $5,300,000: (a) the Visa Defendants shall pay by wire transfer into the Rule 23(b)(2) Class Settlement Escrow Account, from the litigation escrow account established under the Visa Defendants’

Retrospective Responsibility Plan, two-thirds of $5,300,000 (i.e., $3,533,333); and (b) the Mastercard Defendants and the Rule 23(b)(2) Class Released Parties identified in Paragraphs 81(c) – (q) below shall pay by wire transfer into the Rule 23(b)(2) Class Settlement Escrow Account one-third of $5,300,000 (i.e., $1,766,667) in accordance with the agreement among themselves regarding their respective shares. No Defendant shall be responsible for payment of any additional Notice Costs even if they exceed $5,300,000. In the event that the Notice activities undertaken pursuant to this Rule 23(b)(2) Class Settlement Agreement do not exhaust the $5,300,000 allocated for those activities, at the end of the period covered by the release and covenant not to sue set forth in this Rule 23(b)(2) Class Settlement Agreement, the Rule 23(b)(2) Class Counsel will file a motion requesting the Court to issue an Order authorizing the cy pres distribution of the remaining funds. In no event shall any of the funds revert to the Defendants or any of the Rule 23(b)(2) Class Released Parties.
9.Within 20 business days after the Settlement Approval Date, for Merchant Education Expenses of $15,000,000: (a) the Visa Defendants shall pay by wire transfer into the Rule 23(b)(2) Class Settlement Escrow Account, from the litigation escrow account established under the Visa Defendants’ Retrospective Responsibility Plan, two-thirds of $15,000,000 (i.e., $10,000,000); and (b) the Mastercard Defendants and the Rule 23(b)(2) Class Released Parties identified in Paragraphs 81(c) – (q) below shall pay by wire transfer into the Rule 23(b)(2) Class Settlement Escrow Account one-third of $15,000,000 (i.e., $5,000,000) in accordance with the agreement among themselves regarding their respective shares. No Defendant shall be responsible for payment of any additional Merchant Education Expenses even if they exceed $15,000,000. In the event that the Merchant Education activities undertaken pursuant to this Rule 23(b)(2) Class Settlement Agreement do not exhaust the $15,000,000 allocated for those activities, at the end of the period covered by the release and covenant not to sue set forth in this

Rule 23(b)(2) Class Settlement Agreement, the Rule 23(b)(2) Class Counsel will file a motion requesting the Court to issue an Order authorizing the cy pres distribution of the remaining funds. In no event shall any of the funds revert to the Defendants or any of the Rule 23(b)(2) Class Released Parties.
10.Within 20 business days after the Settlement Approval Date, for Independent Auditor Expenses of $3,000,000: (a) the Visa Defendants shall pay by wire transfer into the Rule 23(b)(2) Class Settlement Escrow Account, from the litigation escrow account established under the Visa Defendants’ Retrospective Responsibility Plan, two-thirds of $3,000,000 (i.e., $2,000,000); and (b) the Mastercard Defendants and the Rule 23(b)(2) Class Released Parties identified in Paragraphs 81(c) – (q) below shall pay by wire transfer into the Rule 23(b)(2) Class Settlement Escrow Account one-third of $3,000,000 (i.e., $1,000,000) in accordance with the agreement among themselves regarding their respective shares. No Defendant shall be responsible for payment of any additional Independent Auditor Expenses even if they exceed $3,000,000. In the event that the Independent Auditor activities undertaken pursuant to this Rule 23(b)(2) Class Settlement Agreement do not exhaust the $3,000,000 allocated for those activities, at the end of the period covered by the release and covenant not to sue set forth in this Rule 23(b)(2) Class Settlement Agreement, the Rule 23(b)(2) Class Counsel will file a motion requesting the Court to issue an Order authorizing the cy pres distribution of the remaining funds. In no event shall any of the funds revert to the Defendants or any of the Rule 23(b)(2) Class Released Parties.
11.Within 20 business days after district court approval of an application for Attorneys’ Fees and Expenses, for Attorneys’ Fees and Expenses up to $170,000,000: (a) the Visa Defendants shall pay by wire transfer into the Rule 23(b)(2) Class Settlement Escrow Account, from the litigation escrow account established under the Visa Defendants’

Retrospective Responsibility Plan, two-thirds of the approved amount up to $170,000,000 (i.e., up to $113,333,333), and (b) the Mastercard Defendants and the Rule 23(b)(2) Class Released Parties identified in Paragraphs 81(c) – (q) below shall pay by wire transfer into the Rule 23(b)(2) Class Settlement Escrow Account one-third of the approved amount up to $170,000,000 (i.e., up to $56,666,667) in accordance with the agreement among themselves regarding their respective shares. Subject to district court approval and to Paragraph 104(a) below, Rule 23(b)(2) Counsel shall be entitled to receive the interest and investment returns on the funds deposited for payment of Attorneys’ Fees and Expenses. No Defendant shall be responsible to Rule 23(b)(2) Class Counsel or to Rule 23(b)(2) Class Plaintiffs for payment of any additional Attorneys’ Fees and Expenses even if they exceed $170,000,000.
12.Nothing in this Rule 23(b)(2) Class Settlement Agreement shall prevent the Rule 23(b)(2) Class Counsel from applying to the Court for permission to use any excess expense monies in the funds described in Paragraphs 8 or 10 above for the activities described in either of those Paragraphs.
13.The payments described in Paragraphs 8-11 above shall exhaust and fully satisfy any and all payment obligations under this Rule 23(b)(2) Class Settlement Agreement of the Defendants and any other Rule 23(b)(2) Class Released Parties, and shall extinguish entirely any further obligation, responsibility, or liability to pay any notice expenses, attorneys’ fees, litigation costs, costs of administration, taxes, settlement sums, or sums of any kind to the Rule 23(b)(2) Class Settlement Escrow Account, or to the Rule 23(b)(2) Class, or to any of their respective counsel, experts, advisors, agents, or representatives, all of whom shall look solely to the Rule 23(b)(2) Class Settlement Escrow Account for settlement and satisfaction of such claims.

14.Defendants that make a payment to the Rule 23(b)(2) Class Settlement Escrow Account will issue Form 1099-MISC documents in the form and to the extent required. Rule 23(b)(2) Class Plaintiffs reserve their rights to seek appropriate relief from the Court in the event the payments described in Paragraphs 8-11 above are not timely made, including but not limited to relief consisting of immediate payment, interest, and penalties.
Consideration Provided to Members of the Rule 23(b)(2) Class
15.Members of the Rule 23(b)(2) Class shall receive no money payments, but shall receive the consideration set forth below. That consideration shall commence on the respective dates set forth below and extend for five years after the commencement of the Average Effective Rate Limit. Nothing in this Rule 23(b)(2) Class Settlement Agreement shall impose any limitation upon any conduct of any Rule 23(b)(2) Class Released Party not expressly addressed below.
Consideration Provided by the Visa Defendants
16.All Visa Rules, by-laws, operating regulations, practices, policies, or procedures effecting its obligations in Paragraphs 18-39 below shall be enforced pursuant to Visa’s existing Rules and standards relating to compliance.
17.No later than sixty days after the Settlement Approval Date, and before any modifications of the Visa Defendants’ Rules necessary to effect Paragraphs 18-39 below become effective, the Visa Defendants shall (a) post on the Visa website a written notification that describes these modifications, (b) provide that written notification to all Visa issuers and acquirers in the United States, and (c) direct Visa acquirers in the United States to provide that written notification to all merchants with whom they have acquiring relationships. The Visa Defendants agree to provide Rule 23(b)(2) Class Counsel with an opportunity to offer comments on the language of that written notification.

Visa “No-Discounting” or “Non-Discrimination” Rules
18.The Visa Defendants shall continue to maintain their “no discounting” and “non-discrimination” Rules consistent with the terms of Section IV of the final judgment that the court entered on July 20, 2011 in United States v. American Express Co., et al., No. 10-CV-04496 (E.D.N.Y.), the text of which is attached as Appendix G (with the marked modifications described in Paragraph 19 below), and shall maintain at no cost in the United States, consistent with the terms of the final judgment, the Visa Product Eligibility Service described in the Declaration of Judson Reed filed on June 14, 2011 in that action.
19.Within 90 days after the Settlement Approval Date, the Visa Defendants shall modify their “no discounting” and “non-discrimination” Rules to clarify that discounting at the issuer level—i.e., providing discounts that vary by the issuing financial institution of the Visa-Branded Credit Card or Visa-Branded Debit Card—is permitted, consistent with the modifications to Section IV of the final judgment as shown in Appendix G.
20.Nothing in Paragraphs 18-19 shall prevent the Visa Defendants from maintaining or promulgating Rules against non-factual brand denigration, including specifically Visa Core Rule 1.3.3.
Visa “All-Outlets” Rules and Non-Acceptance Pilots
21.The Visa Defendants will continue to permit a merchant to decline acceptance of all “Visa POS Debit Devices” or all “Other Visa Products,” as defined pursuant to Visa’s settlement agreement in In re Visa Check/MasterMoney Antitrust Litigation, No. 96-CV-05238 (E.D.N.Y.), at all outlets that operate under the same trade name or banner in the United States, even if that merchant accepts all “Visa POS Debit Devices” or all “Other Visa Products” at outlets that operate under a different trade name or banner within or outside of the United States. The Visa Defendants will not promulgate or implement any Rule inconsistent with the terms of this Paragraph for the duration of the release and covenant not to sue set forth in this Rule 23(b)(2) Class Settlement Agreement. Nothing herein shall prevent the Visa Defendants from retaining or promulgating any Rules that require a merchant, (a) to the extent that the merchant accepts “Visa POS Debit Devices” at any of the merchant’s outlets operating under a given trade name or banner in the United States, to accept “Visa POS Debit Devices” at all outlets operating under that trade name or banner, or (b) to the extent that the merchant accepts “Other Visa Products” at any of the merchant’s outlets operating under a given trade name or banner in the United States, to accept “Other Visa Products” at all outlets operating under that trade name or banner. Nothing herein shall prohibit the Visa Defendants from (y) using volume-based pricing and pricing incentives, or (z) contracting with an individual merchant, including for more favorable pricing, based on its acceptance at all outlets in the United States; provided, however, that the Visa Defendants shall not require merchant acceptance at all outlets in connection with a volume-based incentive program made generally available to all merchants in the United States.
22.Within 90 days after the Settlement Approval Date, the Visa Defendants shall modify their Rules, and specifically Visa Core Rule 1.5.4.11 (Visa’s Uniform Services – Merchant Requirements), to clarify that merchants may engage in the acceptance practices as provided in Paragraph 21 above. The Visa Defendants shall also modify those Rules to permit a merchant to decline acceptance of all “Visa POS Debit Devices” or all “Other Visa Products,” as defined pursuant to Visa’s settlement agreement in In re Visa Check/MasterMoney Antitrust Litigation, No. 96-CV-05238 (E.D.N.Y.), at some but not all outlets that operate under the same trade name or banner in the United States, on a pilot basis, subject to the following:
(a)the non-acceptance pilot is limited to outlets within the same trade name or banner;

(b)the merchant does not engage in any such pilot for more than 120 days every 12 months, at no more than 20% of the merchant’s outlets within the same trade name or banner; and
(c)the merchant provides Visa and the merchant’s acquirer with no less than 30 days’ advance written notice that the merchant intends to engage in the pilot program, which notice shall identify the outlets at which non-acceptance would occur.
23.Within 90 days after the Settlement Approval Date, the Visa Defendants shall modify their Rules to clarify that merchants do not need to employ the same types of permissible steering (i.e., steering in a manner otherwise permitted by the Rules, as modified herein) in all of their outlets.
Visa “Honor All Wallets” Requirements
24.Within 90 days after the Settlement Approval Date, the Visa Defendants shall modify their “Honor All Cards” Rules to permit a merchant in the United States to accept some digital wallets at brick-and-mortar locations but decline others, subject to the following:
(a)any such non-acceptance must be of the digital wallet itself (i.e., regardless of the payment card brands within that digital wallet);
(b)any such non-acceptance cannot include a Visa-Branded Card provisioned in a digital wallet that is owned or operated by the Visa Defendants, if the acceptance characteristics of that transaction (as defined by applicable network rules, network fees, interchange rates, and transaction data) are the same as those of a non-digital wallet Visa-Branded Card transaction, provided, however, that the Visa Defendants will not require that the merchant accept any non-Visa-Branded Cards provisioned in the wallet; and

(c)the merchant provides Visa with no less than 30 days’ advance written notice that the merchant intends to decline certain digital wallets and identifies the digital wallets for which acceptance shall be declined.
25.The Visa Defendants agree to maintain the network system coding and technological upgrades required to implement Paragraph 24.
26.Within 90 days after the Settlement Approval Date, the Visa Defendants shall modify their “Honor All Cards” Rules to confirm that a merchant in the United States may enable some digital wallets for on-line transactions but not enable others; provided, however, that (i) any such non-acceptance must be of the digital wallet itself (i.e., regardless of the payment card brands within that digital wallet); and (ii) any such non-acceptance cannot include a Visa-Branded Card provisioned in a digital wallet that is owned or operated by the Visa Defendants, if the acceptance characteristics of that transaction (as defined by applicable network rules, network fees, interchange rates, and transaction data) are the same as those of a non-digital wallet Visa-Branded Card transaction, provided, however, that the Visa Defendants will not require that the merchant accept any non-Visa-Branded Cards provisioned in the wallet.
27.Rules of the Visa Defendants relating to permissible steering (i.e., steering in a manner otherwise permitted by the Rules, as modified herein) will apply to Visa-Branded Cards provisioned in digital wallets.
Visa “Surcharge” Rules
28.Within 90 days after the Settlement Approval Date, the Visa Defendants shall modify their “surcharge” rules to permit a merchant in the United States to surcharge Visa-Branded Credit Card transactions at either (but not both) the “Brand Level” or the “Product Level,” as defined below in this Paragraph and subject to the terms and conditions in this Paragraph. For the avoidance of doubt, a merchant in the United States may surcharge both

Visa-Branded Credit Card transactions and Mastercard-Branded Credit Card transactions; may surcharge Visa-Branded Credit Card transactions, but not Mastercard-Branded Credit Card transactions, or vice-versa, at either the “Brand Level” or the “Product Level,” as defined below; and may surcharge Visa-Branded Credit Card transactions at the “Brand Level,” as defined below, and surcharge Mastercard-Branded Credit Card transactions at the “Product Level,” as defined below, or vice-versa. Moreover, as noted below, a merchant’s right to surcharge Visa-Branded Credit Card transactions at up to 3%, under certain conditions, does not depend on whether the merchant also surcharges Mastercard-Branded Credit Card transactions.
(a)Brand Level Surcharging: A permitted Brand Level Surcharge is one in which:
(i)A merchant adds the same surcharge to all Visa Credit Card Transactions, regardless of the card’s issuer or product type, after accounting for any discounts or rebates offered by the merchant on Visa Credit Card Transactions at the point of sale;
(ii)The surcharge on each Visa Credit Card Transaction is no greater than:
(A)the lesser of 3% or the merchant’s Visa Credit Card Cost of Acceptance, if the merchant (i) actually surcharges all other Comparator Credit Card Brands that it accepts in at least the same amount or (ii) does not accept any Comparator Credit Card Brands; or
(B)1%.
(iii)The merchant does not engage in surcharging at the product level as described in Paragraph 28(b) below; and
(iv)The merchant complies with the merchant surcharging disclosure requirements set forth in Paragraph 28(c) below.
As used in this Paragraph 28(a):
•“After accounting for any discounts or rebates offered by the merchant at the point of sale” means that the amount of the surcharge for a Visa Credit Card is to include the amount of any discount or rebate that is applied to that card at the point of sale but that is not equally applied to all Visa Credit Card Transactions.
•“Comparator Credit Card Brand” includes any brand of Credit Card or electronic credit payment form of a nationally accepted payment network other than Visa or

Mastercard, specifically including without limitation American Express and Discover.
•“Visa Credit Card Cost of Acceptance” is the average effective interchange rate plus the average of all fees imposed by the network upon acquirers or merchants, expressed as a percentage of the transaction amount, applicable to Visa Credit Card Transactions at the merchant for the preceding one or twelve months, at the merchant’s option. If a merchant cannot determine its Visa Credit Card Cost of Acceptance, then the merchant may consider its Visa Credit Card Cost of Acceptance to be 3% for purposes of this Paragraph.
•“Visa Credit Card Transaction” is a transaction in which a Visa Credit Card is presented for payment and the transaction is subject to Visa’s Operating Regulations.
(b)Product Level Surcharging: A permitted Product Level Surcharge is one in which:
(i)A merchant adds the same surcharge to all Visa Credit Card Transactions of the same product type (e.g., Visa Classic Card, Visa Traditional Rewards Card, Visa Signature Card, Visa Infinite Card, Visa Commercial Card), regardless of the card’s issuer, after accounting for any discounts or rebates offered by the merchant at the point of sale;
(ii)The surcharge on each Visa Credit Card Transaction is no greater than:
(A)the lesser of 3% or the merchant’s Visa Credit Card Product Cost of Acceptance for that product, if the merchant (i) actually surcharges all Comparator Credit Card Products of the same product type that it accepts in at least the same amount or (ii) does not accept any Comparator Credit Card Brands; or
(B)1%.
(iii)The merchant does not engage in surcharging at the brand level as described in Paragraph 28(a) above; and
(iv)The merchant complies with the merchant surcharging disclosure requirements set forth in Paragraph 28(c) below.
As used in this Paragraph 28(b):
•“After accounting for any discounts or rebates offered by the merchant at the point of sale” means that the amount of the surcharge for Visa Credit Cards of the same product type is to include the amount of any discount or rebate that is applied to that product at the point of sale but that is not equally applied to all Visa Credit Card Transactions of the same product type.

•“Comparator Credit Card Product” includes any product within a brand of Credit Card or electronic credit payment form of a nationally accepted payment network other than Visa or Mastercard, specifically including without limitation American Express and Discover.
•“Visa Credit Card” is any Credit Card that bears or uses the name Visa or is branded or licensed by Visa.
•“Visa Credit Card Product Cost of Acceptance” is the average effective interchange rate plus the average of all fees imposed by the network upon acquirers or merchants, expressed as a percentage of the transaction amount, applicable to Visa Credit Card Transactions of a product type at the merchant for the preceding one or twelve months, at the merchant’s option. If a merchant cannot determine its Visa Credit Card Product Cost of Acceptance, including because the merchant cannot identify the specific Visa-Branded Card product and applicable interchange rate, using available electronic data with one swipe/dip/tap of the customer’s Credit Card, before authorizing the transaction at the point of sale, then the merchant may consider its Visa Credit Card Product Cost of Acceptance to be 3% for purposes of this Paragraph.
•“Visa Credit Card Transaction” is a transaction in which a Visa Credit Card is presented for payment and the transaction is subject to Visa’s Operating Regulations.
(c)Merchant Surcharging Disclosure Requirements: A merchant’s ability to apply either a Brand Level or Product Level Surcharge is conditioned on the merchant’s agreement to abide by the following disclosure requirements. A merchant must:
(i)Provide Visa and the merchant’s acquirer with no less than thirty days’ advance written notice that the merchant intends to impose surcharges, which notice shall identify whether the merchant intends to impose surcharges at the brand level or the product level.
(ii)Provide clear disclosure to the merchant’s customers of the merchant’s surcharging practices, at the point of interaction or sale with the customer, in a manner that does not disparage the brand, network, issuing bank, or the payment card product being used. By way of illustration and without limitation, disparagement does not include a merchant’s accurate statement in words or substance that the merchant prefers or requests that a cardholder pay with a Credit Card or Debit Card that has a lower cost of acceptance to the merchant than the payment card presented for payment by the cardholder. The information on the merchant’s surcharging practices at the point of interaction must include (A) the amount of any surcharge that the merchant imposes, and (B) a statement that the surcharge is being imposed by the merchant.

(iii)Provide clear disclosure of the dollar amount of the surcharge on the transaction receipt provided by the merchant to the customers.
(iv)For the avoidance of doubt, nothing in this Paragraph shall prevent a merchant from employing a dual pricing scheme in which the merchant discloses to customers a total price for a transaction using a Visa Credit Card and a separate total price for a transaction using cash.
(d)For the avoidance of doubt, nothing in this Rule 23(b)(2) Class Settlement Agreement, including this Paragraph, shall preclude the Visa Defendants from maintaining their prohibition of surcharging at the issuer level, i.e., adding surcharges that are not the same, after accounting for any discounts or rebates offered by a merchant at the point of sale, for all Visa Credit Cards or all Visa Credit Cards of a given product type, regardless of the issuing financial institution.
(e)The Visa Defendants shall modify any other rules as necessary to ensure that the changes set forth in this Paragraph above are also applicable to merchants located in all United States territories and possessions, and the Commonwealth of Puerto Rico.
(f)Nothing in this Rule 23(b)(2) Class Settlement Agreement shall prevent the Visa Defendants from contracting with merchants not to surcharge Visa-Branded Credit Cards or any product type of Visa-Branded Credit Card as long as the agreement (i) is for a fixed duration, (ii) is not subject to an evergreen clause, (iii) is individually negotiated with the merchant or merchants organized in accordance with the provisions of Paragraph 29 and is not a standard agreement or part of a standard agreement generally by the Visa Defendants, and (iv) is supported by independent consideration; provided, however, that nothing in this Rule 23(b)(2) Class Settlement Agreement shall affect any right of the Visa Defendants to limit or decline acceptance of Visa-Branded Cards by a payment aggregator or payment services provider with a proprietary acceptance mark that surcharges or discriminates against Visa; provided further that nothing in the immediately prior clause affects the rights of properly-formed Merchant Buying Groups, by whomever formed or sponsored, described in Paragraphs 29-32 below.
(g)The Visa Defendants shall not create default interchange rate structures that specifically target or penalize a specific merchant or have the effect of specifically targeting or penalizing a specific merchant with a higher default interchange rate relative to similarly situated merchants solely on the basis of such specific merchant compliantly surcharging under Visa’s Rules. This provision is not intended to prohibit the Visa Defendants from establishing default interchange rate structures, subject to the Posted Interchange Rate Caps in Paragraph 35 below, generally available to similarly situated merchants where such merchants are eligible for a lower default interchange rate when no cardholder fee is assessed (e.g., no surcharge or convenience fee). Examples of such existing programs are the Utility Program and the Small Merchant Program. This provision does not prohibit the Visa Defendants from engaging in standard compliance actions if any merchant is surcharging in a manner non-compliant with Visa’s Rules.
(i)By way of example, Merchant X and Merchant Y are similarly situated merchants. If Merchant X elects to surcharge Visa Credit Card Transactions and Merchant Y does not, the Visa Defendants could not create a default interchange structure or provision that specifically targets Merchant X with a higher credit interchange rate on the basis that Merchant X is surcharging. However, subject to the Posted Interchange Rate Caps described in Paragraph 35, the Visa Defendants could create a default interchange rate structure available to all merchants for the segment in which Merchant X and Merchant Y operate, with a higher default rate available (merchant choice to surcharge) and a lower default rate available with eligibility based on merchants not surcharging. In this case Merchant X and Merchant Y could either choose to surcharge and be assessed the higher interchange rate (subject to the Posted Interchange Rate Caps described in Paragraph 35) or not surcharge and be subject to the lower interchange rate.
Buying Groups
29.Within 90 days after the Settlement Approval Date, the Visa Defendants shall modify their Rules to the extent necessary to remove any restrictions contained therein on merchants’ rights to organize Merchant Buying Groups that comply with the requirements of the FTC’s and DOJ’s “Antitrust Guidelines for Collaborations Among Competitors” dated April 2000, and any subsequent editions of that guidance; any other competition guidelines and policy statements of the FTC or DOJ; and any other applicable legal standards. As used in this Paragraph, a “Merchant Buying Group” means two or more merchants, which conform to the Visa Defendants’ requirements of “Merchants” under their Rules and that accept Visa-Branded Cards, that form a group and incorporate as a not-for-profit corporation in any state in the United States for the purpose of negotiating with the Visa Defendants in conformance with this Rule 23(b)(2) Class Settlement Agreement, and that comply with the requirements of the FTC’s and DOJ’s “Antitrust Guidelines for Collaborations Among Competitors” dated April 2000, and any subsequent editions of that guidance; any other competition guidelines and policy statements of the FTC or DOJ; and any other applicable legal standards. The purpose of a Merchant Buying Group shall be to negotiate with the Visa Defendants on behalf of its member merchants on any proposal submitted in writing by the Merchant Buying Group to the Visa Defendants concerning interchange rates and rate categories; merchant rules; merchant fees; network practices and procedures; and any other aspect of the operation of the Visa Defendants that impacts merchants.
30.The Visa Defendants shall exercise their discretion and business judgment in good faith: (i) to consider each Merchant Buying Group proposal; (ii) to determine whether the proposal sets forth commercially reasonable benefits to merchants, consumers, the network, and all other stakeholders; and, if so, (iii) to conduct reasonable, bona fide negotiations with the Merchant Buying Group concerning the proposal.
31.In the event that any dispute arises with respect to Paragraphs 29-30, the parties will be subject to the jurisdiction of, and the dispute shall be resolved by, the Court presiding over this Action as part of the continuing jurisdiction of the Court over this Rule 23(b)(2) Class Settlement Agreement and the Rule 23(b)(2) Class.
32.In the event of such dispute, the party raising the dispute shall be limited to seeking declaratory relief and to no other form of relief. The declaratory relief available shall be limited to deciding whether: (i) the putative buying group is a properly organized, bona fide buying group that complies with all applicable legal standards; (ii) whether the Visa Defendants exercised their discretion and business judgment in good faith in determining whether the proposal set forth commercially reasonable benefits to merchants, consumers, the network, and all other stakeholders; and (iii) whether the Visa Defendants negotiated in good faith with the buying group. The parties, including all members of the Rule 23(b)(2) Class, waive all rights to appeal from any such determination of the Court. Upon resolution of the dispute by the Court, the losing party shall be responsible for all attorneys’ fees and expenses of the prevailing party, unless the Court determines that the circumstances make such award unjust.
Visa Default Interchange on Applicable Domestic Credit Transactions
33.Average Effective Rate Limit.
(a)Commencing the first April or October that is no earlier than April 2025 and no earlier than four months following the Settlement Approval Date, with the timing to coincide with the typical cycle for updates to the Visa Defendants’ Rules and interchange rates—i.e., the Visa Business Enhancement Release issued in April and October—the Visa Defendants will implement a system-wide volume-weighted average Effective Interchange Rate on Applicable Domestic Credit Transactions that is at least seven basis points lower than the combined system-wide volume-weighted average Effective Interchange Rate on Applicable Domestic Credit Transactions on both Visa-Branded Credit Cards and Mastercard-Branded Credit Cards (the “Average Effective Rate Limit”).
(b)The Average Effective Rate Limit will continue for five years after it commences and for the duration of the release and covenant not to sue set forth in this Rule 23(b)(2) Class Settlement Agreement.
(c)Nothing in this Rule 23(b)(2) Class Settlement Agreement shall at any time restrict or otherwise limit the ability of the Visa Defendants to:
(i)implement a system-wide volume-weighted average Effective Interchange Rate on Applicable Domestic Credit Transactions that is lower than the Average Effective Rate Limit;
(ii)negotiate custom Credit Card interchange rate agreements with any merchant at any rate level; except for exclusive acceptance transactions, transactions conducted pursuant to custom rate agreements are Applicable Domestic Credit Transactions and will be included in the calculation of whether the Average Effective Rate Limit has been met;
(iii)modify published interchange rates on Applicable Domestic Credit Transactions at any time provided that such modifications comply with the Average Effective Rate Limit, Posted Interchange Rate Reduction, and Posted Interchange Rate Cap referenced in this Paragraph and Paragraphs 34-35 below; and

(iv)introduce any new Credit Card product or service; if the product or service falls under the Visa Defendants’ “Honor All Cards” Rule, it will be included in the calculation of whether the Average Effective Rate Limit has been met.
(d)The Independent Auditor will calculate the Average Effective Rate Limit based upon the 12-month period ending March 31, 2024.
(e)No later than 90 days after the Court’s entry of the Rule 23(b)(2) Class Settlement Notice and Scheduling Order, the Visa Defendants will make available to the Independent Auditor, who will in turn make available to Rule 23(b)(2) Class Counsel and their experts, reasonably requested data used by the Visa Defendants in the ordinary course of business, which data the Independent Auditor will use to calculate the system-wide volume-weighted average Effective Interchange Rate on Applicable Domestic Credit Transactions on Visa-Branded Credit Cards for the 12-month period ending March 31, 2024. The Visa Defendants will make knowledgeable personnel available to the Independent Auditor and to Rule 23(b)(2) Class Counsel and their experts to understand (i) the Visa Defendants’ systems that maintain such data, (ii) the process by which the data was retrieved from such systems, including selection of the data fields, and (iii) in general, the nature, source, and scope of such data. The Visa Defendants will cooperate with reasonable requests of the Independent Auditor and of Rule 23(b)(2) Class Counsel and their experts for documents, data, and other information necessary to evaluate the Visa Defendants’ compliance with requirements of this Paragraph.
(f)No later than 120 days after the Court’s entry of the Rule 23(b)(2) Class Settlement Notice and Scheduling Order, the Independent Auditor will inform the Visa Defendants and the Rule 23(b)(2) Class Counsel of the Average Effective Rate Limit that the Independent Auditor has calculated, and will provide them with sufficient data and other information to evaluate and provide any comments on the underlying calculation. Following that evaluation, the Independent Auditor will (i) determine the Average Effective Rate Limit, and (ii) submit to the Court a summary of its findings and any other information that the Court may request. The Independent Auditor’s determination of the Average Effective Rate Limit is final and binding unless disapproved by the Court. Any confidential information that the Independent Auditor may provide to the Court shall be filed under seal consistent with the sealing provisions of the operative Protective Order(s) described in Paragraph 113. In no event shall Rule 23(b)(2) Class Counsel or their experts have any responsibility, financial obligation, or liability whatsoever, including any legal liability, for any actions, judgments, determinations, or any purported errors made by the Independent Auditor, including but not limited to the calculation of the system-wide volume-weighted average Effective Interchange Rate.
34.Posted Interchange Reduction of Four Basis Points. For a period of not less than three years from the commencement of the Average Effective Rate Limit, the Visa Defendants will reduce all posted interchange rates for Applicable Domestic Credit Transactions by a minimum of four basis points (“Posted Interchange Rate Reduction”). The Posted Interchange Rate Reduction will be implemented based on posted interchange rates effective as of December 31, 2023, which are attached as Appendix I. For any interchange rate expressed only as a fixed amount (e.g., $0.75 or $1.00 per transaction), the Visa Defendants will reduce the interchange rate by the equivalent of no less than four basis points, calculated based on the average ticket of transactions with that interchange rate for the 12 months ending March 31, 2024. Nothing in this Rule 23(b)(2) Class Settlement Agreement shall at any time restrict or otherwise limit the ability of the Visa Defendants to implement posted interchange rates that are lower than the Posted Interchange Rate Reduction.
35.Posted Interchange Rate Cap. Commencing with the Effective Date of this Rule 23(b)(2) Class Settlement Agreement and continuing for the duration of the release and covenant not to sue set forth in this Rule 23(b)(2) Class Settlement Agreement, the Visa Defendants will not increase any of their posted rates for Applicable Domestic Credit Transactions above Visa’s posted rates for Applicable Domestic Credit Transactions effective as of December 31, 2023, which are attached as Appendix I (“Posted Interchange Rate Cap”). Nothing in this Rule 23(b)(2) Class Settlement Agreement shall at any time restrict or otherwise limit the ability of the Visa Defendants to implement posted interchange rates that are lower than the Posted Interchange Rate Cap.
36.Independent Verification/Certification.
(a)No less than 90 days prior to the commencement of the Average Effective Rate Limit and Posted Interchange Rate Reduction, the Visa Defendants will provide to the Independent Auditor all of the following information:
(i)The new posted interchange rate schedules that will reflect, and will be used to implement, the Posted Interchange Rate Reduction.
(ii)Sufficient data to demonstrate how the Visa Defendants intend to satisfy the Average Effective Rate Limit for the first 12-month period, with such 12-month period commencing on the first day of the month after the Average Effective Rate Limit becomes effective under Paragraph 33(a). For purposes of clarity, if the Average Effective Rate Limit and Posted Interchange Rate Reduction commence on April 15, 2025, then the 12-month period referenced in this Paragraph is May 1, 2025 to April 30, 2026.
(iii)A list of merchants with transactions in any channel in which merchant acceptance of a credit product is exclusive such that the exclusive-acceptance transactions are excluded from the Average Effective Rate Limit, as well as verification that such exclusively-accepted transactions have been excluded from the system-wide volume-weighted average Effective Interchange Rate. Nothing in this Paragraph shall require the Visa Defendants to provide to the Independent Auditor the interchange rates or volume attributable to those merchants’ exclusive-acceptance transactions.
(b)Within 60 days following the expiration of the first 12-month period (with such period commencing on the first day of the month after the Average Effective Rate Limit becomes effective under Paragraph 33(a)), and on an annual basis thereafter, the Visa Defendants will provide to the Independent Auditor all of the following information:
(i)The system-wide volume-weighted average Effective Interchange Rate on Applicable Domestic Credit Transactions for the prior 12-month period.
(ii)A list of merchants with transactions in any channel in which merchant acceptance of a credit product is exclusive such that the exclusive-acceptance transactions are excluded from the Average Effective Rate Limit, as well as verification that such exclusively-accepted transactions have been excluded from the system-wide volume-weighted average Effective Interchange Rate. Nothing in this Paragraph shall require the Visa Defendants to provide to the Independent Auditor the interchange rates or volume attributable to those merchants’ exclusive-acceptance transactions.
(iii)Data sufficient to demonstrate compliance with the Interchange Adjustment Obligations below, as warranted.
(iv)A certification of compliance with the requirements of this section regarding the Average Effective Rate Limit provisions.
(c)Following the completion of each of its reviews, the Independent Auditor will submit to the Court a summary of its findings and any other information that the Court may request. The Independent Auditor’s findings as to the Visa Defendants’ compliance with the Average Effective Rate Limit provisions in this section are final and binding unless disapproved by the Court. Any confidential information that the Independent Auditor may provide to the Court shall be filed under seal consistent with the sealing provisions of the operative Protective Order(s) described in Paragraph 113.
37.Interchange Adjustment Obligation. In the event that the data submitted to the Independent Auditor show that the Visa Defendants’ system-wide volume-weighted average Effective Interchange Rate for a 12-month period exceeds the Average Effective Rate Limit, the Visa Defendants will retroactively rebalance sufficient transactions within 120 days to a lower interchange level such that the system-wide volume-weighted average Effective Interchange Rate comes into compliance with the Average Effective Rate Limit. The Visa Defendants will rebalance transactions on posted interchange rates on a weighted, pro-rata basis for merchants, with such transactions to be rebalanced at the acquirer level. The Independent Auditor will submit to the Court a summary of its findings regarding any necessary reconciliation and rebalancing, and any other information that the Court may request. Any confidential information that the Independent Auditor may provide to the Court shall be filed under seal consistent with the sealing provisions of the operative Protective Order(s) described in Paragraph 113.
38.Anti-Circumvention. The Visa Defendants have the right to continue setting default and custom interchange rates and network fees (i.e., fees other than interchange fees that the Visa Defendants assess to acquirers or issuers in connection with Visa-Branded Credit Card transactions, including the Visa Fixed Acquirer Network Fee), subject to the commitments in this Rule 23(b)(2) Class Settlement Agreement. The Visa Defendants will not circumvent or attempt to circumvent these commitments either directly or indirectly. In particular, but not limited to, the Visa Defendants will refrain from implementing practices that have the equivalent object or effect of interchange rates, including specifically but not limited to implementing programs whereby the Visa Defendants systematically transfer Visa network fees assessed to acquirers and pass the economics to issuers. The Visa Defendants also will refrain from actions that have the effect of artificially reducing the calculated average Effective Interchange Rate for Applicable Domestic Credit Transactions, for example, manipulating which credit products are or are not subject to the “Honor All Cards” Rule for the specific purpose of affecting the calculation of the average Effective Interchange Rate. Except for the anti-circumvention provisions stated herein, these provisions are not intended to limit or restrict the Visa Defendants’ ability to set issuer or acquirer fee programs, or negotiate custom fee incentives with any particular issuer, acquirer, or merchant, or sets of them. The Visa Defendants further agree that the merchant benefits received from the commitments in this Rule 23(b)(2) Class Settlement Agreement will not be defeated by the Visa Defendants increasing other network fees or Merchant Fees to restore the revenues that issuers lost from the interchange commitments herein. Notwithstanding this provision, the Rule 23(b)(2) Class Plaintiffs and Rule 23(b)(2) Class Counsel agree that the Visa Defendants need reasonably necessary flexibility in operating the Visa network to respond to market conditions in the ordinary course of business.
39.Posted Rate Transparency. The Visa Defendants will continue to publicly disclose the U.S. interchange rates applicable within each transaction category in each product category.
Merchant Education Program
40.Following the Settlement Approval Date, Rule 23(b)(2) Class Counsel will commence a Merchant Education Program, funded by the Merchant Education Expenses identified in Paragraph 9 above. The topics of Merchant Education will include, but are not limited to, advising merchants and their processors, acquirers, and payments consultants on:

(a)the proper interpretation and application of, and compliance with, all merchant Rules, including those modified by this Rule 23(b)(2) Class Settlement Agreement, and all changes from the historical merchant rules;
(b)the benefits of this Rule 23(b)(2) Class Settlement Agreement;
(c)the benefits of steering tools that merchants may use to reduce the costs of acceptance, including those modified by this Rule 23(b)(2) Class Settlement Agreement; and
(d)the benefits of and the methods for forming and joining Merchant Buying Groups as defined in this Rule 23(b)(2) Class Settlement Agreement.
41.Merchant Education shall not include any lobbying activities or any activities that disparage any brand, network, issuing bank, or payment card products. For further clarity, no Merchant Education Expenses shall be used directly or indirectly to fund any lobbying or trade association activities.
42.All materials and scripts prepared for Merchant Education will be reviewed and approved by Rule 23(b)(2) Class Counsel and, if needed, provided to counsel for the Visa Defendants for the purpose of ensuring the accuracy of all materials. The Visa Defendants agree that the Merchant Education materials may include information about permissible scenarios consistent with Appendix G.
43.The Visa Defendants shall make available at least one Visa employee knowledgeable with respect to the merchant Rules to be designated as the contact person for, and to provide reasonable assistance to, an administrator designated by Rule 23(b)(2) Class Counsel to answer questions about the Rules and other issues that might arise from the Merchant Education program.

Limitations on Consideration Provided by the Visa Defendants
44.The Visa Defendants shall not be required to continue or modify their by-laws, Rules, operating regulations, practices, policies, or procedures in any manner other than as provided in Paragraphs 18-39 above.
45.The Visa Defendants’ obligations under Paragraphs 18-39 shall extend only up to five years after the commencement of the Average Effective Rate Limit. After that date, the Visa Defendants shall have the discretion to continue to provide any consideration provided in Paragraphs 18-39 above, but the Visa Defendants’ obligation to provide any of that consideration under this Rule 23(b)(2) Class Settlement Agreement shall expire.
46.The Visa Defendants retain the right, but are in no way obligated, to further modify their by-laws, Rules, operating regulations, practices, policies, or procedures addressed in Paragraphs 18-39 in a manner that is more permissive of a merchant’s ability to engage in the point of sale practices described therein.
47.Nothing in the foregoing changes to the Visa Defendants’ Rules, by-laws, and/or operating regulations described in Paragraphs 18-39 above shall affect any obligation of any Defendant or any member of the Rule 23(b)(2) Class to comply with all applicable state or federal laws, including but not limited to state laws regarding surcharging of credit or debit card transactions, and federal and state laws regarding deceptive or misleading disclosures.
Consideration Provided by the Mastercard Defendants
48.All Mastercard Rules, by-laws, operating regulations, practices, policies, or procedures effecting its obligations in Paragraphs 50-71 below shall be enforced pursuant to Mastercard’s existing Rules and standards relating to compliance.
49.No later than sixty days after the Settlement Approval Date, and before any modifications of the Mastercard Defendants’ Rules necessary to effect Paragraphs 50-71 below become effective, the Mastercard Defendants shall (a) post on the Mastercard website a written notification that describes these modifications, (b) provide that written notification to all Mastercard issuers and acquirers in the United States, and (c) direct Mastercard acquirers in the United States to provide that written notification to all merchants with whom they have acquiring relationships. The Mastercard Defendants agree to provide Rule 23(b)(2) Class Counsel with an opportunity to offer comments on the language of that written notification.
Mastercard “No-Discounting” or “Non-Discrimination” Rules
50.The Mastercard Defendants shall continue to maintain their “no discounting” and “non-discrimination” Rules consistent with the terms of Section IV of the final judgment that the court entered on July 20, 2011 in United States v. American Express Co., et al., No. 10-CV-04496 (E.D.N.Y.), the text of which is attached as Appendix G (with the marked modifications described in Paragraph 51 below). By April 1, 2025, Mastercard will include an Interchange Structure Field (“ISF”) in the authorization messages sent to acquirers that identifies the interchange structure associated with a Mastercard-Branded Card, which would provide the acquirer and merchant with the same information as the Product Validation service that is described in the Declaration of Brad Tomcheck dated May 31, 2011 in that action.
51.Within 90 days after the Settlement Approval Date, the Mastercard Defendants shall modify their “no discounting” and “non-discrimination” Rules to clarify that discounting at the issuer level—i.e., providing discounts that vary by the issuing financial institution of the Mastercard-Branded Credit Card or Mastercard-Branded Debit Card—is permitted, consistent with the modifications to Section IV of the final judgment as shown in Appendix G.
52.Nothing in Paragraphs 50-51 shall prevent the Mastercard Defendants from maintaining or promulgating Rules against non-factual brand denigration, including specifically Mastercard Rule 4.1.1.

Mastercard “All-Outlets” Rules and Non-Acceptance Pilots
53.The Mastercard Defendants will continue to permit a merchant to decline acceptance of all “Mastercard POS Debit Devices” or all “Other Mastercard Products,” as defined pursuant to Mastercard’s settlement agreement in In re Visa Check/MasterMoney Antitrust Litigation, No. 96-CV-05238 (E.D.N.Y.), at all outlets that operate under the same trade name or banner in the United States, even if that merchant accepts all “Mastercard POS Debit Devices” or all “Other Mastercard Products” at outlets that operate under a different trade name or banner within or outside of the United States. The Mastercard Defendants will not promulgate or implement any Rule inconsistent with the terms of this Paragraph for the duration of the release and covenant not to sue set forth in this Rule 23(b)(2) Class Settlement Agreement. Nothing herein shall prevent the Mastercard Defendants from retaining or promulgating any Rules that require a merchant, (a) to the extent that the merchant accepts “Mastercard POS Debit Devices” at any of the merchant’s outlets operating under a given trade name or banner in the United States, to accept “Mastercard POS Debit Devices” at all outlets operating under that trade name or banner, or (b) to the extent that the merchant accepts “Other Mastercard Products” at any of the merchant’s outlets operating under a given trade name or banner in the United States, to accept “Other Mastercard Products” at all outlets operating under that trade name or banner. Nothing herein shall prohibit the Mastercard Defendants from (y) using volume-based pricing and pricing incentives, or (z) contracting with an individual merchant, including for more favorable pricing, based on its acceptance at all outlets in the United States; provided, however, that the Mastercard Defendants shall not require merchant acceptance at all outlets in connection with a volume-based incentive program made generally available to all merchants in the United States.

54.Within 90 days after the Settlement Approval Date, the Mastercard Defendants shall modify their Rules, and specifically Mastercard Rule 5.11 (Merchant Obligations for Acceptance), to clarify that merchants may engage in the acceptance practices as provided in Paragraph 53 above. The Mastercard Defendants shall also modify those Rules to permit a merchant to decline acceptance of all “Mastercard POS Debit Devices” or all “Other Mastercard Products,” as defined pursuant to Mastercard’s settlement agreement in In re Visa Check/MasterMoney Antitrust Litigation, No. 96-CV-05238 (E.D.N.Y.), at some but not all outlets that operate under the same trade name or banner in the United States, on a pilot basis, subject to the following:
(a)the non-acceptance pilot is limited to outlets within the same trade name or banner;
(b)the merchant does not engage in any such pilot for more than 120 days every 12 months, at no more than 20% of the merchant’s outlets within the same trade name or banner; and
(c)the merchant provides Mastercard and the merchant’s acquirer with no less than 30 days’ advance written notice that the merchant intends to engage in the pilot program, which notice shall identify the outlets at which non-acceptance would occur.
55.Within 90 days after the Settlement Approval Date, the Mastercard Defendants shall modify their Rules to clarify that merchants do not need to employ the same types of permissible steering (i.e., steering in a manner otherwise permitted by the Rules, as modified herein) in all of their outlets.

Mastercard “Honor All Wallets” Requirements
56.Within 90 days after the Settlement Approval Date, the Mastercard Defendants shall modify their “Honor All Cards” Rules to permit a merchant in the United States to accept some digital wallets at brick-and-mortar locations but decline others, subject to the following:
(a)any such non-acceptance must be of the digital wallet itself (i.e., regardless of the payment card brands within that digital wallet);
(b)any such non-acceptance cannot include a Mastercard-Branded Card provisioned in a digital wallet that is owned or operated by the Mastercard Defendants, if the acceptance characteristics of that transaction (as defined by applicable network rules, network fees, interchange rates, and transaction data) are the same as those of a non-digital wallet Mastercard-Branded Card transaction, provided, however, that the Mastercard Defendants will not require that the merchant accept any non-Mastercard-Branded Cards provisioned in the wallet; and
(c)the merchant provides Mastercard with no less than 30 days’ advance written notice that the merchant intends to decline certain digital wallets and identifies the digital wallets for which acceptance shall be declined.
57.The Mastercard Defendants have commenced the network system coding and technological upgrades required to implement Paragraph 56. Such upgrades involve the redigitalization of tokens to include a token requestor identifier tag (TRID) on all token profiles. This process will be completed by March 1, 2025.
58.Within 90 days after the Settlement Approval Date, the Mastercard Defendants shall modify their “Honor All Cards” Rules to confirm that a merchant in the United States may enable some digital wallets for on-line transactions but not enable others; provided, however, that (i) any such non-acceptance must be of the digital wallet itself (i.e., regardless of the payment card brands within that digital wallet); and (ii) any such non-acceptance cannot include a Mastercard-Branded Card provisioned in a digital wallet that is owned or operated by the Mastercard Defendants, if the acceptance characteristics of that transaction (as defined by applicable network rules, network fees, interchange rates, and transaction data) are the same as those of a non-digital wallet Mastercard-Branded Card transaction, provided, however, that the Mastercard Defendants will not require that the merchant accept any non-Mastercard-Branded Cards provisioned in the wallet.
59.Rules of the Mastercard Defendants relating to permissible steering (i.e., steering in a manner otherwise permitted by the Rules, as modified herein) will apply to Mastercard-Branded Cards provisioned in digital wallets.
Mastercard “Surcharge” Rules
60.Within 90 days after the Settlement Approval Date, the Mastercard Defendants shall modify their “surcharge” rules to permit a merchant in the United States to surcharge Mastercard-Branded Credit Card transactions at either (but not both) the “Brand Level” or the “Product Level,” as defined below in this Paragraph and subject to the terms and conditions in this Paragraph. For the avoidance of doubt, a merchant in the United States may surcharge both Mastercard-Branded Credit Card transactions and Visa-Branded Credit Card transactions; may surcharge Mastercard-Branded Credit Card transactions, but not Visa-Branded Credit Card transactions, or vice-versa, at either the “Brand Level” or the “Product Level,” as defined below; and may surcharge Mastercard-Branded Credit Card transactions at the “Brand Level,” as defined below, and surcharge Visa-Branded Credit Card transactions at the “Product Level,” as defined below, or vice-versa. Moreover, as noted below, a merchant’s right to surcharge Mastercard-Branded Credit Card transactions at up to 3%, under certain conditions, does not depend on whether the merchant also surcharges Visa-Branded Credit Card transactions.

(a)Brand Level Surcharging: A permitted Brand Level Surcharge is one in which:
(i)A merchant adds the same surcharge to all Mastercard Credit Card Transactions, regardless of the card’s issuer or product type, after accounting for any discounts or rebates offered by the merchant on Mastercard Credit Card Transactions at the point of sale;
(ii)The surcharge on each Mastercard Credit Card Transaction is no greater than:
(A)the lesser of 3% or the merchant’s Mastercard Credit Card Cost of Acceptance, if the merchant (i) actually surcharges all other Comparator Credit Card Brands that it accepts in at least the same amount or (ii) does not accept any Comparator Credit Card Brands; or
(B)1%.
(iii)The merchant does not engage in surcharging at the product level as described in Paragraph 60(b) below; and
(iv)The merchant complies with the merchant surcharging disclosure requirements set forth in Paragraph 60(c) below.
As used in this Paragraph 60(a):
•“After accounting for any discounts or rebates offered by the merchant at the point of sale” means that the amount of the surcharge for a Mastercard Credit Card is to include the amount of any discount or rebate that is applied to that card at the point of sale but that is not equally applied to all Mastercard Credit Card Transactions.
•“Comparator Credit Card Brand” includes any brand of Credit Card or electronic credit payment form of a nationally accepted payment network other than Mastercard or Visa, specifically including without limitation American Express and Discover.
•“Mastercard Credit Card Cost of Acceptance” is the average effective interchange rate plus the average of all fees imposed by the network upon acquirers or merchants, expressed as a percentage of the transaction amount, applicable to Mastercard Credit Card Transactions at the merchant for the preceding one or twelve months, at the merchant’s option. If a merchant cannot determine its Mastercard Credit Card Cost of Acceptance, then the merchant may consider its Mastercard Credit Card Cost of Acceptance to be 3% for purposes of this Paragraph.
•“Mastercard Credit Card Transaction” is a transaction in which a Mastercard Credit Card is presented for payment and the transaction is subject to Mastercard’s Operating Regulations.

(b)Product Level Surcharging: A permitted Product Level Surcharge is one in which:
(i)A merchant adds the same surcharge to all Mastercard Credit Card Transactions of the same product type (e.g., Mastercard Standard, Mastercard World, Mastercard World Elite, Mastercard Business World Elite), regardless of the card’s issuer, after accounting for any discounts or rebates offered by the merchant at the point of sale;
(ii)The surcharge on each Mastercard Credit Card Transaction is no greater than:
(A)the lesser of 3% or the merchant’s Mastercard Credit Card Product Cost of Acceptance for that product, if the merchant (i) actually surcharges all Comparator Credit Card Products of the same product type that it accepts in at least the same amount or (ii) does not accept any Comparator Credit Card Brands; or
(B)1%.
(iii)The merchant does not engage in surcharging at the brand level as described in Paragraph 60(a) above; and
(iv)The merchant complies with the merchant surcharging disclosure requirements set forth in Paragraph 60(c) below.
As used in this Paragraph 60(b):
•“After accounting for any discounts or rebates offered by the merchant at the point of sale” means that the amount of the surcharge for Mastercard Credit Cards of the same product type is to include the amount of any discount or rebate that is applied to that product at the point of sale but that is not equally applied to all Mastercard Credit Card Transactions of the same product type.
•“Comparator Credit Card Product” includes any product within a brand of Credit Card or electronic credit payment form of a nationally accepted payment network other than Mastercard or Visa, specifically including without limitation American Express and Discover.
•“Mastercard Credit Card” is any Credit Card that bears or uses the name Mastercard or is branded or licensed by Mastercard.
•“Mastercard Credit Card Product Cost of Acceptance” is the average effective interchange rate plus the average of all fees imposed by the network upon acquirers or merchants, expressed as a percentage of the transaction amount, applicable to Mastercard Credit Card Transactions of a product type at the merchant for the preceding one or twelve months, at the merchant’s option. If a merchant cannot determine its Mastercard Credit Card Product Cost of Acceptance, including because the merchant cannot identify the specific

Mastercard-Branded Card product and applicable interchange rate, using available electronic data with one swipe/dip/tap of the customer’s Credit Card, before authorizing the transaction at the point of sale, then the merchant may consider its Mastercard Credit Card Product Cost of Acceptance to be 3% for purposes of this Paragraph.
•“Mastercard Credit Card Transaction” is a transaction in which a Mastercard Credit Card is presented for payment and the transaction is subject to Mastercard’s Operating Regulations.
(c)Merchant Surcharging Disclosure Requirements: A merchant’s ability to apply either a Brand Level or Product Level Surcharge is conditioned on the merchant’s agreement to abide by the following disclosure requirements. A merchant must:
(i)Provide Mastercard and the merchant’s acquirer with no less than thirty days’ advance written notice that the merchant intends to impose surcharges, which notice shall identify whether the merchant intends to impose surcharges at the brand level or the product level.
(ii)Provide clear disclosure to the merchant’s customers of the merchant’s surcharging practices, at the point of interaction or sale with the customer, in a manner that does not disparage the brand, network, issuing bank, or the payment card product being used. By way of illustration and without limitation, disparagement does not include a merchant’s accurate statement in words or substance that the merchant prefers or requests that a cardholder pay with a Credit Card or Debit Card that has a lower cost of acceptance to the merchant than the payment card presented for payment by the cardholder. The information on the merchant’s surcharging practices at the point of interaction must include (A) the amount of any surcharge that the merchant imposes, and (B) a statement that the surcharge is being imposed by the merchant.
(iii)Provide clear disclosure of the dollar amount of the surcharge on the transaction receipt provided by the merchant to the customers.
(iv)For the avoidance of doubt, nothing in this Paragraph shall prevent a merchant from employing a dual pricing scheme in which the merchant discloses to customers a total price for a transaction using a Mastercard Credit Card and a separate total price for a transaction using cash.
(d)For the avoidance of doubt, nothing in this Rule 23(b)(2) Class Settlement Agreement, including this Paragraph, shall preclude the Mastercard Defendants from maintaining their prohibition of surcharging at the issuer level, i.e., adding surcharges that are not the same, after accounting for any discounts or rebates offered by a merchant at the point of sale, for all Mastercard Credit Cards or all Mastercard Credit Cards of a given product type, regardless of the issuing financial institution.
(d)The Mastercard Defendants shall modify any other rules as necessary to ensure that the changes set forth in this Paragraph above are also applicable to merchants located in all United States territories and possessions, and the Commonwealth of Puerto Rico.
(e)Nothing in this Rule 23(b)(2) Class Settlement Agreement shall prevent the Mastercard Defendants from contracting with merchants not to surcharge Mastercard-Branded Credit Cards or any product type of Mastercard-Branded Credit Card as long as the agreement (i) is for a fixed duration, (ii) is not subject to an evergreen clause, (iii) is individually negotiated with the merchant or merchants organized in accordance with the provisions of Paragraph 61 and is not a standard agreement or part of a standard agreement generally by the Mastercard Defendants, and (iv) is supported by independent consideration; provided, however, that nothing in this Rule 23(b)(2) Class Settlement Agreement shall affect any right of the Mastercard Defendants to limit or decline acceptance of Mastercard-Branded Cards by a payment aggregator or payment services provider with a proprietary acceptance mark that surcharges or discriminates against Mastercard; provided further that nothing in the immediately prior clause affects the rights of properly-formed Merchant Buying Groups, by whomever formed or sponsored, described in Paragraphs 61-64 below.
(f)The Mastercard Defendants shall not create default interchange rate structures that specifically target or penalize a specific merchant or have the effect of specifically targeting or penalizing a specific merchant with a higher default interchange rate relative to similarly situated merchants solely on the basis of such specific merchant compliantly surcharging under Mastercard’s Rules. This provision is not intended to prohibit the Mastercard Defendants from establishing default interchange rate structures, subject to the Posted

Interchange Rate Caps in Paragraph 67 below, generally available to similarly situated merchants where such merchants are eligible for a lower default interchange rate when no cardholder fee is assessed (e.g., no surcharge or convenience fee). This provision does not prohibit the Mastercard Defendants from engaging in standard compliance actions if any merchant is surcharging in a manner non-compliant with Mastercard’s Rules.
(i)By way of example, Merchant X and Merchant Y are similarly situated merchants. If Merchant X elects to surcharge Mastercard Credit Card Transactions and Merchant Y does not, the Mastercard Defendants could not create a default interchange structure or provision that specifically targets Merchant X with a higher credit interchange rate on the basis that Merchant X is surcharging. However, subject to the Posted Interchange Rate Caps described in Paragraph 67, the Mastercard Defendants could create a default interchange rate structure available to all merchants for the segment in which Merchant X and Merchant Y operate, with a higher default rate available (merchant choice to surcharge) and a lower default rate available with eligibility based on merchants not surcharging. In this case Merchant X and Merchant Y could either choose to surcharge and be assessed the higher interchange rate (subject to the Posted Interchange Rate Caps described in Paragraph 67) or not surcharge and be subject to the lower interchange rate.
Buying Groups
61.Within 90 days after the Settlement Approval Date, the Mastercard Defendants shall modify their Rules to the extent necessary to remove any restrictions contained therein on merchants’ rights to organize Merchant Buying Groups that comply with the requirements of the FTC’s and DOJ’s “Antitrust Guidelines for Collaborations Among Competitors” dated April 2000, and any subsequent editions of that guidance; any other competition guidelines and policy statements of the FTC or DOJ; and any other applicable legal standards. As used in this Paragraph, a “Merchant Buying Group” means two or more merchants, which conform to the Mastercard Defendants’ requirements of “Merchants” under their Rules and that accept Mastercard-Branded Cards, that form a group and incorporate as a not-for-profit corporation in any state in the United States for the purpose of negotiating with the Mastercard Defendants in conformance with this Rule 23(b)(2) Class Settlement Agreement, and that comply with the requirements of the FTC’s and DOJ’s “Antitrust Guidelines for Collaborations Among Competitors” dated April 2000, and any subsequent editions of that guidance; any other competition guidelines and policy statements of the FTC or DOJ; and any other applicable legal standards. The purpose of a Merchant Buying Group shall be to negotiate with the Mastercard Defendants on behalf of its member merchants on any proposal submitted in writing by the Merchant Buying Group to the Mastercard Defendants concerning interchange rates and rate categories; merchant rules; merchant fees; network practices and procedures; and any other aspect of the operation of the Mastercard Defendants that impacts merchants.
62.The Mastercard Defendants shall exercise their discretion and business judgment in good faith: (i) to consider each Merchant Buying Group proposal; (ii) to determine whether the proposal sets forth commercially reasonable benefits to merchants, consumers, the network, and all other stakeholders; and, if so, (iii) to conduct reasonable, bona fide negotiations with the Merchant Buying Group concerning the proposal.
63.In the event that any dispute arises with respect to Paragraphs 61-62, the parties will be subject to the jurisdiction of, and the dispute shall be resolved by, the Court presiding over this Action as part of the continuing jurisdiction of the Court over this Rule 23(b)(2) Class Settlement Agreement and the Rule 23(b)(2) Class.

64.In the event of such dispute, the party raising the dispute shall be limited to seeking declaratory relief and to no other form of relief. The declaratory relief available shall be limited to deciding whether: (i) the putative buying group is a properly organized, bona fide buying group that complies with all applicable legal standards; (ii) whether the Mastercard Defendants exercised their discretion and business judgment in good faith in determining whether the proposal set forth commercially reasonable benefits to merchants, consumers, the network, and all other stakeholders; and (iii) whether the Mastercard Defendants negotiated in good faith with the buying group. The parties, including all members of the Rule 23(b)(2) Class, waive all rights to appeal from any such determination of the Court. Upon resolution of the dispute by the Court, the losing party shall be responsible for all attorneys’ fees and expenses of the prevailing party, unless the Court determines that the circumstances make such award unjust.
Mastercard Default Interchange on Applicable Domestic Credit Transactions
65.Average Effective Rate Limit.
(a)Commencing the first April or October that is no earlier than April 2025 and no earlier than four months following the Settlement Approval Date, with the timing to coincide with the typical cycle for updates to the Mastercard Defendants’ Rules and interchange rates—i.e., the Mastercard U.S. Region Interchange Programs and Rates issued in April and October—the Mastercard Defendants will implement a system-wide volume-weighted average Effective Interchange Rate on Applicable Domestic Credit Transactions that is at least seven basis points lower than the combined system-wide volume-weighted average Effective Interchange Rate on Applicable Domestic Credit Transactions on both Visa-Branded Credit Cards and Mastercard-Branded Credit Cards (the “Average Effective Rate Limit”).

(b)The Average Effective Rate Limit will continue for five years after it commences and for the duration of the release and covenant not to sue set forth in this Rule 23(b)(2) Class Settlement Agreement.
(c)Nothing in this Rule 23(b)(2) Class Settlement Agreement shall at any time restrict or otherwise limit the ability of the Mastercard Defendants to:
(i)implement a system-wide volume-weighted average Effective Interchange Rate on Applicable Domestic Credit Transactions that is lower than the Average Effective Rate Limit;
(ii)negotiate custom Credit Card interchange rate agreements with any merchant at any rate level; except for exclusive acceptance transactions, transactions conducted pursuant to custom rate agreements are Applicable Domestic Credit Transactions and will be included in the calculation of whether the Average Effective Rate Limit has been met;
(iii)modify published interchange rates on Applicable Domestic Credit Transactions at any time provided that such modifications comply with the Average Effective Rate Limit, Posted Interchange Rate Reduction, and Posted Interchange Rate Cap referenced in this Paragraph and Paragraphs 66-67 below; and
(iv)introduce any new Credit Card product or service; if the product or service falls under the Mastercard Defendants’ “Honor All Cards” Rule, it will be included in the calculation of whether the Average Effective Rate Limit has been met.
(d)The Independent Auditor will calculate the Average Effective Rate Limit based upon the 12-month period ending March 31, 2024.
(e)No later than 90 days after the Court’s entry of the Rule 23(b)(2) Class Settlement Notice and Scheduling Order, the Mastercard Defendants will make available to the

Independent Auditor, who will in turn make available to Rule 23(b)(2) Class Counsel and their experts, reasonably requested data used by the Mastercard Defendants in the ordinary course of business, which data the Independent Auditor will use to calculate the system-wide volume-weighted average Effective Interchange Rate on Applicable Domestic Credit Transactions on Mastercard-Branded Credit Cards for the 12-month period ending March 31, 2024. The Mastercard Defendants will make knowledgeable personnel available to the Independent Auditor and to Rule 23(b)(2) Class Counsel and their experts to understand (i) the Mastercard Defendants’ systems that maintain such data, (ii) the process by which the data was retrieved from such systems, including selection of the data fields, and (iii) in general, the nature, source, and scope of such data. The Mastercard Defendants will cooperate with reasonable requests of the Independent Auditor and of Rule 23(b)(2) Class Counsel and their experts for documents, data, and other information necessary to evaluate the Mastercard Defendants’ compliance with requirements of this Paragraph.
(f)No later than 120 days after the Court’s entry of the Rule 23(b)(2) Class Settlement Notice and Scheduling Order, the Independent Auditor will inform the Mastercard Defendants and the Rule 23(b)(2) Class Counsel of the Average Effective Rate Limit that the Independent Auditor has calculated, and will provide them with sufficient data and other information to evaluate and provide any comments on the underlying calculation. Following that evaluation, the Independent Auditor will (i) determine the Average Effective Rate Limit, and (ii) submit to the Court a summary of its findings and any other information that the Court may request. The Independent Auditor’s determination of the Average Effective Rate Limit is final and binding unless disapproved by the Court. Any confidential information that the Independent Auditor may provide to the Court shall be filed under seal consistent with the sealing provisions of the operative Protective Order(s) described in Paragraph 113. In no event shall Rule 23(b)(2)

Class Counsel or their experts have any responsibility, financial obligation, or liability whatsoever, including any legal liability, for any actions, judgments, determinations, or any purported errors made by the Independent Auditor, including but not limited to the calculation of the system-wide volume-weighted average Effective Interchange Rate.
66.Posted Interchange Reduction of Four Basis Points. For a period of not less than three years from the commencement of the Average Effective Rate Limit, the Mastercard Defendants will reduce all posted interchange rates for Applicable Domestic Credit Transactions by a minimum of four basis points (“Posted Interchange Rate Reduction”). The Posted Interchange Rate Reduction will be implemented based on posted interchange rates effective as of December 31, 2023, which are attached as Appendix J. For any interchange rate expressed only as a fixed amount (e.g., $0.75 or $1.00 per transaction), the Mastercard Defendants will reduce the interchange rate by the equivalent of no less than four basis points, calculated based on the average ticket of transactions with that interchange rate for the 12 months ending March 31, 2024. Nothing in this Rule 23(b)(2) Class Settlement Agreement shall at any time restrict or otherwise limit the ability of the Mastercard Defendants to implement posted interchange rates that are lower than the Posted Interchange Rate Reduction.
67.Posted Interchange Rate Cap. Commencing with the Effective Date of this Rule 23(b)(2) Class Settlement Agreement and continuing for the duration of the release and covenant not to sue set forth in this Rule 23(b)(2) Class Settlement Agreement, the Mastercard Defendants will not increase any of their posted rates for Applicable Domestic Credit Transactions above Mastercard’s posted rates for Applicable Domestic Credit Transactions effective as of December 31, 2023, which are attached as Appendix J (“Posted Interchange Rate Cap”). Nothing in this Rule 23(b)(2) Class Settlement Agreement shall at any time restrict or otherwise limit the ability of the Mastercard Defendants to implement posted interchange rates that are lower than the Posted Interchange Rate Cap.
68.Independent Verification/Certification.
(a)No less than 90 days prior to the commencement of the Average Effective Rate Limit and Posted Interchange Rate Reduction, the Mastercard Defendants will provide to the Independent Auditor all of the following information:
(i)The new posted interchange rate schedules that will reflect, and will be used to implement, the Posted Interchange Rate Reduction.
(ii)Sufficient data to demonstrate how the Mastercard Defendants intend to satisfy the Average Effective Rate Limit for the first 12-month period, with such 12-month period commencing on the first day of the month after the Average Effective Rate Limit becomes effective under Paragraph 65(a). For purposes of clarity, if the Average Effective Rate Limit and Posted Interchange Rate Reduction commence on April 15, 2025, then the 12-month period referenced in this Paragraph is May 1, 2025 to April 30, 2026.
(iii)A list of merchants with transactions in any channel in which merchant acceptance of a credit product is exclusive such that the exclusive-acceptance transactions are excluded from the Average Effective Rate Limit, as well as verification that such exclusively-accepted transactions have been excluded from the system-wide volume-weighted average Effective Interchange Rate. Nothing in this Paragraph shall require the Mastercard Defendants to provide to the Independent Auditor the interchange rates or volume attributable to those merchants’ exclusive-acceptance transactions.
(b)Within 60 days following the expiration of the first 12-month period (with such period commencing on the first day of the month after the Average Effective Rate Limit becomes effective under Paragraph 65(a)), and on an annual basis thereafter, the Mastercard Defendants will provide to the Independent Auditor all of the following information:
(i)The system-wide volume-weighted average Effective Interchange Rate on Applicable Domestic Credit Transactions for the prior 12-month period.
(ii)A list of merchants with transactions in any channel in which merchant acceptance of a credit product is exclusive such that the exclusive-acceptance transactions are excluded from the Average Effective Rate Limit, as well as verification that such exclusively-accepted transactions have been excluded from the system-wide volume-weighted average Effective Interchange Rate. Nothing in this Paragraph shall require the Mastercard Defendants to provide to the Independent Auditor the interchange rates or volume attributable to those merchants’ exclusive-acceptance transactions.
(iii)Data sufficient to demonstrate compliance with the Interchange Adjustment Obligations below, as warranted.
(iv)A certification of compliance with the requirements of this section regarding the Average Effective Rate Limit provisions.
(c)Following the completion of each of its reviews, the Independent Auditor will submit to the Court a summary of its findings and any other information that the Court may request. The Independent Auditor’s findings as to the Mastercard Defendants’ compliance with the Average Effective Rate Limit provisions in this section are final and binding unless disapproved by the Court. Any confidential information that the Independent Auditor may provide to the Court shall be filed under seal consistent with the sealing provisions of the operative Protective Order(s) described in Paragraph 113.
69.Interchange Adjustment Obligation. In the event that the data submitted to the Independent Auditor show that the Mastercard Defendants’ system-wide volume-weighted average Effective Interchange Rate for a 12-month period exceeds the Average Effective Rate Limit, the Mastercard Defendants will retroactively rebalance sufficient transactions within 120 days to a lower interchange level such that the system-wide volume-weighted average Effective Interchange Rate comes into compliance with the Average Effective Rate Limit. The Mastercard Defendants will rebalance transactions on posted interchange rates on a weighted, pro-rata basis for merchants, with such transactions to be rebalanced at the acquirer level. The Independent Auditor will submit to the Court a summary of its findings regarding any necessary reconciliation and rebalancing, and any other information that the Court may request. Any confidential information that the Independent Auditor may provide to the Court shall be filed under seal consistent with the sealing provisions of the operative Protective Order(s) described in Paragraph 113.
70.Anti-Circumvention. The Mastercard Defendants have the right to continue setting default and custom interchange rates and network fees (i.e., fees other than interchange fees that the Mastercard Defendants assess to acquirers or issuers in connection with Mastercard-Branded Credit Card transactions, including any merchant location fee), subject to the commitments in this Rule 23(b)(2) Class Settlement Agreement. The Mastercard Defendants will not circumvent or attempt to circumvent these commitments either directly or indirectly. In particular, but not limited to, the Mastercard Defendants will refrain from implementing practices that have the equivalent object or effect of interchange rates, including specifically but not limited to implementing programs whereby the Mastercard Defendants systematically transfer Mastercard network fees assessed to acquirers and pass the economics to issuers. The Mastercard Defendants also will refrain from actions that have the effect of artificially reducing the calculated average Effective Interchange Rate for Applicable Domestic Credit Transactions, for example, manipulating which credit products are or are not subject to the “Honor All Cards”

Rule for the specific purpose of affecting the calculation of the average Effective Interchange Rate. Except for the anti-circumvention provisions stated herein, these provisions are not intended to limit or restrict the Mastercard Defendants’ ability to set issuer or acquirer fee programs, or negotiate custom fee incentives with any particular issuer, acquirer, or merchant, or sets of them. The Mastercard Defendants further agree that the merchant benefits received from the commitments in this Rule 23(b)(2) Class Settlement Agreement will not be defeated by the Mastercard Defendants increasing other network fees or Merchant Fees to restore the revenues that issuers lost from the interchange commitments herein. Notwithstanding this provision, the Rule 23(b)(2) Class Plaintiffs and Rule 23(b)(2) Class Counsel agree that the Mastercard Defendants need reasonably necessary flexibility in operating the Mastercard network to respond to market conditions in the ordinary course of business.
71.Posted Rate Transparency. The Mastercard Defendants will continue to publicly disclose the U.S. interchange rates applicable within each transaction category in each product category.
Merchant Education Program
72.Following the Settlement Approval Date, Rule 23(b)(2) Class Counsel will commence a Merchant Education Program, funded by the Merchant Education Expenses identified in Paragraph 9 above. The topics of Merchant Education will include, but are not limited to, advising merchants and their processors, acquirers, and payments consultants on:
(a)the proper interpretation and application of, and compliance with all merchant Rules, including those modified by this Rule 23(b)(2) Class Settlement Agreement, and all changes from the historical merchant rules;
(b)the benefits of this Rule 23(b)(2) Class Settlement Agreement;

(c)the benefits of steering tools that merchants may use to reduce the costs of acceptance, including those modified by this Rule 23(b)(2) Class Settlement Agreement; and
(d)the benefits of and the methods for forming and joining Merchant Buying Groups as defined in this Rule 23(b)(2) Class Settlement Agreement.
73.Merchant Education shall not include any lobbying activities or any activities that disparage any brand, network, issuing bank, or payment card products. For further clarity, no Merchant Education Expenses shall be used directly or indirectly to fund any lobbying or trade association activities.
74.All materials and scripts prepared for Merchant Education will be reviewed and approved by Rule 23(b)(2) Class Counsel and, if needed, provided to counsel for the Mastercard Defendants for the purpose of ensuring the accuracy of all materials. The Mastercard Defendants agree that the Merchant Education materials may include information about permissible scenarios consistent with Appendix G.
75.The Mastercard Defendants shall make available at least one Mastercard employee knowledgeable with respect to the merchant Rules to be designated as the contact person for, and to provide reasonable assistance to, an administrator designated by Rule 23(b)(2) Class Counsel to answer questions about the Rules and other issues that might arise from the Merchant Education program.
Limitations on Consideration Provided by the Mastercard Defendants
76.The Mastercard Defendants shall not be required to continue or modify their by-laws, Rules, operating regulations, practices, policies, or procedures in any manner other than as provided in Paragraphs 50-71 above.
77.The Mastercard Defendants’ obligations under Paragraphs 50-71 shall extend only up to five years after the commencement of the Average Effective Rate Limit. After that date,

the Mastercard Defendants shall have the discretion to continue to provide any consideration provided in Paragraphs 50-71 above, but the Mastercard Defendants’ obligation to provide any of that consideration under this Rule 23(b)(2) Class Settlement Agreement shall expire.
78.The Mastercard Defendants retain the right, but are in no way obligated, to further modify their by-laws, Rules, operating regulations, practices, policies, or procedures addressed in Paragraphs 50-71 in a manner that is more permissive of a merchant’s ability to engage in the point of sale practices described therein.
79.Nothing in the foregoing changes to the Mastercard Defendants’ Rules, by-laws, and/or operating regulations described in Paragraphs 50-71 above shall affect any obligation of any Defendant or any member of the Rule 23(b)(2) Class to comply with all applicable state or federal laws, including but not limited to state laws regarding surcharging of credit or debit card transactions, and federal and state laws regarding deceptive or misleading disclosures.
Release and Covenant Not to Sue of the Rule 23(b)(2) Class
80.The “Rule 23(b)(2) Class Releasing Parties” are individually and collectively the Rule 23(b)(2) Class Plaintiffs and each member of the Rule 23(b)(2) Class, on behalf of themselves and any of their respective past, present, or future officers, directors, stockholders, agents, employees, legal representatives, partners, associates, trustees, parents, subsidiaries, divisions, affiliates, heirs, executors, administrators, estates, purchasers, predecessors, successors, and assigns — whether or not they object to the settlement set forth in this Rule 23(b)(2) Class Settlement Agreement, and whether or not they exercise any benefit provided under this Rule 23(b)(2) Class Settlement Agreement, whether directly, representatively, derivatively, or in any other capacity.

81.The “Rule 23(b)(2) Class Released Parties” are all of the following:
(a)Visa U.S.A. Inc., Visa International Service Association, Visa International, Visa Inc., Visa Asia Pacific Region, Visa Canada Association, Visa Central & Eastern Europe, Middle East & Africa Region, Visa Latin America & Caribbean Region, Visa Europe, Visa Europe Limited, Visa Europe Services, Inc., and any other entity that now authorizes or licenses, or in the past has authorized or licensed, a financial institution to issue any Visa-Branded Cards or to acquire any Visa-Branded Card transactions.
(b)Mastercard International Incorporated, Mastercard Incorporated, and any other entity that now authorizes or licenses, or in the past has authorized or licensed, a financial institution to issue any Mastercard-Branded Cards or to acquire any Mastercard-Branded Card transactions.
(c)Bank of America, N.A.; BA Merchant Services LLC (formerly known as National Processing, Inc.); Bank of America Corporation; NB Holdings; MBNA America Bank, N.A.; and FIA Card Services, N.A.
(d)Barclays Bank plc; Barclays Delaware Holdings, LLC (formerly known as Juniper Financial Corporation); Barclays Bank Delaware (formerly known as Juniper Bank); and Barclays Financial Corp.
(e)Capital One, N.A. (as successor to Capital One F.S.B. and Capital One Bank (USA), N.A.); and Capital One Financial Corporation.
(f)JPMorgan Chase & Co.; JPMorgan Chase Bank, N.A. (and as successor in interest to Chase Bank USA, N.A. and Washington Mutual Bank); and Paymentech, LLC (and as successor to Chase Paymentech Solutions, LLC).
(g)Citibank, N.A.; Citigroup Inc.; Citicorp LLC; Citicorp Credit Services, Inc. (USA) (as successor to Citicorp Payment Services, Inc.).

(h)Fifth Third Bancorp.
(i)First National Bank of Omaha.
(j)HSBC Finance Corporation; HSBC Bank USA, N.A.; HSBC North America Holdings Inc.; HSBC Holdings plc; HSBC Bank plc; and HSBC U.S.A. Inc.
(k)National City Corporation and National City Bank of Kentucky.
(l)The PNC Financial Services Group, Inc. (and as acquirer of National City Corporation) and PNC Bank, National Association.
(m)SunTrust Banks, Inc. (now known as Truist Financial Corporation) and SunTrust Bank (now known as Truist Bank).
(n)Texas Independent Bancshares, Inc.
(o)Wachovia Bank, N.A. and Wachovia Corporation.
(p)Washington Mutual, Inc.; Washington Mutual Bank; Providian National Bank (also known as Washington Mutual Card Services, Inc.); and Providian Financial Corporation.
(q)Wells Fargo & Company (and as successor to Wachovia Corporation) and Wells Fargo Bank, N.A. (and as successor to Wachovia Bank, N.A.).
(r)Each and every entity or person alleged to be a co-conspirator of any Defendant in any of the complaints in the Action.
(s)Each of the past, present, or future member or customer financial institutions of Visa U.S.A. Inc., Visa International Service Association, Visa Inc., Visa Europe, Visa Europe Limited, Visa Europe Services, Inc., Mastercard International Incorporated, or Mastercard Incorporated.
(t)For each of the entities or persons in Paragraphs 81(a)-(s) above, each of their respective past, present, and future, direct and indirect, parents (including holding companies), subsidiaries, affiliates, and associates (all as defined in SEC Rule 12b-2 promulgated pursuant to the Securities Exchange Act of 1934), or any other entity in which more than 50% of the equity interests are held.
(u)For each of the entities or persons in Paragraphs 81(a)-(t) above, each of their respective past, present, and future predecessors, successors, purchasers, and assigns (including acquirers of all or substantially all of the assets, stock, or other ownership interests of any of the Defendants to the extent a successor’s, purchaser’s, or acquirer’s liability is based on the Rule 23(b)(2) Class Released Parties as defined in Paragraphs 81(a)-(t) above).
(v)For each of the entities or persons in Paragraphs 81(a)-(u) above, each of their respective past, present, and future principals, trustees, partners, officers, directors, employees, agents, attorneys, legal or other representatives, trustees, heirs, executors, administrators, estates, shareholders, advisors, predecessors, successors, purchasers, and assigns (including acquirers of all or substantially all of the assets, stock, or other ownership interests of each of the foregoing entities to the extent a successor’s, purchaser’s, or acquirer’s liability is based on the Rule 23(b)(2) Class Released Parties as defined in Paragraphs 81(a)-(u) above).
82.In addition to the effect of the Rule 23(b)(2) Class Settlement Order and Final Judgment filed in accordance with this Rule 23(b)(2) Class Settlement Agreement, including but not limited to any res judicata effect:
(a)The Rule 23(b)(2) Class Releasing Parties hereby expressly and irrevocably waive, and fully, finally, and forever settle, discharge, and release the Rule 23(b)(2) Class Released Parties from any and all manner of claims, demands, actions, suits, and causes of action, whether individual, class, representative, parens patriae, or otherwise in nature, to the extent that they seek any form of declaratory, injunctive, or equitable relief, or attorneys’ fees, costs, expenses, or interest, to the extent such fees, costs, expenses, or interest are related to those claims, demands, actions, suits, and causes of action, whenever incurred, whether directly, indirectly, derivatively or otherwise, whether known or unknown, suspected or unsuspected, in law or in equity that any Rule 23(b)(2) Class Releasing Party ever had, now has, or hereafter can, shall, or may have and that have accrued as of the Settlement Approval Date or accrue no later than five years after the commencement of the Average Effective Rate Limit, arising out of or relating to any conduct, acts, transactions, events, occurrences, statements, omissions, or failures to act of any Rule 23(b)(2) Class Released Party that are or have been alleged or otherwise raised in the Action, or that could have been alleged or raised in the Action relating to the subject matter thereof, or arising out of or relating to a continuation or continuing effect of any such conduct, acts, transactions, events, occurrences, statements, omissions, or failures to act. For avoidance of doubt, this release shall extend to, but only to, the fullest extent permitted by federal law.
(b)It is expressly agreed, for purposes of clarity, that any claims that seek any form of declaratory, injunctive, or equitable relief arising out of or relating to any of the following conduct, acts, transactions, events, occurrences, statements, omissions, or failures to act are claims that were or could have been alleged in this Action and relate to the subject matter thereof:
(i)any interchange fees, interchange rates, or any Rule of any Visa Defendant or Mastercard Defendant relating to interchange fees, interchange rates, or to the setting of interchange fees or interchange rates with respect to any Visa-Branded Card transactions in the United States or any Mastercard-Branded Card transactions in the United States;

(ii)any Merchant Fee of any Rule 23(b)(2) Class Released Party relating to any Visa-Branded Card transactions in the United States or any Mastercard-Branded transactions in the United States;
(iii)any actual or alleged “no surcharge” rules, “honor all cards” rules, “honor all issuers” rules, “honor all devices” rules, rules requiring the honoring of all credentials or accounts, “no minimum purchase” rules, “no discounting” rules, “non-discrimination” rules, “anti-steering” rules, rules that limit merchants in favoring or steering customers to use certain payment systems, “all outlets” rules, “no bypass” rules, “no multi-issuer” rules, “no multi-bug” rules, routing rules, cross-border acquiring rules, card authentication or cardholder verification rules, “cardholder selection” rules or requirements, PAVD rules, rules or conduct relating to routing options regarding acceptance technology for mobile, e-commerce, or online payments, or development and implementation of tokenization standards;
(iv)any reorganization, restructuring, initial or other public offering, or other corporate structuring of any Visa Defendant or Mastercard Defendant;
(v)any service of an employee or agent of any Rule 23(b)(2) Class Released Party on any board or committee of any Visa Defendant or Mastercard Defendant; or
(vi)any actual or alleged agreement (or alleged continued participation therein) (A) between or among any Visa Defendant and any Mastercard Defendant, (B) between or among any Visa Defendant or Mastercard Defendant and any other Rule 23(b)(2) Class Released Party or Parties, or (C) between or among any Defendant or Rule 23(b)(2) Class Released Party or Parties, relating to (i)-(v) above or to any Rule 23(b)(2) Class Released Party’s imposition of, compliance with, or adherence to (i)-(v) above.
(c)For purposes of clarity, references to the Rules identified in this Paragraph 82 mean those Rules as they are or were in place on December 18, 2020 and up to the

Settlement Approval Date, Rules as they may be modified in the manner provided in Paragraphs 18-39 and 50-71 above, and Rules in place thereafter that are substantially similar to those Rules.
83.Each Rule 23(b)(2) Class Releasing Party further expressly and irrevocably waives, and fully, finally, and forever settles and releases, any and all defenses, rights, and benefits that the Rule 23(b)(2) Class Releasing Party may have or that may be derived from the provisions of applicable law which, absent such waiver, may limit the extent or effect of the release contained in the preceding Paragraphs 80-82. Without limiting the generality of the foregoing, each Rule 23(b)(2) Class Releasing Party expressly and irrevocably waives and releases any and all defenses, rights, and benefits that the Rule 23(b)(2) Class Releasing Party might otherwise have in relation to the release by virtue of the provisions of California Civil Code Section 1542 or similar laws of any other state or jurisdiction. SECTION 1542 PROVIDES:  “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” In addition, although each Rule 23(b)(2) Class Releasing Party may hereafter discover facts other than, different from, or in addition to those that it or he or she knows or believes to be true with respect to any claims released in the preceding Paragraphs 80-82, each Rule 23(b)(2) Class Releasing Party hereby expressly and irrevocably waives, and fully, finally, and forever settles, discharges, and releases, any known or unknown, suspected or unsuspected, contingent or non-contingent claims within the scope of the preceding Paragraphs 80-82, whether or not concealed or hidden, and without regard to the subsequent discovery or existence of such other, different, or additional facts. Rule

23(b)(2) Class Plaintiffs acknowledge, and the members of the Rule 23(b)(2) Class shall be deemed by operation of the Rule 23(b)(2) Class Settlement Order and Final Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of this Rule 23(b)(2) Class Settlement Agreement.
84.The release in Paragraphs 80-83 above does not bar an investigation or action, whether denominated as parens patriae, law enforcement, or regulatory, by a state, quasi-state, or local governmental entity to vindicate sovereign or quasi-sovereign interests.
85.Notwithstanding anything to the contrary in Paragraphs 80-84 above, the release in Paragraphs 80-84 above shall not release:
(a)Any claim of a Rule 23(b)(2) Class Releasing Party that is based on standard commercial disputes arising in the ordinary course of business under contracts or commercial relations regarding loans, lines of credit, or other related banking or credit relations, individual chargeback disputes, products liability, breach of warranty, misappropriation of cardholder data or invasion of privacy, compliance with technical specifications for a merchant’s acceptance of Visa-Branded Credit Cards or Debit Cards, or Mastercard-Branded Credit Cards or Debit Cards, and any other dispute arising out of a breach of any contract between any of the Rule 23(b)(2) Class Releasing Parties and any of the Rule 23(b)(2) Class Released Parties; provided, however, that Paragraphs 80-84 above and not this Paragraph shall control in the event that any such claim challenges the legality of interchange rules, interchange rates, or interchange fees, or any other Rule, fee, charge, or other conduct covered by any of the claims released in Paragraphs 80-84 above.
(b)Claims based only on an injury suffered as (i) a payment card network competitor of the Visa Defendants or the Mastercard Defendants, or (ii) an ATM operator that is not owned by, or directly or indirectly controlled by, one or more of the Rule 23(b)(2) Class Released Parties.
(c)Any claim of a Rule 23(b)(2) Class Releasing Party seeking monetary damages but not any form of declaratory, injunctive, or equitable relief with respect to the claims released herein.
86.Upon the Settlement Approval Date each of the Rule 23(b)(2) Class Releasing Parties agrees and covenants not to: (a) sue any of the Rule 23(b)(2) Class Released Parties on the basis of any claim released herein; (b) assist any third party in commencing or maintaining any private civil lawsuit against any Rule 23(b)(2) Class Released Party related in any way to any claim released herein; or (c) take any action or make any claim until five years after the commencement of the Average Effective Rate Limit that a Rule 23(b)(2) Class Released Party has continued to participate in, and failed to withdraw from, any alleged unlawful conspiracies or agreements relating to the claims released herein, which allegedly arise from or relate to the pre-IPO structure or governance of any of the Visa Defendants or the pre-IPO structure or governance of any of the Mastercard Defendants, or any Bank Defendant’s participation therein. For the avoidance of doubt, however, nothing in this Paragraph shall preclude a Rule 23(b)(2) Class Releasing Party from taking any action compelled by law or court order.
87.Each Rule 23(b)(2) Class Releasing Party further releases each of the Visa Defendants, Mastercard Defendants, and Bank Defendants and their counsel and experts in this Action from any claims that seek any form of declaratory, injunctive, or equitable relief relating to the defense and conduct of this Action, including the negotiation and terms of this Rule 23(b)(2) Class Settlement Agreement or any other settlement agreement in this Action, except for any claims relating to enforcement of this Rule 23(b)(2) Class Settlement Agreement. Each Rule 23(b)(2) Class Releasing Party releases the Rule 23(b)(2) Class Plaintiffs, Rule 23(b)(2)

Class Counsel, and their respective experts in Barry’s, from any claims relating to their institution or prosecution of Barry’s, including the negotiation and terms of this Rule 23(b)(2) Class Settlement Agreement, except for any claims relating to enforcement of this Rule 23(b)(2) Class Settlement Agreement.
88.For purposes of clarity, it is specifically intended for the release and covenant not to sue provisions in this Rule 23(b)(2) Class Settlement Agreement to preclude all members of the Rule 23(b)(2) Class from seeking or obtaining any form of declaratory, injunctive, or equitable relief with respect to the claims released herein until five years after the commencement of the Average Effective Rate Limit with respect to any Rule of any Visa Defendant or any Mastercard Defendant in effect between December 18, 2020 and the Settlement Approval Date, and the compliance by any Bank Defendant with any such Rule, as it is alleged to exist, now exists, may be modified in the manner provided in Paragraphs 18-39 and 50-71 above, or may in the future exist in the same or substantially similar form thereto.
89.In the event that this Rule 23(b)(2) Class Settlement Agreement is terminated pursuant to Paragraphs 102-103 below, or any condition for the Settlement Approval Date is not satisfied, the release and covenant not to sue provisions in this Rule 23(b)(2) Class Settlement Agreement shall be null and void and unenforceable.
Motion for Approval of this Rule 23(b)(2) Class Settlement Agreement
90.Rule 23(b)(2) Class Plaintiffs, Rule 23(b)(2) Class Counsel, the Visa Defendants, and the Mastercard Defendants agree to use reasonable and good faith efforts to effectuate the Court’s final approval of this Rule 23(b)(2) Class Settlement Agreement, including filing necessary motion papers and scheduling any necessary hearings for a date and time that are convenient for the Court.

91.Rule 23(b)(2) Class Plaintiffs and Rule 23(b)(2) Class Counsel agree to file with the Court a motion and supporting papers seeking approval of this Rule 23(b)(2) Class Settlement Agreement, after providing the Visa Defendants and the Mastercard Defendants with at least ten business days advance notice of the contents of those papers.
92.The motion and supporting papers seeking approval of this Rule 23(b)(2) Class Settlement Agreement shall seek the Court’s entry of the Rule 23(b)(2) Class Settlement Notice and Scheduling Order in the form in Appendix E hereto, which will:
(a)Determine that notice of Barry’s and this Rule 23(b)(2) Class Settlement Agreement should be provided to members of the Rule 23(b)(2) Class, and appoint Epiq Systems, Inc. as the Class Administrator to assist Rule 23(b)(2) Class Counsel in effectuating and administering the Notice Plan.
(b)Approve the notice to be provided to the Rule 23(b)(2) Class in substantially the form described in the Notice Plan and budget contained in Appendix C hereto, including use of the website notice and the publication notice in substantially the form contained in Appendix D hereto, and direct any further notice (and expenses therefor) that the Court may find necessary to provide due process.
(c)Order that Defendants make the payments for Notice Costs described in Paragraph 8 above within ten business days after the Court’s entry of the Rule 23(b)(2) Class Settlement Notice and Scheduling Order.
(d)Stay Barry’s and all further proceedings in MDL 1720, to the extent that they seek declaratory, injunctive, or equitable relief against the Defendants that is being released against the Rule 23(b)(2) Class Released Parties, except for proceedings in MDL 1720 related to effectuating and complying with this Rule 23(b)(2) Class Settlement Agreement, pending the

Court’s determination of whether this Rule 23(b)(2) Class Settlement Agreement should be finally approved or the termination of this Rule 23(b)(2) Class Settlement Agreement.
(e)Pending the Court’s determination of whether this Rule 23(b)(2) Class Settlement Agreement should be approved or the termination of this Rule 23(b)(2) Class Settlement Agreement, enjoin the members of the Rule 23(b)(2) Class from commencing, maintaining, or participating in, or permitting another to commence, maintain, or participate in on their behalf, any claims being released against the Rule 23(b)(2) Class Released Parties, except for proceedings in MDL 1720 related to effectuating and complying with this Rule 23(b)(2) Class Settlement Agreement.
(f)Order the following schedule (or as the Court may modify it) for further proceedings in connection with this Rule 23(b)(2) Class Settlement Agreement:
(i)Within 30 days after the Court’s entry of the Rule 23(b)(2) Class Settlement Notice and Scheduling Order, the Notice Plan shall be substantially completed and any motions seeking approval of Attorneys’ Fees and Expenses shall be filed with the Court.
(ii)Within 90 days after the Court’s entry of the Rule 23(b)(2) Class Settlement Notice and Scheduling Order, any objections to the Rule 23(b)(2) Class Settlement Agreement or motions seeking approval of any Attorneys’ Fees and Expenses shall be filed with the Court.
(iii)Within 120 days after the Court’s entry of the Rule 23(b)(2) Class Settlement Notice and Scheduling Order, any replies and supporting papers that respond to any objections to this Rule 23(b)(2) Class Settlement Agreement or motions seeking approval of Attorneys’ Fees and Expenses shall be filed with the Court.
(iv)At least 150 days after the Court’s entry of the Rule 23(b)(2) Class Settlement Notice and Scheduling Order, set a date and time for a final approval hearing convenient for the Court, at which hearing the Court will conduct an inquiry into the fairness, reasonableness, and adequacy of this Rule 23(b)(2) Class Settlement Agreement, address any objections to it, and determine whether to finally approve this Rule 23(b)(2) Class Settlement Agreement and make any awards of Attorneys’ Fees and Expenses.
93.The motion and supporting papers seeking approval of this Rule 23(b)(2) Class Settlement Agreement also shall seek the Court’s entry of the Rule 23(b)(2) Class Settlement Order and Final Judgment in the form in Appendix F hereto, which will:
(a)Determine that the Court has jurisdiction over the Rule 23(b)(2) Class Plaintiffs, all members of the Rule 23(b)(2) Class, and the Defendants, and jurisdiction to approve this Rule 23(b)(2) Class Settlement Agreement.
(b)Approve the notice procedures provided to the Rule 23(b)(2) Class as fair, adequate, and sufficient, and as reasonably calculated to apprise members of the Rule 23(b)(2) Class of the Action, this Rule 23(b)(2) Class Settlement Agreement, and their objection rights, and as fully satisfying the requirements of Federal Rule of Civil Procedure 23, any other applicable laws or rules of the Court, and due process.
(c)Finally approve this Rule 23(b)(2) Class Settlement Agreement, including its consideration and release provisions, and find that the Rule 23(b)(2) Class Settlement Agreement was made in good faith, following arm’s-length negotiations, and was not collusive, and further find that the Rule 23(b)(2) Class Settlement Agreement is fair, reasonable, and adequate for the Rule 23(b)(2) Class, and consistent with the requirements of federal law and all applicable court rules, including Federal Rule of Civil Procedure 23.
(d)Certify that the notification requirements of the Class Action Fairness Act, 28 U.S.C. § 1715, have been met.

(e)Incorporate all terms and conditions of this Rule 23(b)(2) Class Settlement Agreement by reference, state the settlement consideration and full terms of the release and covenant not to sue of the Rule 23(b)(2) Class, provide that each Rule 23(b)(2) Class Releasing Party unconditionally, fully, and finally releases and forever discharges each of the Rule 23(b)(2) Class Released Parties from all released claims and waives any rights of Rule 23(b)(2) Class members to the protections afforded under California Civil Code § 1542 and/or any other similar, comparable, or equivalent laws.
(f)Enjoin all members of the Rule 23(b)(2) Class, and those subject to their control, from commencing, maintaining, or participating in, or permitting another to commence, maintain, or participate in on their behalf, any claims released against Rule 23(b)(2) Class Released Parties, and enjoin all members of the Rule 23(b)(2) Class, and those subject to their control, from commencing, maintaining, or participating in, or permitting another to commence, maintain, or participate in on their behalf, any claims released against Rule 23(b)(2) Class Released Parties.
(g)Provide that the Court retains exclusive continuing jurisdiction in MDL 1720 over the Rule 23(b)(2) Class Plaintiffs, the members of the Rule 23(b)(2) Class, and the Defendants to implement, administer, consummate, and enforce this Rule 23(b)(2) Class Settlement Agreement and the Rule 23(b)(2) Class Settlement Order and Final Judgment, including any disputes relating to, or arising out of, the release and covenant not to sue of the Rule 23(b)(2) Class or any claim concerning declaratory, injunctive, or equitable relief with respect to any by-law, Rule, operating regulation, practice, policy, or procedure of any Visa Defendant or Mastercard Defendant.
(h)Direct the dismissal with prejudice and without costs (except as provided for herein), of all claims for declaratory, injunctive, and equitable relief released herein against any of the Defendants and any of the Rule 23(b)(2) Class Released Parties in Barry’s and in all other putative class and individual actions consolidated in MDL 1720 and listed in Appendix A hereto.
(i)Determine that there is no just reason for delay in entering the final judgment, and direct that the Rule 23(b)(2) Class Settlement Order and Final Judgment shall be final and appealable.
Rule 23(b)(2) Class Settlement Notice and Objections
94.Within ten days after the filing with the Court of this Rule 23(b)(2) Class Settlement Agreement and the accompanying motion papers seeking its approval, the Visa Defendants and the Mastercard Defendants shall cause notice of this Rule 23(b)(2) Class Settlement Agreement to be served upon appropriate State and Federal officials as provided in the Class Action Fairness Act, 28 U.S.C. § 1715, and will certify to the Court that the notice was provided.
95.Rule 23(b)(2) Class Counsel and the Class Administrator shall be responsible for and shall carry out the procedures for notice to the Rule 23(b)(2) Class, as ordered by the Court, and shall perform such related duties as may be necessary to provide those notice procedures.
96.Rule 23(b)(2) Class Counsel shall pay the Class Administrator’s expenses for the foregoing notice activities, including those of any third-party vendors it uses to perform tasks necessary for the implementation or effectuation of its duties, from the Rule 23(b)(2) Class Settlement Escrow Account. In no event shall any Defendant or Rule 23(b)(2) Class Released Party have any obligation, responsibility, or liability with respect to the Class Administrator or the Notice Plan, including with respect to the costs, administration expenses, or any other charges for any notice procedures, except for the payments provided in Paragraph 8 above.

97.The Class Administrator shall complete the website and publication notice to members of the Rule 23(b)(2) Class, using the Rule 23(b)(2) Class Notices contained in Appendix D hereto, as provided in the Rule 23(b)(2) Class Settlement Notice and Scheduling Order or as otherwise ordered by the Court.
98.Within forty-five days after the Court’s entry of the Rule 23(b)(2) Class Settlement Notice and Scheduling Order, the Class Administrator shall prepare and file with the Court a report that confirms that the Notice Plan was carried out and that the website notice, publication notice, and any other notice to members of the Rule 23(b)(2) Class was provided in the manner directed by the Court.
99.As provided in the Rule 23(b)(2) Class Settlement Notice and Scheduling Order:
(a)Any Objector must file with the Court within the Class Objection Period and send to a designee of Rule 23(b)(2) Class Counsel and a designee of counsel for the Defendants, by first-class mail and postmarked within the Class Objection Period, a written statement of objections. The Objector’s statement must: (i) contain the words “In re Interchange Fee and Merchant Discount Antitrust Litigation”; (ii) state each and every objection of the Objector and the specific reasons therefor; (iii) provide all legal support and all evidence that the Objector wishes to bring to the Court’s attention in support of any objection; (iv) state the full name, address, and telephone number of the Objector; (v) provide information sufficient to establish that the Objector is a member of the Rule 23(b)(2) Class; and (f) state the full name, mail address, email address, and telephone number of any counsel representing the Objector in connection with the objections.
(b)In addition, any Objector or counsel for an Objector that desires to appear at the final approval hearing must file with the Court within the Class Objection Period, and send to a designee of Rule 23(b)(2) Class Counsel and a designee of counsel for the Defendants, by first-class mail and postmarked within the Class Objection Period, a separate notice of intention to appear that identifies by name, position, address, and telephone number each person who intends to appear at the approval hearing on behalf of the Objector.
100.Upon receipt of any objection to the Rule 23(b)(2) Class Settlement Agreement or notice of intention to appear at the final approval hearing, Rule 23(b)(2) Class Counsel, counsel for the Defendants, and the Class Administrator shall confer to ensure that they each receive a complete copy of all objections and any notice of intention to appear.
101.The Court may consider any applications for Attorneys’ Fees and Expenses separately from the motion for approval of this Rule 23(b)(2) Class Settlement Agreement, and may enter orders regarding such applications separately from the Rule 23(b)(2) Class Settlement Order and Final Judgment. Any rehearing, reconsideration, vacatur, review, appeal, or any other action taken regarding only a separate order concerning only an application for Attorneys’ Fees and Expenses, and not in any way concerning the Rule 23(b)(2) Class Settlement Order and Final Judgment, shall not delay the Settlement Final Date that otherwise would occur with respect to the Rule 23(b)(2) Class Settlement Order and Final Judgment.
Termination
102.In the event that any condition for the Settlement Approval Date is not satisfied, Rule 23(b)(2) Class Plaintiffs as a group or Defendants as a group may terminate this Rule 23(b)(2) Class Settlement Agreement.
103.Rule 23(b)(2) Class Plaintiffs as a group or the Defendants as a group, after conferring with the other group, also may unilaterally terminate this Rule 23(b)(2) Class Settlement Agreement by providing written notice to the other parties and the Court within twenty business days in the event that the Court’s Rule 23(b)(2) Class Settlement Order and Final Judgment are materially modified or not fully affirmed on any appeal or otherwise, including but not limited to any modification of the definition of the Rule 23(b)(2) Class (from which exclusions are not permitted), and including but not limited to any modification of the release and covenant not to sue provided by the Rule 23(b)(2) Class. Rule 23(b)(2) Class Plaintiffs and Defendants agree to confer in good faith about whether to modify the twenty business day period provided in this Paragraph based on the circumstances.
104.In the event that this Rule 23(b)(2) Class Settlement Agreement is terminated pursuant to Paragraphs 102-103 above:
(a)Two-thirds of any sums remaining in the Rule 23(b)(2) Class Settlement Escrow Account, less any taxes due and class administration costs approved by the Court and already paid or incurred, shall promptly be paid to an account that the Visa Defendants shall designate, and one-third of any sums in the Rule 23(b)(2) Class Settlement Escrow Account, less any taxes due and class administration costs approved by the Court and already paid or incurred, shall promptly be paid to an account that the Mastercard Defendants shall designate.
(b)The Visa Defendants shall no longer be obligated to comply with Paragraphs 16-43 above, and the Mastercard Defendants shall no longer be obligated to comply with Paragraphs 48-75 above.
(c)The terms and conditions of this Rule 23(b)(2) Class Settlement Agreement, any publicly disseminated information regarding this Rule 23(b)(2) Class Settlement Agreement, and any orders, motion filings, objections, or oral argument concerning this Rule 23(b)(2) Class Settlement Agreement, including any motion papers with respect to final approval of this Rule 23(b)(2) Class Settlement Agreement, or for Attorneys’ Fees and Expenses, may not thereafter be used as evidence, and shall not be admissible as such, in the Action or any other civil action or other proceeding.

(d)With the exception of Paragraphs 4-7, 96, 104(a)-(c) above and Paragraphs 113-115 below, this Rule 23(b)(2) Class Settlement Agreement, including its release and covenant not to sue, shall be null and void, and of no force and effect, and the Rule 23(b)(2) Class Plaintiffs and the Defendants shall revert to their positions before the execution of this Rule 23(b)(2) Class Settlement Agreement as if this Rule 23(b)(2) Class Settlement Agreement had not been reached or executed.
Continuing Court Supervision and Jurisdiction
105.The Visa Defendants’ obligations under Paragraphs 16-43 are subject to modification by the Court, upon the motion of either the Visa Defendants or Rule 23(b)(2) Class Counsel, pursuant to the processes and standards for modification of consent decrees. The Mastercard Defendants’ obligations under Paragraphs 48-75 are subject to modification by the Court, upon the motion of either the Mastercard Defendants or Rule 23(b)(2) Class Counsel, pursuant to the processes and standards for modification of consent decrees.
106.The Court will retain continuing jurisdiction over the Rule 23(b)(2) Class Plaintiffs, the members of the Rule 23(b)(2) Class, and the Defendants to implement, administer, consummate, and enforce this Rule 23(b)(2) Class Settlement Agreement and the Rule 23(b)(2) Class Settlement Order and Final Judgment. The Court’s implementation and administration of this Rule 23(b)(2) Class Settlement Agreement shall include, without limitation, the receipt and review of information provided to the Court by the Independent Auditor, as specified above.
107.The Defendants and the Rule 23(b)(2) Class Plaintiffs agree, and the members of the Rule 23(b)(2) Class will be deemed to have agreed, to submit irrevocably to the exclusive jurisdiction of the United States District Court for the Eastern District of New York for the resolution of any matter covered by the Rule 23(b)(2) Class Settlement Order and Final

Judgment, or the applicability of this Rule 23(b)(2) Class Settlement Agreement or the Rule 23(b)(2) Class Settlement Order and Final Judgment.
108.All applications to the Court with respect to any aspect of this Rule 23(b)(2) Class Settlement Agreement or the Rule 23(b)(2) Class Settlement Order and Final Judgment shall be presented to and be determined by United States District Court Judge Margo K. Brodie for resolution as a matter within the scope of MDL 1720, or, if she is not available, any other District Court Judge designated by the Court. Without limiting the generality of the foregoing, it is hereby agreed that any suit, action, proceeding, or dispute of a Rule 23(b)(2) Class Plaintiff or member of the Rule 23(b)(2) Class, in which the provisions of this Rule 23(b)(2) Class Settlement Agreement or the Rule 23(b)(2) Class Settlement Order and Final Judgment are asserted as a ground for a defense, in whole or in part, to any claim or cause of action, or are otherwise raised as an objection, constitutes a suit, action, proceeding, or dispute arising out of or relating to this Rule 23(b)(2) Class Settlement Agreement or the Rule 23(b)(2) Class Settlement Order and Final Judgment.
109.In the event that the provisions of the Rule 23(b)(2) Class Settlement Order and Final Judgment are asserted by any Defendant or Rule 23(b)(2) Class Released Party as a ground for a defense, in whole or in part, to any claim or cause of action, or are otherwise raised as an objection in any other suit, action, or proceeding by a Rule 23(b)(2) Class Plaintiff or member of the Rule 23(b)(2) Class, it is hereby agreed that the Rule 23(b)(2) Class Released Parties shall be entitled to an immediate stay of that suit, action, or proceeding until after the Court has entered an order or judgment determining any issues relating to the defense or objections based on such provisions, and no further judicial review of such order or judgment is possible.

Additional Terms and Conditions
110.The Rule 23(b)(2) Class Plaintiffs, Rule 23(b)(2) Class Counsel, the Visa Defendants and the Mastercard Defendants, and counsel for those Defendants agree that they:
(a)Shall not in any way encourage, promote, or solicit any person, business, or entity within the definition of the Rule 23(b)(2) Class, or their counsel, to object to this Rule 23(b)(2) Class Settlement Agreement, or to seek any relief inconsistent with this Rule 23(b)(2) Class Settlement Agreement.
(b)Shall not in any way encourage, promote, or solicit any person, business, or entity within the definition of the Rule 23(b)(2) Class, or their counsel, to facilitate, induce, or cause the non-fulfillment of a condition, or the occurrence of an event, that could result in the termination of this Rule 23(b)(2) Class Settlement Agreement.
111.The Rule 23(b)(2) Class Plaintiffs, Rule 23(b)(2) Class Counsel, the Visa Defendants, and the Mastercard Defendants shall undertake reasonable efforts to timely obtain any required approvals or consents to execute and proceed with this Rule 23(b)(2) Class Settlement Agreement.
112.The Rule 23(b)(2) Class Plaintiffs, Rule 23(b)(2) Class Counsel, the Visa Defendants, and the Mastercard Defendants shall execute all documents and perform any additional acts reasonably necessary and proper to effectuate the terms of this Rule 23(b)(2) Class Settlement Agreement.
113.The terms and provisions of the Fourth Amended Protective Order, filed on October 29, 2009, and approved by the Court on October 30, 2009, and the terms and provisions of the Protective Order filed on April 3, 2015 on the 14-md-01720 docket and approved by the Court on April 9, 2015, shall survive and continue in effect through and after any final adjudication of the Action.

114.Each of the Defendants specifically denies any and all liability in this Action. It is expressly understood and agreed that, by entering into this Rule 23(b)(2) Class Settlement Agreement, each Defendant, and each Rule 23(b)(2) Class Released Party, is not admitting any liability or wrongdoing whatsoever to the Rule 23(b)(2) Class Plaintiffs, any member of the Rule 23(b)(2) Class, or any other person or entity, and is not admitting the truth of any allegations or circumstances, nor is any Defendant or other Rule 23(b)(2) Class Released Party waiving any defense.
115.This Rule 23(b)(2) Class Settlement Agreement, and all negotiations, documents, and discussions associated with it, shall be without prejudice to the rights, positions, or privileges of any Rule 23(b)(2) Class Plaintiff or Defendant or other Rule 23(b)(2) Class Released Party (except as expressly provided for in this Rule 23(b)(2) Class Settlement Agreement), and shall not be construed as, or deemed to be, an admission or evidence on the part of any Defendant or other Rule 23(b)(2) Class Released Party of any violation of any statute, regulation, law, rule, or principle of common law or equity, or of any liability or wrongdoing, or of the truth or merit of any allegations or claims in this Action, and shall not be discoverable, used, offered, or accepted, directly or indirectly, as evidence of such in this Action or any other action, litigation, arbitration, or other proceeding, and shall have no precedential value; provided, however, that nothing contained herein shall preclude use of this Rule 23(b)(2) Class Settlement Agreement in any proceeding to enforce this Rule 23(b)(2) Class Settlement Agreement or the Rule 23(b)(2) Class Settlement Order and Final Judgment.
116.Nothing in this Rule 23(b)(2) Class Settlement Agreement is intended to waive any right to assert that any information or material is protected from discovery by reason of any individual or common interest privilege, attorney-client privilege, work product protection, or other privilege, protection, or immunity, or is intended to waive any right to contest any such claim of privilege, protection, or immunity.
117.This Rule 23(b)(2) Class Settlement Agreement shall constitute the entire, complete, and integrated agreement between and among the Rule 23(b)(2) Class Plaintiffs, on behalf of themselves and the Rule 23(b)(2) Class, the Visa Defendants, and the Mastercard Defendants, with respect to the settlement of Barry’s. All of the Appendices to this Rule 23(b)(2) Class Settlement Agreement are material and integral parts of it and are incorporated by reference as if fully set forth herein.
118.The terms of this Rule 23(b)(2) Class Settlement Agreement are not severable, but are interdependent and have been agreed to only as a whole by the Rule 23(b)(2) Class Plaintiffs, Rule 23(b)(2) Class Counsel, the Visa Defendants, and the Mastercard Defendants.
119.This Rule 23(b)(2) Class Settlement Agreement supersedes all prior negotiations and agreements, and is not subject to any condition not provided for in this Rule 23(b)(2) Class Settlement Agreement. In entering into and executing this Rule 23(b)(2) Class Settlement Agreement, the Rule 23(b)(2) Class Plaintiffs, the Visa Defendants, and the Mastercard Defendants warrant that they are acting upon their respective independent judgments and upon the advice of their respective counsel, and not in reliance upon any warranty or representation, express or implied, of any nature or kind by any other person or entity, other than the warranties and representations expressly made in this Rule 23(b)(2) Class Settlement Agreement.
120.This Rule 23(b)(2) Class Settlement Agreement shall be governed, construed, enforced, and administered in accordance with the laws of the State of New York without reference to its conflict of laws principles.

121.This Rule 23(b)(2) Class Settlement Agreement may not be modified or amended except by a writing signed by the Rule 23(b)(2) Class Plaintiffs, the Visa Defendants, and the Mastercard Defendants, or their respective counsel, and approved by the Court.
122.This Rule 23(b)(2) Class Settlement Agreement or any portion thereof shall not be construed more strictly against any party to it merely because it may have been prepared by counsel for one of them, it being recognized that because of the arm’s-length negotiations resulting in this Rule 23(b)(2) Class Settlement Agreement, all parties to this Rule 23(b)(2) Class Settlement Agreement have contributed substantially and materially to the preparation of it.
123.All headings used in this Rule 23(b)(2) Class Settlement Agreement are for reference and convenience only and shall not affect the meaning or interpretation of this Rule 23(b)(2) Class Settlement Agreement.
124.The waiver by any Rule 23(b)(2) Class Plaintiff or Defendant of any breach of this Rule 23(b)(2) Class Settlement Agreement shall not be deemed or construed as a waiver of any other breach of this Rule 23(b)(2) Class Settlement Agreement, whether prior, subsequent, or contemporaneous.
125.This Rule 23(b)(2) Class Settlement Agreement shall be binding upon, and shall inure to the benefit of, the Rule 23(b)(2) Class Plaintiffs, the members of the Rule 23(b)(2) Class, the Visa Defendants, and the Mastercard Defendants. The Rule 23(b)(2) Class Released Parties, other than the Visa Defendants and the Mastercard Defendants, are third party beneficiaries of this Rule 23(b)(2) Class Settlement Agreement and are authorized to enforce the provisions of this Rule 23(b)(2) Class Settlement Agreement, including without limitation the release and covenant not to sue provisions in this Rule 23(b)(2) Class Settlement Agreement, the continuing jurisdiction provisions in Paragraphs 105-109 above, and such other provisions of this Rule 23(b)(2) Class Settlement Agreement as are applicable to them.

126.Any notice or materials to be provided to the Rule 23(b)(2) Class Plaintiffs pursuant to this Rule 23(b)(2) Class Settlement Agreement shall be sent to Rule 23(b)(2) Class Counsel, and any notice or materials to be provided to Defendants pursuant to this Rule 23(b)(2) Class Settlement Agreement shall be sent to their counsel in MDL 1720, whose names and contact information are set forth in Appendix H hereto. Any notice or materials to be submitted to the Court pursuant to this Rule 23(b)(2) Class Settlement Agreement shall also be filed in MDL 1720 through the Electronic Court Filing (ECF) system of the Court.
127.Each of the undersigned representatives of each Rule 23(b)(2) Class Plaintiff and Defendant represents that it is fully authorized to enter into, and to execute, this Rule 23(b)(2) Class Settlement Agreement on behalf of that party. Each of the parties hereto agrees that, in return for the agreements in this Rule 23(b)(2) Class Settlement Agreement, it is receiving good and valuable consideration, the receipt and sufficiency thereof is hereby acknowledged.
128.This Rule 23(b)(2) Class Settlement Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.
IN WITNESS WHEREOF, the signatories below have read and understood this Rule 23(b)(2) Class Settlement Agreement, have executed it, represent that the undersigned are authorized to execute this Rule 23(b)(2) Class Settlement Agreement on behalf of their respectively represented parties, have agreed to be bound by its terms, and have duly executed this Rule 23(b)(2) Class Settlement Agreement.

FOR RULE 23(b)(2) CLASS PLAINTIFFS

Dated:  March 25, 2024.    By:  /s/ Steve D. Shadowen
Steve D. Shadowen
Hilliard & Shadowen LLP

Dated:  March 25, 2024.    By:  /s/ Robert G. Eisler
Robert G. Eisler
Grant & Eisenhofer P.A.

Dated:  March 25, 2024.    By:  /s/ Michael J. Freed
Michael J. Freed
Freed Kanner London & Millen LLP

Dated:  March 25, 2024.    By:  /s/ Linda P. Nussbaum
Linda P. Nussbaum
Nussbaum Law Group, P.C.

FOR DEFENDANTS VISA INC., VISA U.S.A. INC., AND VISA INTERNATIONAL SERVICE ASSOCIATION

Dated:  March 25, 2024.    By:  /s/ Julie B. Rottenberg
Julie B. Rottenberg
EVP, General Counsel
Visa Inc.

FOR DEFENDANTS MASTERCARD INTERNATIONAL INCORPORATED AND MASTERCARD INCORPORATED

Dated:  March 25, 2024.    By:  /s/ Rob Beard
Rob Beard
Chief Legal Officer, General Counsel and Head of Global Policy
Mastercard International Incorporated

APPENDIX A – Actions in MDL 1720

7-Eleven, Inc., et al. v. Visa Inc., et al., No. 13-cv-05746-MKB-JAM (E.D.N.Y.), formerly No. 13-cv-04442-AKH (S.D.N.Y.).

Block, Inc. v. Visa Inc., et al., No. 23-cv-05377-MKB-JAM (E.D.N.Y.).

Camp Grounds Coffee, LLC, et al. v. Visa, Inc., et al., No. 21-cv-03401-MKB-JAM (E.D.N.Y.).

E-Z Mart Stores, Inc., et al. v. Visa Inc., et al, No. 13-cv-05352-MKB-JAM (E.D.N.Y.), formerly No. 13-cv-00697 (E.D. Tex.).

Grubhub Holdings Inc., et al. v. Visa Inc., et al., No. 19-cv-06555-MKB-JAM (E.D.N.Y.), formerly No. 19-cv-07273 (N.D. Ill.).

The Home Depot, Inc., et al. v. Visa Inc., et al., No. 16-cv-5507-MKB-JAM (E.D.N.Y.), formerly No. 16-cv-01947-MHC (N.D. Ga.)

Intuit Inc., et al. v. Visa Inc., et al., No. 21-cv-01175-MKB-JAM (E.D.N.Y.), formerly No. 21-cv-01234-VKD (N.D. Cal.)

Lanning, et al. v. Visa, Inc., et al., No. 21-cv-02360-MKB-JAM (E.D.N.Y.).

Old Jericho Enterprise Inc., et al. v. Visa, Inc., et al., No. 20-cv-02394-MKB-JAM (E.D.N.Y.).

Palladino, et al. v. JP Morgan Chase & Co., et al., No. 23-CV-01215-MKB-JAM (E.D.N.Y.), formerly No. CGC-22-603801 (Cal. Super. Ct.).

Target Corporation, et al. v. Visa Inc., et al., No. 13-cv-05745-MKB-JAM (E.D.N.Y.), formerly No. 13-cv-3477-AKH (S.D.N.Y.).

Visa U.S.A. Inc., et al. v. National Association of Convenience Stores, et al., No. 13-cv-03074-MKB-JAM (E.D.N.Y.).

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APPENDIX B – Rule 23(b)(2) Class Settlement Escrow Agreement

CUSTODIAN/ESCROW AGREEMENT
This Custodian/Escrow Agreement dated March __, 2024 is made among Hilliard & Shadowen LLP, Grant & Eisenhofer P.A., Freed Kanner London & Millen LLP, and Nussbaum Law Group, P.C., (“Rule 23(b)(2) Class Counsel”), and THE HUNTINGTON NATIONAL BANK, as Custodian/Escrow agent (“Rule 23(b)(2) Class Escrow Agent”).
Recitals
A.      This Custodian/Escrow Agreement governs the deposit, investment and disbursement of the settlement funds that, pursuant to the Class Settlement Agreement of the Rule 23(b)(2) Class Plaintiffs and the Defendants (the “Settlement Agreement”) dated March 25, 2024, attached hereto as Exhibit A, entered into by, among others, Rule 23(b)(2) Class Counsel on behalf of the Rule 23(b)(2) Class Plaintiffs, will be paid for costs of notice, settlement administration, merchant education, attorneys’ fees and incentive awards to class plaintiffs, tax liabilities, and other uses in connection with a class action captioned Barry’s Cut Rate Stores, Inc., et al. v. Visa, Inc., et al., MDL No. 1720 Docket No. 05-md-01720 (E.D.N.Y.) (also now known as DDMB, Inc., et al. v. Visa, Inc., et al., MDL No. 1720 Docket No. 05-md-01720 (E.D.N.Y.)) (“Class Action”), pending in the United States District Court for the Eastern District of New York (the “Court”).
B.      Pursuant to the terms of the Settlement Agreement, Defendants have agreed to pay or cause to be paid up to $193.3 million in cash (the “Settlement Amount”) for the purposes described in paragraph A above in the Class Action.
C.      The Settlement Amount, together with any interest accrued thereon, is to be deposited into the Rule 23(b)(2) Class Settlement Escrow Account and used to satisfy payments described in paragraph A, above, and other costs pursuant to the terms of the Settlement Agreement.
D.      Unless otherwise defined herein, all capitalized terms shall have the meaning ascribed to them in the Settlement Agreement.
Agreement
1.      Appointment of Rule 23(b)(2) Class Escrow Agent.  The Rule 23(b)(2) Class Escrow Agent is hereby appointed to receive, deposit and disburse the Settlement Amount upon the terms and conditions provided in this Custodian/Escrow Agreement, the Settlement Agreement and any other exhibits or schedules later annexed hereto and made a part hereof.
2.      The Rule 23(b)(2) Class Settlement Escrow Account.  The Rule 23(b)(2) Class Escrow Agent shall establish and maintain one or more custodian/escrow accounts titled as Payment Card Interchange Fee Rule 23(b)(2) Settlement Fund (the “Rule 23(b)(2) Class Settlement Escrow

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Account”).  Payments will be made by the Defendants pursuant to Paragraphs 8 – 11 of the Settlement Agreement. The Rule 23(b)(2) Class Escrow Agent shall receive the Settlement Amount into the Rule 23(b)(2) Class Settlement Escrow Account; the Settlement Amount and all interest accrued thereon shall be referred to herein as the “Settlement Fund.”  The Settlement Fund shall be held and invested on the terms and subject to the limitations set forth herein and shall be released by the Rule 23(b)(2) Class Escrow Agent in accordance with the terms and conditions hereinafter set forth and set forth in the Settlement Agreement and in orders of the Court approving the disbursement of the Settlement Fund, if appropriate.
3.      Investment of Settlement Fund.  At the written direction of Rule 23(b)(2) Class Counsel, the Rule 23(b)(2) Class Escrow Agent shall invest the Settlement Fund exclusively in instruments or accounts backed by the full faith and credit of the United States Government or fully insured by the United States Government or an agency thereof, including a U.S. Treasury Fund or a bank account that is either (a) fully insured by the Federal Deposit Insurance Corporation (“FDIC”) or (b) secured by instruments backed by the full faith and credit of the United States Government.  Defendants shall not bear any responsibility for or liability related to the investment of the Settlement Fund by the Rule 23(b)(2) Class Escrow Agent.
4.      Custodian/Escrow Funds Subject to Jurisdiction of the Court.  The Settlement Fund shall remain subject to the jurisdiction of the Court until such time as the Settlement Fund shall be distributed, pursuant to the Settlement Agreement and on further order(s) of the Court.
5.      Tax Treatment & Report.  The Settlement Fund shall be treated at all times as a “Qualified Settlement Fund” within the meaning of Treasury Regulation §1.468B-1.  Rule 23(b)(2) Class Counsel and, as required by law, the Defendant, shall jointly and timely make such elections as necessary or advisable to fulfill the requirements of such Treasury Regulation, including the “relation-back election” under Treas. Reg. §1.468B-1(j)(2) if necessary to the earliest permitted date.  For purposes of §468B of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, the “administrator” of the Settlement Fund shall be Rule 23(b)(2) Class Counsel.  Rule 23(b)(2) Class Counsel shall timely and properly prepare, deliver to all necessary parties for signature, and file all necessary documentation for any elections required under Treas. Reg. §1.468B-1.  Rule 23(b)(2) Class Counsel shall timely and properly prepare and file any informational and other tax returns necessary or advisable with respect to the Settlement Funds and the distributions and payments therefrom including without limitation the returns described in Treas. Reg. §1.468B-2(k), and to the extent applicable Treas. Reg. §1.468B-2(1).
6.      Tax Payments of Settlement Fund.  All taxes with respect to the Settlement Fund, as more fully described in the Settlement Agreement, shall be treated as and considered to be a cost of administration of the Settlement Fund and the Rule 23(b)(2) Class Escrow Agent shall timely pay such taxes out of the Settlement Fund without prior order of the Court, as directed by Rule 23(b)(2) Class Counsel.  Rule 23(b)(2) Class Counsel shall be responsible for the timely and proper preparation and delivery of any necessary documentation for signature by all necessary parties, and the timely filing of all tax returns and other tax reports required by law.  Rule 23(b)(2) Class Counsel may engage an accounting firm or tax preparer to assist in the preparation of any tax reports or the calculation of any tax payments due as set forth in Sections 5 and 6, and the expense of such assistance shall be paid from the Settlement Fund by the Rule 23(b)(2) Class Escrow Agent

at Rule 23(b)(2) Class Counsel’s direction.  The Settlement Fund shall indemnify and hold the Defendants harmless for any taxes that may be deemed to be payable by the Defendants by reason of the income earned on the Settlement Fund, and the Rule 23(b)(2) Class Escrow Agent, as directed by Rule 23(b)(2) Class Counsel, shall establish such reserves as are necessary to cover the tax liabilities of the Settlement Fund and the indemnification obligations imposed by this paragraph. If the Settlement Fund is returned to the Defendants pursuant to the terms of the Settlement Agreement, the Defendants shall provide the Rule 23(b)(2) Class Escrow Agent with a properly completed Form W-9.
7.      Disbursement Instructions
(a)Rule 23(b)(2) Class Counsel may, without further order of the Court or authorization by the Defendants’ Counsel, instruct the Rule 23(b)(2) Class Escrow Agent to disburse the funds necessary to pay notice and administration Expenses.
(b)Disbursements other than those described in paragraph 7(a), including disbursements for distribution of the Settlement Fund, must be authorized by either (i) an order of the Court, or (ii) the written direction of all 4 of Rule 23(b)(2) Class Counsel: Michael Freed, Steven Shadowen, Robert Eisler, and Linda Nussbaum.
(c)In the event funds transfer instructions are given (other than in writing at the time of execution of this Custodian/Escrow Agreement), whether in writing, by facsimile, e-mail, telecopier or otherwise, the Rule 23(b)(2) Class Escrow Agent will seek confirmation of such instructions by telephone call back when new wire instructions are established to the person or persons designated in subparagraphs (a) and (b) above only if it is reasonably necessary, and the Rule 23(b)(2) Class Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated.  It will not be reasonably necessary to seek confirmation if the Rule 23(b)(2) Class Escrow Agent receives written letters authorizing a disbursement from each of the law firms required in subparagraphs (a) and (b), as applicable, on their letterhead and signed by one of the persons designated in subparagraphs (a) and (b).  To assure accuracy of the instructions it receives, the Rule 23(b)(2) Class Escrow Agent may record such call backs.  If the Rule 23(b)(2) Class Escrow Agent is unable to verify the instructions, or is not satisfied with the verification it receives, it shall not execute the instruction until all issues have been resolved.  The persons and telephone numbers for call backs may be validly changed only in a writing that (i) is signed by the party changing its notice designations, and (ii) is received and acknowledged by the Rule 23(b)(2) Class Escrow Agent.  Rule 23(b)(2) Class Counsel will notify the Rule 23(b)(2) Class Escrow Agent of any errors, delays or other problems within 30 days after receiving notification that a transaction has been executed.  If it is determined that the transaction was delayed or erroneously executed as a result of the Rule 23(b)(2) Class Escrow Agent’s error, the Rule 23(b)(2) Class Escrow Agent’s sole obligation is to pay or refund the amount of such error and any amounts as may be required by applicable law.  Any claim for interest payable will be at the then-published rate for United States Treasury Bills having a maturity of 91 days.
(d)The Rule 23(b)(2) Class Escrow Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Rule 23(b)(2) Class Escrow Agent's reliance upon and compliance with such instructions notwithstanding if such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees; (i) to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Rule 23(b)(2) Class Escrow Agent, including, without limitation, the risk of the Rule 23(b)(2) Class Escrow Agent acting on unauthorized instructions, and the risk or interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting instructions to the Rule 23(b)(2) Class Escrow Agent and that there may be more secure methods of transmitting instructions than the method(s) selected by the Rule 23(b)(2) Class Escrow Agent; and (iii) that the security procedures (if any) to be followed in connection with its transmission of instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.
8.      Termination of Settlement.  If the Settlement Agreement terminates in accordance with its terms, Rule 23(b)(2) Class Counsel shall notify the Rule 23(b)(2) Class Escrow Agent of the termination of the Settlement Agreement.  Upon such notification, the balance of the Settlement Fund, together with any interest earned thereon, less any Notice and Administration Expenses paid and actually incurred in accordance with the terms of the Settlement Agreement but not yet paid, and any unpaid taxes due, as determined by Rule 23(b)(2) Class Counsel and the Defendant, shall be returned in accordance with instruction from the Rule 23(b)(2) Class Counsel and Defendants.
9.      Fees.  The Rule 23(b)(2) Class Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached as Exhibit B. All fees and expenses of the Rule 23(b)(2) Class Escrow Agent shall be paid solely from the Settlement Fund.  The Rule 23(b)(2) Class Escrow Agent may pay itself such fees from the Settlement Fund only after such fees have been approved for payment by Rule 23(b)(2) Class Counsel.  If the Rule 23(b)(2) Class Escrow Agent is asked to provide additional services, such as the preparation and administration of payments to Authorized Claimants, a separate agreement and fee schedule will be entered into.
10.    Duties, Liabilities and Rights of the Rule 23(b)(2) Class Escrow Agent.  This Custodian/Escrow Agreement sets forth all of the obligations of the Rule 23(b)(2) Class Escrow

Agent, and no additional obligations shall be implied from the terms of this Custodian/Escrow Agreement or any other agreement, instrument or document.
(a)The Rule 23(b)(2) Class Escrow Agent may act in reliance upon any instructions, notice, certification, demand, consent, authorization, receipt, power of attorney or other writing delivered to it by Rule 23(b)(2) Class Counsel, as provided herein, without being required to determine the authenticity or validity thereof or the correctness of any fact stated therein, the propriety or validity of the service thereof, or the jurisdiction of the court issuing any judgment or order.  The Rule 23(b)(2) Class Escrow Agent may act in reliance upon any signature which is reasonably believed by it to be genuine and may assume that such person has been properly authorized to do so.
(b)The Rule 23(b)(2) Class Escrow Agent may consult with legal counsel of its selection in the event of any dispute or question as to the meaning or construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected to the extent the Rule 23(b)(2) Class Escrow Agent acts in accordance with the reasonable opinion and instructions of counsel.  The Rule 23(b)(2) Class Escrow Agent shall have the right to reimburse itself for reasonable legal fees and reasonable and necessary disbursements and expenses actually incurred from the Rule 23(b)(2) Class Settlement Escrow Account only (i) upon approval by Rule 23(b)(2) Class Counsel or (ii) pursuant to an order of the Court.
(c)The Rule 23(b)(2) Class Escrow Agent, or any of its affiliates, is authorized to manage, advise, or service any money market mutual funds in which any portion of the Settlement Fund may be invested.
(d)The Rule 23(b)(2) Class Escrow Agent is authorized to hold any treasuries held hereunder in its federal reserve account.
(e)The Rule 23(b)(2) Class Escrow Agent shall not bear any risks related to the investment of the Settlement Fund in accordance with the provisions of paragraph 3 of this Custodian/Escrow Agreement.  The Rule 23(b)(2) Class Escrow Agent will be indemnified by the Settlement Fund, and held harmless against, any and all claims, suits, actions, proceedings, investigations, judgments, deficiencies, damages, settlements, liabilities and expenses (including reasonable legal fees and expenses of attorneys chosen by the Rule 23(b)(2) Class Escrow Agent) as and when incurred, arising out of or based upon any act, omission, alleged act  or alleged omission by the Rule 23(b)(2) Class Escrow Agent or any other cause, in any case in connection with the acceptance of, or performance or non-performance by the Rule 23(b)(2) Class Escrow Agent of, any of the Rule 23(b)(2) Class Escrow Agent’s duties under this Agreement, except as a result of the Rule 23(b)(2) Class Escrow Agent’s bad faith, willful misconduct or gross negligence.
(f)Upon distribution of all of the funds in the Rule 23(b)(2) Class Settlement Escrow Account pursuant to the terms of this Custodian/Escrow Agreement and any orders of the Court, the Rule 23(b)(2) Class Escrow Agent shall be relieved of any and all further obligations and released from any and all liability under this Custodian/Escrow Agreement, except as otherwise specifically set forth herein.
(g)In the event any dispute shall arise between the parties with respect to the disposition or disbursement of any of the assets held hereunder, the Rule 23(b)(2) Class Escrow Agent shall be permitted to interplead all of the assets held hereunder into a court of competent jurisdiction, and thereafter be fully relieved from any and all liability or obligation with respect to such interpleaded assets. The parties further agree to pursue any redress or recourse in connection with such a dispute, without making the Rule 23(b)(2) Class Escrow Agent a party to same.
          11.    Non-Assignability by Rule 23(b)(2) Class Escrow Agent. The Rule 23(b)(2) Class Escrow Agent’s rights, duties and obligations hereunder may not be assigned or assumed without the written consent of Rule 23(b)(2) Class Counsel.
12.    Resignation of the Rule 23(b)(2) Class Escrow Agent.  The Rule 23(b)(2) Class Escrow Agent may, in its sole discretion, resign and terminate its position hereunder at any time following 120 days prior written notice to the parties to the Custodian/Escrow Agreement herein.  On the effective date of such resignation, the Rule 23(b)(2) Class Escrow Agent shall deliver this Custodian/Escrow Agreement together with any and all related instruments or documents and all funds in the Rule 23(b)(2) Class Settlement Escrow Account to the successor Rule 23(b)(2) Class Escrow Agent, subject to this Custodian/Escrow Agreement.  If a successor Rule 23(b)(2) Class Escrow Agent has not been appointed prior to the expiration of 120 days following the date of the notice of such resignation, then the Rule 23(b)(2) Class Escrow Agent may petition the Court for the appointment of a successor Rule 23(b)(2) Class Escrow Agent, or other appropriate relief.  Any such resulting appointment shall be binding upon all of the parties to this Custodian/Escrow Agreement.
          13.    Notices.  Notice to the parties hereto shall be in writing and delivered by hand-delivery, facsimile, electronic mail or overnight courier service, addressed as follows:

If to Rule 23(b)(2) Class Counsel:
Michael Freed
Freed Kanner London & Millen LLC
100 Tri-State International
Suite 128
Lincolnshire, Illinois 60069
[email]
Office:
Cell –

Steven Shadowen
Hilliard & Shadowen LLP
1135 W 6th St.
#125
Austin, TX 78703
[email]
Office:
Cell:

Robert Eisler
Grant & Eisenhofer P.A.
123 Justison Street
7th Floor
Wilmington, DE 19801
[email]
Office:
Cell:

Linda Nussbaum
Nussbaum Law Group, PC
1133 Ave of the Americas,
31st Floor
New York, NY, 10036
[email]
Office:
Cell:

If to Rule 23(b)(2) Class Escrow Agent:
THE HUNTINGTON NATIONAL BANK
Liz Lambert, Senior Managing Director
2 Great Valley Parkway, Suite 300
Malvern, PA  19355
Telephone:
E-mail:
Susan Brizendine, Trust Officer
Huntington National Bank
7 Easton Oval – EA5W63
Columbus, Ohio 43219
Telephone:
E-mail:

14.    Patriot Act Warranties.  Section 326 of the USA Patriot Act (Title III of Pub. L. 107-56), as amended, modified or supplemented from time to time (the “Patriot Act”), requires financial institutions to obtain, verify and record information that identifies each person or legal entity that opens an account (the "Identification Information").  The parties to this Custodian/Escrow Agreement agree that they will provide the Rule 23(b)(2) Class Escrow Agent with such Identification Information as the Rule 23(b)(2) Class Escrow Agent may request in order for the Rule 23(b)(2) Class Escrow Agent to satisfy the requirements of the Patriot Act.
15.    Entire Agreement.  This Custodian/Escrow Agreement, including all Schedules and Exhibits hereto, constitutes the entire agreement and understanding of the parties hereto.  Any modification of this Custodian/Escrow Agreement or any additional obligations assumed by any party hereto shall be binding only if evidenced by a writing signed by each of the parties hereto.  To the extent this Custodian/Escrow Agreement conflicts in any way with the Settlement Agreement, the provisions of the Settlement Agreement shall govern.
16.    Governing Law.  This Custodian/Escrow Agreement shall be governed by the law of the State of Ohio in all respects.  The parties hereto submit to the jurisdiction of the Court, in connection with any proceedings commenced regarding this Custodian/Escrow Agreement, including, but not limited to, any interpleader proceeding or proceeding the Rule 23(b)(2) Class Escrow Agent may commence pursuant to this Custodian/Escrow Agreement for the appointment of a successor Rule 23(b)(2) Class Escrow Agent, and all parties hereto submit to the jurisdiction of such Court for the determination of all issues in such proceedings, without regard to any principles of conflicts of laws, and irrevocably waive any objection to venue or inconvenient forum.
17.    Termination of the Rule 23(b)(2) Class Settlement Escrow Account.  The Rule 23(b)(2) Class Settlement Escrow Account will terminate after all funds deposited in it, together with all interest earned thereon, are disbursed in accordance with the provisions of the Settlement Agreement and this Custodian/Escrow Agreement.
18.    Miscellaneous Provisions.
(a)Counterparts.  This Custodian/Escrow Agreement may be executed in one or more counterparts, each of which counterparts shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Custodian/Escrow Agreement.
(b)Further Cooperation.  The parties hereto agree to do such further acts and things and to execute and deliver such other documents as th eRule 23(b)(2) Class Escrow Agent may request from time to time in connection with the administration, maintenance, enforcement or adjudication of this Custodian/Escrow Agreement in order (a) to give the Rule 23(b)(2) Class Escrow Agent confirmation and assurance of the Rule 23(b)(2) Class Escrow Agent’s rights, powers, privileges, remedies and interests under this Agreement and applicable law, (b) to better enable the Rule 23(b)(2) Class Escrow Agent to exercise any such right, power, privilege or remedy, or (c) to otherwise effectuate the purpose and the terms and provisions of this Custodian/Escrow Agreement, each in such form and substance as may be acceptable to the Rule 23(b)(2) Class Escrow Agent.
(c)Electronic Signatures. The parties agree that the electronic signature (provided by the electronic signing service DocuSign initiated by the Rule 23(b)(2) Class Escrow Agent) of a party to this Custodian/Escrow Agreement shall be as valid as an original signature of such party and shall be effective to bind such party to this Custodian/Escrow Agreement. The parties agree that any electronically signed document shall be deemed (i) to be “written” or “in writing,” (ii) to have been signed, and (iii) to constitute a record established and maintained in the ordinary course of business and an original written record when printed from electronic files.
(d)Non-Waiver.  The failure of any of the parties hereto to enforce any provision hereof on any occasion shall not be deemed to be a waiver of any preceding or succeeding breach of such provision or any other provision.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
THE HUNTINGTON NATIONAL BANK, as Rule 23(b)(2) Class Escrow Agent

By:  __________________________________
          Liz Lambert, Senior Managing Director

Rule 23(b)(2) Class Counsel

By:  __________________________________

Exhibit A

Settlement Agreement

Exhibit B

Fees of Rule 23(b)(2) Class Escrow Agent

Acceptance Fee:                                Waived

The Acceptance Fee includes the review of the Custodian/Escrow Agreement, acceptance of the role as Rule 23(b)(2) Class Escrow Agent, establishment of Rule 23(b)(2) Class Settlement Escrow Account(s), and receipt of funds.

Annual Administration Fee:                         Waived

The Annual Administration Fee includes the performance of administrative duties associated with the Rule 23(b)(2) Class Settlement Escrow Account including daily account management, generation of account statements to appropriate parties, and disbursement of funds in accordance with the Custodian/Escrow Agreement. Administration Fees are payable annually in advance without proration for partial years.

Out of Pocket Expenses:                            Waived

Out of pocket expenses include postage, courier, overnight mail, wire transfer, and travel fees.

APPENDIX C - NOTICE PLAN
UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF NEW YORK

NO. 05-md-01720 (MKB) (JAM)
IN RE PAYMENT CARD INTERCHANGE FEE AND MERCHANT DISCOUNT ANTITRUST LITIGATION
This Document Applies to:
Barry’s Cut Rate Stores, Inc., et al. v. Visa, Inc., et al., No. 05-md-01720 (E.D.N.Y.) (MKB) (JAM), also now known as DDMB, Inc., et al. v. Visa, Inc., et al., No. 05-md-01720 (E.D.N.Y.) (MKB) (JAM).

DECLARATION OF CAMERON R. AZARI, ESQ.,
ON PROPOSED CLASS NOTICE PLAN
I, Cameron R. Azari, Esq., declare as follows:
1.My name is Cameron R. Azari, Esq. I have personal knowledge of the matters set forth herein, and I believe them to be true and correct.
2.I am a nationally recognized expert in the field of legal notice, and I have served as an expert in hundreds of federal and state cases involving class action notice plans.
3.I am a Senior Vice President with Epiq Class Action & Claims Solutions, Inc. (“Epiq”) and the Director of Legal Notice for Hilsoft Notifications (“Hilsoft”), a firm that specializes in designing, developing, analyzing, and implementing large-scale legal notification plans. Hilsoft is a business unit of Epiq.
4.Epiq is an industry leader in class action administration, having implemented more than a thousand successful class action notice and settlement administration matters. Epiq

DECLARATION OF CAMERON R. AZARI, ESQ., ON PROPOSED CLASS NOTICE PLAN

APPENDIX C - NOTICE PLAN
has been involved with some of the most complex and significant notice programs in recent history, examples of which are discussed below. My team and I have experience with legal noticing in more than 575 cases, including more than 70 multidistrict litigation settlements, and have prepared notices that have appeared in 53 languages and been distributed in almost every country, territory, and dependency in the world. Courts have recognized and approved numerous notice plans developed by Epiq, and those decisions have invariably withstood appellate review.
RELEVANT EXPERIENCE
5.I have served as a notice expert and have been recognized and appointed by courts to design and provide notice in many large and significant cases, including:
(a)A previous settlement in this litigation, In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation, MDL No. 1720 (E.D.N.Y.), which involved a $5.5 billion settlement reached by Visa and Mastercard. An intensive notice program included more than 19.8 million direct mail notices sent to potential class members, together with insertions in over 1,500 newspapers, consumer magazines, national business publications, trade and specialty publications, with notices in multiple languages, and an extensive online notice campaign featuring banner notices that generated more than 770 million adult impressions. Sponsored search listings and a settlement website in eight languages expanded the notice program. For the subsequent settlement reached by Visa and Mastercard, an extensive notice program was implemented, which included over 16.3 million direct mail notices to class members together with more than 354 print publication insertions and banner notices, which generated more than 689 million adult impressions. The Second Circuit recently affirmed the settlement approval (See No. 20-339 et al., — F.4th —, 2023 WL 2506455 (2d Cir. Mar. 15, 2023)) and the claims process is currently ongoing.

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DECLARATION OF CAMERON R. AZARI, ESQ., ON PROPOSED CLASS NOTICE PLAN

APPENDIX C - NOTICE PLAN
(b)In Re: Zoom Video Communications, Inc. Privacy Litigation, 3:20-cv-02155 (N.D. Cal.), involved an extensive notice plan for a $85 million privacy settlement involving Zoom, the most popular videoconferencing platform. Notice was sent to more than 158 million class members by email or mail, and millions of reminder notices were sent to stimulate claim filings. The individual notice efforts reached approximately 91% of the class and were enhanced by supplemental media notice, which was provided via regional newspaper notice, nationally distributed digital and social media notice (delivering more than 280 million impressions), sponsored search, an informational release, and a settlement website.
(c)In re Takata Airbag Products Liability Litigation, MDL No. 2599, 1:15-md-02599 (S.D. Fla.), involved $1.91 billion in settlements with BMW, Mazda, Subaru, Toyota, Honda, Nissan, Ford, and Volkswagen regarding Takata airbags. The notice plans for those settlements included individual mailed notice to more than 61.8 million potential class members and extensive nationwide media via consumer publications, U.S. Territory newspapers, radio, internet banners, mobile banners, and behaviorally targeted digital media. Combined, the notice plans reached more than 95% of adults aged 18+ in the U.S. who owned or leased a subject vehicle, with a frequency of 4.0 times each.
(d)In Re: Capital One Consumer Data Security Breach Litigation, MDL No. 2915, 1:19-md-02915 (E.D. Va.), involved an extensive notice program for a $190 million data breach settlement. Notice was sent to more than 93.6 million settlement class members by email or mail. The individual notice efforts reached approximately 96% of the identified settlement class members and were enhanced by a supplemental media plan that included banner

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DECLARATION OF CAMERON R. AZARI, ESQ., ON PROPOSED CLASS NOTICE PLAN

APPENDIX C - NOTICE PLAN
notices and social media notices (delivering more than 123.4 million impressions), sponsored search, and a settlement website.
(e)In re: Disposable Contact Lens Antitrust Litigation, 3:15-md-02626 (M.D. Fla.), involved several notice programs to notify retail purchasers of disposable contact lenses regarding four settlements with different settling defendants totaling $88 million. For each notice program, more than 1.98 million email or postcard notices were sent to potential class members and a comprehensive media plan was implemented, with a well-read nationwide consumer publication, internet banner notices (delivering more than 312.9 million – 461.4 million impressions per campaign), sponsored search listings, and a case website.
(f)In re: fairlife Milk Products Marketing and Sales Practices Litigation, 1:19-cv-03924 (N.D. Ill.), involved a $21 million settlement with The Coca-Cola Company, fairlife, LLC, and other defendants regarding allegations of false labeling and marketing of fairlife milk products. A comprehensive media-based notice plan was designed and implemented, which included a consumer print publication notice, targeted banner notices, and social media (delivering more than 620.1 million impressions in English and Spanish nationwide). Combined with individual notice to a small percentage of the class, the notice plan reached approximately 80.2% of the class. The reach was further enhanced by sponsored search, an informational release, and a website.
(g)In re Morgan Stanley Data Security Litigation, 1:20-cv-05914 (S.D.N.Y.), involved a $60 million settlement for Morgan Stanley Smith Barney’s account holders in response to “Data Security Incidents.” More than 13.8 million emailed or mailed notices were delivered, reaching approximately 90% of the identified potential settlement class

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DECLARATION OF CAMERON R. AZARI, ESQ., ON PROPOSED CLASS NOTICE PLAN

APPENDIX C - NOTICE PLAN
members. The individual notice efforts were supplemented with nationwide newspaper notice and a settlement website.
(h)In re: Oil Spill by the Oil Rig “Deepwater Horizon” in the Gulf of Mexico, on April 20, 2010, MDL No. 2179 (E.D. La.), involved landmark settlement notice programs to distinct “Economic and Property Damages” and “Medical Benefits” settlement classes for BP’s $7.8 billion settlement of claims related to the Deepwater Horizon oil spill. Notice efforts included more than 7,900 television spots, 5,200 radio spots, and 5,400 print insertions and reached over 95% of Gulf Coast residents.
6.Courts have recognized my testimony as to which method of notification is appropriate for a given case, and I have provided testimony on numerous occasions on whether a certain method of notice represents the best notice practicable and/or appropriate under the circumstances. Numerous court opinions and comments regarding my testimony, and the adequacy of our notice efforts, are included in Hilsoft’s curriculum vitae included as Attachment 1.
7.In forming expert opinions, my staff and I draw from our in-depth class action case experience, as well as our educational and related work experiences. I am an active member of the Oregon State Bar, having received my Bachelor of Science from Willamette University and my Juris Doctor from Northwestern School of Law at Lewis and Clark College. I have served as the Director of Legal Notice for Epiq since 2008 and have overseen the detailed planning of virtually all of our court-approved notice programs during that time. Overall, I have more than 23 years of experience in the design and implementation of legal notification and claims administration programs, having been personally involved in hundreds of successful notice programs.

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DECLARATION OF CAMERON R. AZARI, ESQ., ON PROPOSED CLASS NOTICE PLAN

APPENDIX C - NOTICE PLAN
8.The facts in this declaration are based on my personal knowledge, as well as information provided to me by my colleagues in the ordinary course of my business.
OVERVIEW
9.This declaration details the proposed Settlement Notice Plan (“Notice Plan”) and Notices (“Notice” or “Notices”) for the Rule 23(b)(2) Settlement in In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation, Case No. 1:05-md-01720 in the United States District Court for the Eastern District of New York. Epiq designed the proposed Notice Plan based on our extensive prior experience and research into the notice issues particular to this case, and specifically based on our experience with providing notice to the Rule 23(b)(3) Class. We have analyzed and proposed notice that is appropriate under the circumstances to provide notice to the Rule 23(b)(2) Class.
10.As described in detail below, the Notice Plan includes: (i) Publication Notices placed in National Business Publications, National Trade and Specialty Publications, Local Business Journals, Specialty Language and Targeted Newspapers, and U.S. Territory Newspapers; (ii) an all-encompassing Digital Notice Campaign using banner display notices, social media, podcast and streaming TV advertisements, and targeted website placements; (iii) audio advertisements over Streaming and Satellite Radio; (iv) a Case Website containing all pertinent information and documents related to the Settlement, including a long-form Website Notice, as well as a toll-free telephone number, email and postal address to contact for information regarding the Settlement; (v) Sponsored Search Listings on the three most highly visited search engines that will include links to the Case Website; and (vi) a nationwide Informational Release that will include the Case Website address and the toll-free telephone number to call for information about the Settlement.

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DECLARATION OF CAMERON R. AZARI, ESQ., ON PROPOSED CLASS NOTICE PLAN

APPENDIX C - NOTICE PLAN
11.We estimate that this blanket coverage of the relevant markets in both print and digital media will reach more than 82% of U.S. Business Owners and more than 84% of all U.S. Adults in Business and Finance Occupations. See ¶ 27, below.
12.Given the facts that: (i) the Rule 23(b)(2) Class has already been certified, (ii) there are no claim forms or opt-out forms to be disseminated to Rule 23(b)(2) Class members, who will instead automatically receive the benefits of the Settlement, and (iii) the extensive expected reach of the Notice Plan, there is no need here to incur the additional burden and expense of providing individual notice to millions of Rule 23(b)(2) Class members. It is our opinion that the Notice Plan provides the best practicable means to provide appropriate notice to the Class.1
DATA PRIVACY AND SECURITY
13.Epiq has procedures in place to protect the security of class data. As with all cases, Epiq will maintain extensive data security and privacy safeguards in its official capacity as the Class Administrator for this Action. A Services Agreement, which formally retains Epiq, will govern Epiq’s administration responsibilities for this Action. Service changes or modification beyond the original contract scope will require formal contract addendum or modification. Epiq maintains adequate insurance in case of errors.
14.As a data processor, Epiq performs services on data provided, only as outlined in a contract and/or associated statement(s) of work. Epiq does not utilize or perform other procedures on personal data provided or obtained as part of services to a client. Epiq does not use any information provided by class members for any purpose other than providing
1 See, e.g., In re Restasis (Cyclosporine Ophthalmic Emulsion) Antitrust Litig., 527 F. Supp. 3d 269, 275 (E.D.N.Y. 2021) ( “Where plaintiffs’ digital plan will reach 80 percent of the class, requiring them to supplement the plan with individual notice is unnecessarily burdensome.”); Fed. R. Civ. P. 23(c)(2)(A) (with respect to a Rule 23(b)(2) class, “the Court may direct appropriate notice”).

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DECLARATION OF CAMERON R. AZARI, ESQ., ON PROPOSED CLASS NOTICE PLAN

APPENDIX C - NOTICE PLAN
administration services. Specifically, the information will not be used, disseminated, or disclosed by or to any other person for any other purpose.
15.The security and privacy of clients’ and class members’ information and data are paramount to Epiq. That is why Epiq has invested in a layered and robust set of trusted security personnel, controls, and technology to protect the data we handle. To promote a secure environment for client and class member data, industry leading firewalls and intrusion prevention systems protect and monitor Epiq’s network perimeter with regular vulnerability scans and penetration tests. Epiq deploys best-in-class endpoint detection, response, and anti-virus solutions on our endpoints and servers. Strong authentication mechanisms and multi-factor authentication are required for access to Epiq’s systems and the data we protect. In addition, Epiq has employed the use of behavior and signature-based analytics as well as monitoring tools across our entire network, which are managed 24 hours per day, 7 days per week, by a team of experienced professionals.
16.Epiq’s world class data centers are defended by multi-layered, physical access security, including formal ID and prior approval before access is granted, closed-circuit television (“CCTV”), alarms, biometric devices, and security guards, 24 hours per day, 7 days per week. Epiq manages minimum Tier 3+ data centers in 18 locations worldwide. Our centers have robust environmental controls including uninterruptable power supply (“UPS”), fire detection and suppression controls, flood protection, and cooling systems.
17.Beyond Epiq’s technology, our people play a vital role in protecting class members’ and our clients’ information. Epiq has a dedicated information security team comprised of highly trained, experienced, and qualified security professionals. Our teams stay on top of important security issues and retain important industry standard certifications, like

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SysAdmin, Audit, Network, and Security (“SANS”), Certified Information Systems Security Professional (“CISSP”), and Certified Information Systems Auditor (“CISA”). Epiq is continually improving security infrastructure and processes based on an ever-changing digital landscape. Epiq also partners with best-in-class security service providers. Our robust policies and processes cover all aspects of information security to form part of an industry leading security and compliance program, which is regularly assessed by independent third parties.
18.Epiq holds several industry certifications including Trusted Information Security Assessment Exchange (“TISAX”), Cyber Essentials, Privacy Shield, and ISO 27001. In addition to retaining these certifications, we are aligned to Health Insurance Portability and Accountability Act (“HIPAA”), National Institute of Standards and Technology (“NIST”), and Federal Information Security Management Act (“FISMA”) frameworks. Epiq follows local, national, and international privacy regulations. To support our business and staff, Epiq has a dedicated team to facilitate and monitor compliance with privacy policies. Epiq is also committed to a culture of security mindfulness. All employees routinely undergo cybersecurity training to ensure that safeguarding information and cybersecurity vigilance is a core practice in all aspects of the work our teams complete.
19.Upon completion of a project, Epiq continues to host all data until otherwise instructed in writing by a customer to delete, archive, or return such data. When a customer requests that Epiq delete or destroy all data, Epiq agrees to delete or destroy all such data; provided, however, that Epiq may retain data as required by applicable law, rule, or regulation, and to the extent such copies are electronically stored in accordance with Epiq’s record retention or back-up policies or procedures (including those regarding electronic communications) then in

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effect. Epiq keeps data in line with client retention requirements. If no retention period is specified, Epiq returns the data to the client or securely deletes it as appropriate.
NOTICE PLANNING METHODOLOGY
20.It is my understanding from reviewing the Class Settlement Agreement of the Rule 23(b)(2) Class Plaintiffs and the Defendants (“Rule 23(b)(2) Settlement Agreement”) that the “Rule 23(b)(2) Class” is defined as the following:
[A]ll persons, businesses, and other entities that accept Visa-Branded Cards and/or Mastercard-Branded Cards in the United States at any time during the period between December 18, 2020 and the date of entry of the Rule 23(b)(2) Class Settlement Order and Final Judgment, and from which no exclusions are permitted.
21.With respect to a class-wide settlement solely seeking equitable relief, Federal Rule of Civil Procedure 23 provides that the Court has the discretion to “direct appropriate notice to the class.”2 The proposed Notice Plan provides reasonable and appropriate notice under the circumstances to advise the Rule 23(b)(2) Class of the terms of the Settlement and their rights to object and be heard.
22.Data sources and tools commonly employed by experts in the advertising industry were used to analyze and develop the media component of the proposed Notice Plan. These resources include MRI-Simmons,3 which provides statistically significant readership and product usage data, Comscore,4 which provides similar usage data specific to online media, and Alliance for Audited Media
2 FRCP 23(c)(2)(A).
3 MRI-Simmons is a leading source of publication readership and product usage data for the communications industry. MRI-Simmons is a joint venture of GfK Mediamark Research & Intelligence, LLC (“MRI”) and Simmons Market Research. MRI-Simmons offers comprehensive demographic, lifestyle, product usage and exposure to all forms of advertising media collected from a single sample. As the leading U.S. supplier of multimedia audience research, the company provides information to magazines, televisions, radio, internet, and other media, leading national advertisers, and over 450 advertising agencies—including 90 of the top 100 in the United States. MRI-Simmons’s national syndicated data is widely used by companies as the basis for the majority of the media and marketing plans that are written for advertised brands in the United States.
4 Comscore is a global internet information provider for planning, transacting, and evaluating media across platforms. With a data footprint that combines digital, linear TV, OTT, and theatrical viewership intelligence with advanced audience insights, Comscore allows media buyers and sellers to quantify their multiscreen behavior. A leader in measuring digital and TV audiences and advertising at scale, Comscore is the industry’s emerging, third-party source for reliable and comprehensive cross-platform measurement.

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(“AAM”)5 statements, which certify how many readers buy or obtain copies of publications. These tools, as applicable, along with demographic breakdowns indicating how many people use each media vehicle, as well as computer software that takes the underlying data and factors out the duplication among audiences of various media vehicles, allow the net (unduplicated) reach of a particular media schedule to be determined. The combined results of this analysis are used to help determine the sufficiency and effectiveness of a notice plan.
23.Tools and data trusted by the communications industry and courts. Virtually all of the nation’s largest advertising agency media departments utilize, scrutinize, and rely upon such independent, time-tested data and tools, including net reach and de-duplication analysis methodologies, to guide the billions of dollars of advertising placements seen today, providing assurance that these figures are not overstated. These analyses and similar planning tools have become standard analytical tools for evaluating legal notice programs and have been regularly accepted by courts.
24.In fact, advertising and media planning firms around the world have long relied on audience data and techniques: AAM data has been relied on since 1914;6 90 to 100% of media directors use reach and frequency planning;7 all the leading advertising and communications textbooks cite the
5 Established in 1914 as the Audit Bureau of Circulations (“ABC”) and rebranded as Alliance for Audited Media (“AAM”) in 2012, AAM is a non-profit cooperative formed by media, advertisers, and advertising agencies to audit the paid circulation statements of magazines and newspapers. AAM is the leading third-party auditing organization in the United States. It is the industry’s leading, neutral source for documentation on the actual distribution of newspapers, magazines, and other publications. Widely accepted throughout the industry, it certifies thousands of printed publications as well as emerging digital editions read via tablet subscriptions. Its publication audits are conducted in accordance with rules established by its Board of Directors. These rules govern not only how audits are conducted, but also how publishers report their circulation figures. AAM’s Board of Directors is comprised of representatives from the publishing and advertising communities.
6 https://auditedmedia.com/about/who-we-are.
7 See generally Peter B. Turk, Effective Frequency Report: Its Use And Evaluation By Major Agency Media Department Executives, 28 J. ADVERTISING RES. 56 (1988); Peggy J. Kreshel et al., How Leading Advertising Agencies Perceive Effective Reach and Frequency, 14 J.ADVERTISING 32 (1985).

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need to use reach and frequency planning.8 MRI-Simmons data is used by ninety of the top one hundred media firms. Comscore is used by major holding company agencies worldwide, including Dentsu Aegis Networking, GroupM, IPG, and Publicis, in addition to independent agencies for TV and digital media buying and planning. At least 25,000 media professionals in 100 different countries use media planning software.9
25.Demographics. In selecting media to target the Rule 23(b)(2) Class, the demographics of likely members of the Rule 23(b)(2) Class were analyzed. According to MRI-Simmons syndicated media research, business owners have the following demographics:
•60.7% men / 39.3% women;
•63% are aged 35-64;
•52.3% have a household income of $100K or more;
•80% more likely than the average adult to have a household income of $250K or more;
•60.7% are currently married;
•72.2% own a home, and business owners are 7% more likely to own a home than the average adult; and
•17.9% identify as Spanish/Hispanic.
26.Target Audience. To determine the Target Audience for class action notice planning purposes, most often a proxy audience that closely matches the definition of the class is used. This is commonplace since the precise definition of the class is not always available as an exact match in the advertising and media planning tools. The proxy audience is generally the closest/best match to the desired audience, here the defined Rule 23(b)(2) Class. Based on the analysis of the proxy audience within the advertising and media planning tools, the Target Audience is determined. This method of using a proxy audience is standard practice throughout
8 Textbook sources that have identified the need for reach and frequency for years include: JACK S. SISSORS & JIM SURMANEK, ADVERTISING MEDIA PLANNING, 57-72 (2d ed. 1982); KENT M. LANCASTER & HELEN E. KATZ, STRATEGIC MEDIA PLANNING 120-156 (1989); DONALD W. JUGENHEIMER & PETER B. TURK, ADVERTISING MEDIA 123-126 (1980); JACK Z. SISSORS & LINCOLN BUMBA, ADVERTISING MEDIA PLANNING 93 122 (4th ed. 1993); JIM SURMANEK, INTRODUCTION TO ADVERTISING MEDIA: RESEARCH, PLANNING, AND BUYING 106-187 (1993).
9 For example, Telmar, founded in 1968, provides strategic targeting and media planning solutions to advertisers, agencies, data suppliers, and media sales houses. Over 25,000 media professionals in 100 countries use Telmar systems for media and marketing planning tools including reach and frequency planning functions.

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the advertising industry, beyond class action noticing.10 The proposed Notice Plan is designed to reach the Rule 23(b)(2) Class by targeting two broad target audiences: all U.S. Business Owners and all U.S. Adults in Business and Finance Occupations.
NOTICE PLAN DETAIL
27.The proposed Notice Plan is designed to reach the greatest practicable number of the Rule 23(b)(2) Class. Given our experience with similar notice efforts, we expect the proposed Notice Plan media notice efforts will reach approximately 82.2% of all U.S. Business Owners with an average frequency of 4.5 times, and 84.8% of all U.S. Adults in Business and Finance Occupations with an average frequency of 4.1 times. “Reach” refers to the estimated percentage of the unduplicated audience exposed to the notice. “Frequency,” in contrast, refers to how many times, on average, each member of the target audience had the opportunity to view the notice. In my experience, the projected reach of the Notice Plan is consistent with other court-approved notice plans, provides appropriate notice to the Rule 23(b)(2) Class under the circumstances of this case, and has been designed to satisfy the requirements of due process, including its “desire to actually inform” requirement.11
28.Reflected in the calculated reach and average frequency are an extensive schedule of national business publications, digital and social media, including audio and video noticing. Notices will also appear in trades, local business journals, specialty language publications, U.S. Territory newspapers, internet sponsored search listings, an informational release, newspaper
10 “If the total population base (or number of class members) is unknown, it is accepted advertising and communication practice to use a proxy-media definition, which is based on accepted media research tools and methods that will allow the notice expert to establish that number. The percentage of the population reached by supporting media can then be established.” See Duke Law School, Guidelines and Best Practices Implementing 2018 Amendments to Rule 23 Class Action Settlement Provisions, at 56.
11 Mullane v. Cent. Hanover Bank & Trust Co., 339 U.S. 306, 315 (1950) (“But when notice is a person’s due, process which is a mere gesture is not due process. The means employed must be such as one desirous of actually informing the absentee might reasonably adopt to accomplish it. The reasonableness and hence the constitutional validity of any chosen method may be defended on the ground that it is in itself reasonably certain to inform those affected . . .”).

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publication notice and a Case Website, which are non-measured and are not included in the estimated reach calculation.
Media Plan Summary
National Business Publications
29.The Publication Notice will appear in English in national business publications and will be targeted nationwide. The selected seven national business publications have a combined circulation of more than 2.2 million. More details regarding the selected publications, distribution, language, and specific ad sizes are included in the following table.

National Business Publication	Insertions	Distribution	Language	Ad Size
Barron’s	2	National	English	Half-page
Financial Times	1	National	English	Quarter-page
Forbes	1	National	English	Full-page
Fortune	1	National	English	Half-page
Investor’s Business Daily	1	National	English	Sixth-page
New York Times	1	National	English	Sixth-page
Wall Street Journal	1	National	English	Sixth-page

30.These national business publications were selected to reach the target audience.
•Barron’s - Business owners are 32% more likely to read Barron’s than the average adult.
•Financial Times - One of the world’s leading news organizations recognized internationally for its authority, integrity, and accuracy.
•Forbes - Business owners are 23% more likely to read Forbes than the average adult.
•Fortune - Business owners are 34% more likely to read Fortune than the average adult.
•Investor’s Business Daily - An American newspaper covering the stock market, international business, finance, and economics.
•New York Times - Business owners are 19% more likely to read the New York Times than the average adult.
•Wall Street Journal - Business owners are 37% more likely to read the Wall Street Journal than the average adult.

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Digital Notice Campaign
31.Internet advertising has become a standard component in legal notice programs. The internet has proven to be an efficient and cost-effective method to target class members as part of providing notice of a class action settlement. According to MRI-Simmons data, 98.3% of all business owners in the United States are online and 87.6% of business owners use social media.12
32.Display Banner Notices. The proposed Notice Plan includes targeted digital advertising in English and Spanish on the selected advertising networks Google Display Network and the Yahoo Audience Network, which together represent thousands of digital properties across all major content categories.
33.Business Websites. Banner Notices will be displayed on several business-related websites to target those interested in business and finance content.
34.Specialty Language Websites. The proposed Notice Plan includes Banner Notice ads that will run across a variety of websites focused on non-English speakers. Two-thirds of these Banner Notices will be in Spanish since according to the U.S. Census Bureau Spanish is the most spoken language after English in the United States.13 Banners will run in Spanish, Chinese, Korean, Vietnamese, Japanese, Thai and Russian as appropriate.
35.Social Media. Digital Notices will also be placed on the social media sites Facebook, Instagram, X (Twitter), LinkedIn, Reddit, and YouTube. Social media digital Notices will be targeted to adults likely to be business owners.
12 MRI-Simmons 2023 Survey of the American Consumer®.
13 U.S. Census Bureau. “Language Spoken at Home.” American Community Survey, ACS 1-Year Estimates Subject Tables, Table S1601, 2022, https://data.census.gov/table/ACSST1Y2022.S1601?q= Language Spoken at Home.

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•Facebook is the leading social networking site in the United States with 49.9% of all social media usage with 175 million users,14 and Instagram has more than 140 million active users in the United States.15
•X (Twitter) is a popular microblogging social media website that allows posts/tweets containing images or videos and up to 280 characters. Users can like, comment and share/retweet posts. X (Twitter) has more than 95 million users in the United States.16
•LinkedIn is the world’s largest professional network on the internet with 200 million members in the United States.17
•Reddit is a widely used social forum website that contains more than a million communities known as subreddits. These communities cover specific topics making this an ideal platform to reach individuals with focused interests. Reddit has over 57 million daily active users in the United States.18
•YouTube is the largest streaming video website in the United States with more than 240 million users.19 Video ads placements will focus on business/financial content as well as specific YouTube channels such CNBC, Forbes and Wall Street Journal.
36.Podcasts (Spotify, Apple, and Google). In the third quarter of 2022, Americans spent an average of one hour and two minutes a day listening to podcasts.20 Podcasts are an excellent
14 Statista Digital 2023: Global Overview Report. Statista, founded in 2007, is a leading provider of worldwide market and consumer data and is trusted by thousands of companies around the world for data. Statista.com consolidates statistical data on over 80,000 topics from more than 22,500 sources and makes it available in German, English, French and Spanish.
15 Statista Digital 2023: Global Overview Report.
16 Statista Digital 2023: Global Overview Report.
17 Statista Digital 2023: Global Overview Report.
18 Statista Digital 2023: Global Overview Report.
19 Statista Digital 2023: Global Overview Report.
20 Statista Digital 2023: The United States of America.

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way to reach an engaged audience based on targeted content. Thirty second audio ads will air across major podcasting platforms such as Spotify, Apple and Google targeted to entrepreneurship, business news and professional content.
37.Streaming TV. Video ads will run on streaming TV platform services such as ESPN+, Hulu, and Sling, among others, and will be targeted to adults 18+ and business owners.
38.All digital Notices will be targeted to selected target audiences and are designed to encourage participation by members of the Rule 23(b)(2) Class—by linking directly to the Case Website, allowing visitors easy access to relevant information and documents. Consistent with best practices, the digital Notices will use language from the long-form Website Notice headline, which will allow users to identify themselves as potential members of the Rule 23(b)(2) Class.
39.All digital Notices will appear on desktop, mobile, and tablet devices and be displayed nationwide. Banner Notices will also be targeted (remarketed) to people who click on a digital Notice.
40.More details regarding the target audiences, distribution, specific ad sizes of the digital Notices, and the number of planned impressions are included in the following table.

Network/Property	Target	Language	Ad Size	Planned Impressions[21]
Google Display Network	Adults 18+ and Custom Affinity for business owner and/or business and finance[22]	English & Spanish	728x90, 300x250, 300x600 & 970x250	100,000,000
21 Impression inventory may vary slightly at the time of booking the Banner Notice ads and as a result the number of delivered impressions may vary slightly as well.
22 “Custom Affinity Audience” allows us to target specific websites, keywords, and/or relevant content that our target may be viewing.

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Google Display Network	Adults 18+ and Custom Intent for business owner and/or business and finance[23]	English & Spanish	728x90, 300x250, 300x600 & 970x250	100,000,000
Yahoo Audience Network	Adults 18+; business and finance content	English & Spanish	728x90, 300x250, 300x600 & 970x250	50,000,000
Bizjournals.com	Adults 18+; business and finance content	English	728x90, 300x250, 300x600 & 970x250	5,000,000
Bloomberg.com	Adults 18+; business and finance content	English	728x90, 300x250, 300x600 & 970x250	2,000,000
Forbes.com	Adults 18+; business and finance content	English	728x90, 300x250, 300x600 & 970x250	4,000,000
WSJ.com	Adults 18+; business and finance content	English	728x90, 300x250, 300x600 & 970x250	2,500,000
Time.com	Adults 18+; business and finance content	English	728x90, 300x250, 300x600 & 970x250	1,000,000
Fortune.com	Adults 18+; business and finance content	English	728x90, 300x250, 300x600 & 970x250	1,000,000
Inc.com	Adults 18+; business and finance content	English	728x90, 300x250, 300x600 & 970x250	1,000,000
BusinessInsider.com	Adults 18+; business and finance content	English	728x90, 300x250, 300x600 & 970x250	1,000,000
Spanish Website Targeting[24]	Adults 18+	Spanish	728x90, 300x250, 300x600 & 970x250	50,000,000
Multi-cultural Language Targeting	Adults 18+; business and finance content	Spanish, Chinese, Japanese, Vietnamese, Korean, Thai & Russian	728x90, 300x250, 300x600 & 970x250	25,000,000
Facebook	Adults 18+ with interest in Mastercard, Visa, business, and/or small business	English	Newsfeed & Right Hand Column	100,000,000
23 “Custom Intent Audience” allows us to target people that are researching or purchasing certain items on the web.
24 Spanish websites may include Univision.com, Telemundo.com, Elpais.com, CNNespanol.CNN.com and/or IndependentEspanol.com, among others.

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Facebook	Adults 18+ who are in business & finance or with demographics of small business owner	English	Newsfeed & Right Hand Column	50,000,000
Facebook	Adults 18+ with job title of business owner[25]	English	Newsfeed & Right Hand Column	25,000,000
Instagram	Adults 18+ with interest in Mastercard, Visa, business, and/or small business	English	Newsfeed	30,000,000
Instagram	Adults 18+ who are in business & finance or with demographics of small business owner	English	Newsfeed	10,000,000
Instagram	Adults 18+ with job title of business owner[26]	English	Newsfeed	15,000,000
X (Twitter)	Adults 18+ with interests in business owner, business & finance, and/or small business	English	Twitter Feed Ads	20,000,000
X (Twitter)	Adults 18+ and Post Engagement Targeting for Business Owner, Small Business Owner, Visa Merchant Services, and/or Mastercard Merchant Services	English	Twitter Feed Ads	40,000,000
LinkedIn	Adults 18+ with job titles in senior management[27]	English	LinkedIn Feed Ads	20,000,000
Reddit	Adults 18+ targeted to feeds r/Business, r/SmallBusiness, r/Entrepreneurs/, /r/BusinessHub/, and /r/Businessideas/	English	Reddit Feed Ads	17,500,000
YouTube	Adults 18+ and Custom Affinity for business owner and/or business and finance	English	:30 second video ads	22,500,000
25 Job titles may include auto body owner, daycare owner, dry cleaner/laundromat owner, gym owner, hotel/motel owner, landscaping owner, retail merchandise store owner, salon owner, spa owner and/or restaurant owner.
26 Id.
27 Job titles to include Owner, Business Partner, CEO, President, Vice President, CFO, CTO, COO, CIO, Business Director, Chief of Staff and/or Manager, among others.

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YouTube	Adults 18+ and Custom Intent for business owner and/or business and finance	English	:30 second video ads	22,500,000
YouTube	Adults 18+ and select channel and video targeting[28]	English	:30 second video ads	20,000,000
Podcast Targeting (Spotify, Apple, Google)	Entrepreneurship, business news, and professional content	English	:30 second audio ads	5,000,000
Streaming TV	Adults 18+; business owners	English	:30 second video ads	5,000,000
Total				745,000,000

41.Combined, approximately 745 million impressions will be generated by the digital Notices.29 The digital Notices will run for approximately 60 days. Clicking on the digital Notices will link the readers to the Case Website, where they can easily obtain detailed information about the Rule 23(b)(2) Settlement.
Streaming and Satellite Radio
42.Audio ads on Pandora and Sirius XM will be used to reach members of the Rule 23(b)(2) Class. Pandora is one of the most frequently used online media services in the United States. According to MRI-Simmons data, business owners are 18% more likely to listen to Pandora than the average U.S. adult.30 Thirty second audio placements across Pandora streaming radio will run across all devices targeted to business owners. Notice will run on a variety of music channels and will run for approximately 60 days. In addition, thirty second audio placements will air across Sirius XM radio to mobile devices and connected vehicles. The ads will air on news channels, talk radio, and sports programming and will run for approximately 60 days.
28 Select channel and video targeting may include youtube.com/bloomberg, youtube.com/Forbes, youtube.com/InsiderBusiness, youtube.com/wsj, youtube.com/markets and/or youtube.com/CNBC, among others.
29 The third-party ad management platform, ClickCease, will be used to audit digital Banner Notice ad placements. This type of platform tracks all Banner Notice ad clicks to provide real-time ad monitoring, fraud traffic analysis, block clicks from fraudulent sources, and quarantine dangerous IP addresses. This helps reduce wasted, fraudulent or otherwise invalid traffic (e.g., ads being seen by ‘bots’ or non-humans, ads not being viewable, etc.).
30 MRI-Simmons 2023 Survey of the American Consumer®.

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Sirius XM is a leading audio entertainment company with more than 33 million subscribers.31
National Trade & Specialty Publications
43.The Publication Notice will appear as a half-page ad unit in English in national trade and specialty publications and will be targeted nationwide. The selected 13 national trade and specialty publications have a combined circulation of more than 500,000. More details regarding the selected publications, distribution, language, and specific ad sizes are included in the following table.

National Business Publication	Distribution	Language	Ad Size
Crain’s New York	New York	English	Half Page
Crain’s Chicago	Chicago	English	Half Page
Crain’s Detroit	Detroit	English	Half Page
Crain’s Cleveland	Cleveland	English	Half Page
Convenience Store News	National	English	Half Page
Mass Market Retailers	National	English	Half Page
Supermarket News	National	English	Half Page
C-Store Decisions	National	English	Half Page
Total Food Service	National	English	Half Page
CleanFacts	California	English	Half Page
Fabricare	National	English	Half Page
Hardware Retailing	National	English	Half Page
Retail Merchandiser (digital only)	National	English	Half Page

Local Business Journals
44.The Publication Notice will appear twice as a half-page ad unit in English local business journals and cover all major metropolitan areas in the United States. The selected 56 local business journals have a combined circulation of more than 670,000. More details regarding the selected publications, distribution, language, and specific ad sizes are included in the following table.
31 Sirius Holdings Q4 2023 Earnings Release.

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Local Business Journal	Language	Ad Size
Albany Business Review	English	Half-page
Albuquerque Business First	English	Half-page
Atlanta Business Chronicle	English	Half-page
Austin Business Journal	English	Half-page
Baltimore Business Journal	English	Half-page
Birmingham Business Journal	English	Half-page
Boston Business Journal	English	Half-page
Buffalo Business Journal	English	Half-page
Charlotte Business Journal	English	Half-page
Cincinnati Business Courier	English	Half-page
Columbus Business First	English	Half-page
Dallas Business Journal	English	Half-page
Dayton Business Journal	English	Half-page
Denver Business Journal	English	Half-page
Triad Business Journal (Greensboro)	English	Half-page
Pacific Business News (Honolulu)	English	Half-page
Houston Business Journal	English	Half-page
Jacksonville Business Journal	English	Half-page
Kansas City Business Journal	English	Half-page
Louisville Business First	English	Half-page
Memphis Business Journal	English	Half-page
South Florida Business Journal	English	Half-page
Milwaukee Business Journal	English	Half-page
Minneapolis/St. Paul Business Journal	English	Half-page
Nashville Business Journal	English	Half-page
Orlando Business Journal	English	Half-page
Philadelphia Business Journal	English	Half-page
Phoenix Business Journal	English	Half-page
Pittsburgh Business Times	English	Half-page
Portland Business Journal	English	Half-page
Triangle Business Journal (Raleigh/Durham)	English	Half-page
Sacramento Business Journal	English	Half-page
San Antonio Business Journal	English	Half-page

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San Francisco Business Times	English	Half-page
Silicon Valley Business Journal	English	Half-page
Puget Sound Business Journal	English	Half-page
St. Louis Business Journal	English	Half-page
Tampa Bay Business Journal	English	Half-page
Washington Business Journal	English	Half-page
Wichita Business Journal	English	Half-page
Alaska Journal of Commerce	English	Half-page
Central New York Business Journal	English	Half-page
Business Record (Central Iowa)	English	Half-page
Fairfield County Business Journal &Westchester County Business Journal (Combined Online Issue) (NY)	English	Half-page
Long Island Business News	English	Half-page
Los Angeles Business Journal	English	Half-page
Mississippi Business Journal (Jackson)	English	Half-page
New Orleans City Business	English	Half-page
NJBIZ	English	Half-page
Orange County Business	English	Half-page
Pacific Coast Business Times (Santa Barbara, CA)	English	Half-page
Rochester Business Journal (Rochester, NY)	English	Half-page
San Diego Business Journal	English	Half-page
San Fernando Valley Business Journal	English	Half-page
North Bay Business Journal (Sonoma & Napa, CA)	English	Half-page
The Journal Record (Oklahoma)	English	Half-page

Specialty Language and Targeted Newspapers
45.The Publication Notice will appear as a half-page ad unit in specialty language and targeted newspapers, targeted nationwide. The Publication Notice will run in Spanish, Chinese, Korean, Vietnamese, Japanese, Thai, and Russian to reach business owners for whom English is not their primary language. According to the U.S. Census Bureau, 16.7% of adult

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DECLARATION OF CAMERON R. AZARI, ESQ., ON PROPOSED CLASS NOTICE PLAN

APPENDIX C - NOTICE PLAN
citizens in the United States speak a language at home other than English.32 The selected 85 specialty language and targeted newspaper publications have a combined circulation of more than 3.8 million. More details regarding the selected publications, distribution, language, and specific ad sizes are included in the following table.

Specialty Language & Targeted Newspapers	Distribution	Language	Ad Size
Atlanta Inquirer	Atlanta	English	Half-page
Mundo Hispanico	Atlanta	Spanish	Half-page
Atlanta Voice	Atlanta	English	Half-page
Boston Banner (Baystate Banner)	Boston/Manchester	English	Half-page
El Mundo	Boston/Manchester	English & Spanish	Half-page
Vocero Hispano	Boston/Manchester	Spanish	Half-page
El Planeta	Boston/Manchester	Spanish	Half-page
Sing Tao Daily - Chicago	Chicago	Chinese	Half-page
Chicago Citizen Newspaper Group (5 papers)	Chicago	English	Half-page
Crusader Group (2 papers)	Chicago	English	Half-page
La Raza	Chicago	Spanish	Half-page
Lawndale Group News	Chicago	English & Spanish	Half-page
Pinoy News (f/n/a Pinoy Monthly)	Chicago	English	Half-page
US Asian Post	Chicago	English	Half-page
Via Times	Chicago	English	Half-page
Svet	Chicago	Russian	Half-page
Epoch Times - Chicago (Chinese Edition)	Chicago	Chinese	Half-page
Korea Times - Chicago	Chicago	Korean	Half-page
Dallas Chinese News	Dallas/Ft. Worth	Chinese	Half-page
32 U.S. Census Bureau. “Language Spoken at Home.” American Community Survey, ACS 1-Year Estimates Subject Tables, Table S1601, 2022, https://data.census.gov/table/ACSST1Y2022.S1601?q= Language Spoken at Home.

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DECLARATION OF CAMERON R. AZARI, ESQ., ON PROPOSED CLASS NOTICE PLAN

APPENDIX C - NOTICE PLAN

Dallas Examiner	Dallas/Ft. Worth	English	Half-page
Al Dia	Dallas/Ft. Worth	Spanish	Half-page
Epoch Times - Dallas (Chinese Edition)	Dallas/Ft. Worth	Chinese	Half-page
Novedades News	Dallas/Ft. Worth	Spanish	Half-page
The Houston Sun	Houston	English	Half-page
Forward Times	Houston	English	Half-page
La Informacion	Houston	Spanish	Half-page
La Voz De Houston	Houston	Spanish	Half-page
Houston Defender	Houston	English	Half-page
Asian Journal	Las Vegas	English	Half-page
California Journal	Los Angeles	English	Half-page
Saigon Times	Los Angeles	Vietnamese	Half-page
US Asian Post	Los Angeles	English	Half-page
Chinese Daily News (World Journal Los Angeles)	Los Angeles	Chinese	Half-page
Korea Times	Los Angeles	Korean	Half-page
Asian Journal	Los Angeles	English	Half-page
La Opinion	Los Angeles	Spanish	Half-page
Philippine News	Los Angeles	English	Half-page
Viet Bao Daily News (f/n/a Viet Bao Kinh Te)	Los Angeles	Vietnamese	Half-page
Lighthouse	Los Angeles	Japanese	Half-page
Korea Daily	Los Angeles	Korean	Half-page
Sing Tao Daily	Los Angeles	Chinese	Half-page
Precinct Reporter/Tri-County Bulletin/Long Beach Leader	Los Angeles	English	Half-page
Nguoi Viet Daily News	Los Angeles	Vietnamese	Half-page
Los Angeles News Observer	Los Angeles	English	Half-page
Wave Community Newspapers (8 publications)	Los Angeles	English	Half-page
Daily Sun New York	New York	Japanese	Half-page
El Diario (f/k/a El Diario La Prensa)	New York	Spanish	Half-page
Korea Times	New York	Korean	Half-page

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DECLARATION OF CAMERON R. AZARI, ESQ., ON PROPOSED CLASS NOTICE PLAN

APPENDIX C - NOTICE PLAN

US Asian Post	New York	English	Half-page
El Especialito - Northern Jersey	New York	Spanish	Half-page
New York Trend	New York	English	Half-page
Rolling Out New York	New York	English	Half-page
New York Amsterdam News	New York	English	Half-page
Sing Tao Daily - New York	New York	Chinese	Half-page
World Journal New York - Chinese Daily News	New York	Chinese	Half-page
La Voz Hispana	New York	Spanish	Half-page
Russkaya Reklama	New York	Russian	Half-page
Epoch Times - New York (Chinese Edition)	New York	Chinese	Half-page
Seikatsu Press	New York	Japanese	Half-page
Korean New York Daily	New York	Korean	Half-page
Korea Daily - New York	New York	Korean	Half-page
NY Japion	New York	Japanese	Half-page
Impacto Latino Newspaper	New York	Spanish	Half-page
Epoch Times	Philadelphia	Chinese	Half-page
Metro Chinese Weekly	Philadelphia	Chinese	Half-page
Metro Viet News	Philadelphia	Vietnamese	Half-page
Philadelphia Asian News	Philadelphia	Vietnamese	Half-page
China Press	Philadelphia	Chinese	Half-page
Al Dia	Philadelphia	Spanish	Half-page
El Sol Latino	Philadelphia	English & Spanish	Half-page
Philadelphia Observer	Philadelphia	English	Half-page
Philadelphia Sunday Sun	Philadelphia	English	Half-page
Philadelphia Tribune	Philadelphia	English	Half-page
Korean Phila Times	Philadelphia	Korean	Half-page
Reporter Publications (3 papers)	San Francisco/ Oakland/San Jose	English	Half-page

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DECLARATION OF CAMERON R. AZARI, ESQ., ON PROPOSED CLASS NOTICE PLAN

APPENDIX C - NOTICE PLAN

San Francisco Bay View Newspaper	San Francisco/ Oakland/San Jose	English	Half-page
El Observador	San Francisco/ Oakland/San Jose	English & Spanish	Half-page
La Opinion De La Bahia (f/n/a El Mensajero)	San Francisco/ Oakland/San Jose	English & Spanish	Half-page
El Reportero	San Francisco/ Oakland/San Jose	English & Spanish	Half-page
Post News Group Newspaper Network (8 Papers)	San Francisco/ Oakland/San Jose	English	Half-page
El Pregonero	Washington, DC	Spanish	Half-page
Afro-American	Washington, DC	English	Half-page
El Tiempo Latino	Washington, DC	Spanish	Half-page
Washington Informer	Washington, DC	English	Half-page
Washington Hispanic	Washington, DC	Spanish	Half-page

United States Territory Newspapers
46.The Publication Notice will appear once as a full-page ad unit in English and Spanish language newspapers targeting the United States Territories. The selected five newspapers have a combined circulation of 442,500. More details regarding the selected publications, distribution, language, and specific ad sizes are included in the following table.

Newspaper Publication	Distribution	Language	Ad Size
El Nuevo Dia	Puerto Rico	Spanish	Full-page
El Vocero De Puerto Rico	Puerto Rico	Spanish	Full-page
Primera Hora	Puerto Rico	Spanish	Full-page
Samoa News	American Samoa	English	Full-page
Virgin Islands Daily News	Virgin Island	English	Full-page

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APPENDIX C - NOTICE PLAN

Sponsored Search Listings
47.To facilitate locating the Case Website, sponsored search listings will be acquired on the three most highly visited internet search engines: Google, Yahoo! and Bing. When search engine visitors search on selected common keyword combinations related to the Rule 23(b)(2) Settlement, the sponsored search listing created for the Rule 23(b)(2) Settlement will be generally displayed at the top of the visitor’s website page prior to the search results or in the upper right-hand column of the web-browser screen. The sponsored search listings will be displayed nationwide. All sponsored search listings will link directly to the Case Website. The sponsored search listings will run for approximately 45-60 days.
Informational Release
48.To build additional reach and extend exposures, a party-neutral Informational Release will be issued nationwide in English, Spanish and Chinese over PR Newswire to approximately 5,000 general media (print and broadcast) outlets, including local and national newspapers, magazines, national wire services, television and radio broadcast media across the United States, as well as approximately 4,500 websites, online databases, internet networks, and social networking media. The Informational Release will also be issued to the “microlist” Small Business Influencer distribution, targeting niche media appropriate for the Rule 23(b)(2) Class.
49.The Informational Release will include the address of the Case Website and the toll-free telephone number. Although there is no guarantee that any news stories will result, the Informational Release will serve a valuable role by providing additional notice exposures beyond what will be provided by the paid media.
Case Website

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APPENDIX C - NOTICE PLAN
50.Epiq will create and maintain a website for the Rule 23(b)(2) Settlement with an easy to remember domain name. Members of the Rule 23(b)(2) Class will be able to obtain detailed information about the Rule 23(b)(2) Settlement and review documents including, but not limited to, the Publication Notice, the Website Notice, Rule 23(b)(2) Settlement Agreement, and other important Court documents. In addition, the Case Website will include answers to frequently asked questions (“FAQs”), instructions for how members of the Rule 23(b)(2) Class may object, contact information for the Class Administrator, and how to obtain other case-related information.
51.The existing Interchange Rule 23(b)(3) case website is currently available in English and translated and available in Spanish, Chinese, Japanese, Korean, Russian, Thai, and Vietnamese. The updated information regarding the Rule 23(b)(2) Settlement as well as the Publication Notice and the Long Form Notice will also be available in English and translated and available in Spanish, Chinese, Japanese, Korean, Russian, Thai, and Vietnamese. Links for each language and corresponding country flag are displayed prominently in the top right corner of all key pages of the Case Website. The Case Website address will be displayed prominently on all Notice documents. The Banner Notices will link directly to the Case Website.
Toll-free Telephone Number, Email Address, and Postal Mailing Address
52.A toll-free telephone number will be available to members of the Rule 23(b)(2) Class. Callers will be able to call for additional information, listen to answers to FAQs, and request that a Long Form Notice be mailed to them. The automated telephone system will be available 24 hours per day, 7 days per week. The toll-free telephone number will be prominently displayed in the Notice documents as appropriate.

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DECLARATION OF CAMERON R. AZARI, ESQ., ON PROPOSED CLASS NOTICE PLAN

APPENDIX C - NOTICE PLAN
53.An email address and postal mailing address will be provided, allowing members of the Rule 23(b)(2) Class the opportunity to request additional information or ask questions.
PLAIN LANGUAGE NOTICE DESIGN
54.The Notices are designed to be “noticed,” reviewed, and—by presenting the information in plain language—understood by members of the Rule 23(b)(2) Class. The design of the Notices follows the principles embodied in the Federal Judicial Center’s (“FJC”) illustrative “model” notices posted at www.fjc.gov. Many courts, and the FJC itself, have approved notices that we have written and designed in a similar fashion. The Notices contain substantial, albeit easy-to-read, summaries of all key information about the Rule 23(b)(2) Settlement and the rights of the members of the Rule 23(b)(2) Class, including the ability to object, and the deadline to do so. Copies of the Publication Notice and Website Notice are annexed to the Settlement Agreement as Appendix D. Consistent with our standard practice, all Notice documents will undergo a final edit prior to dissemination for grammatical errors and accuracy.
COST OF THE NOTICE PLAN & SETTLEMENT ADMINISTRATION
55.Based on reasonable assumptions, the cost for implementing all components of the Notice Plan and handling settlement administration is estimated to be $4,634,118 million and will be capped at $4.7 million total. This approximate cost encompasses providing notice to the Rule 23(b)(2) Class with an extensive schedule of national business publications, digital and social media, including audio and video noticing, notices that appear in trade publications, local business journals, specialty language publications, U.S. Territory newspapers, internet sponsored search listings, an informational release, and newspaper publication notice. Notice will be provided in English, Spanish, Chinese, Korean, Vietnamese, Japanese, Thai and Russian as

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APPENDIX C - NOTICE PLAN
appropriate. This approximate cost also includes costs associated with providing settlement administration, including the case website, toll-free telephone number, communications with members of the Rule 23(b)(2) Class, etc. All costs are subject to the Service Contract under which Epiq will be retained as the Class Administrator, and the terms and conditions of that agreement.
CONCLUSION
56.In class action notice planning, execution, and analysis, we are guided by due process considerations under the United States Constitution, and by case law pertaining to the recognized notice standards under Federal Rule of Civil Procedure 23. This framework directs that the notice plan be optimized to reach the class, and to provide class members with easy access to the details of how the class action may impact their rights. All of these requirements will be met in this case.
57.The proposed Notice Plan media notice efforts will reach approximately 82.2% of all U.S. Business Owners with an average frequency of 4.5 times, and 84.8% of all U.S. Adults in Business and Finance Occupations with an average frequency of 4.1 times. Reflected in the calculated reach and average frequency are an extensive schedule of national business publications, digital and social media, including audio and video noticing. Notices will also appear in trade publications, local business journals, specialty language publications, U.S. Territory newspapers, internet sponsored search listings, an informational release, newspaper publication notice, and a Case Website, which are non-measured and are not included in the estimated reach calculation.
58.The Notice Plan will be targeted nationwide to reach members of the Rule 23(b)(2) Class. The Federal Judicial Center’s (“FJC’s”) Judges’ Class Action Notice and

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APPENDIX C - NOTICE PLAN
Claims Process Checklist and Plain Language Guide, which is relied upon for federal cases, states that, “the lynchpin in an objective determination of the adequacy of a proposed notice effort is whether all the notice efforts together will reach a high percentage of the class. It is reasonable to reach between 70–95%.”33 Here, we have developed a Notice Plan that will readily achieve a reach within that standard.
59.In my opinion, the proposed Notice Plan follows the guidance for how to satisfy due process obligations that a notice expert gleans from the United States Supreme Court’s seminal decisions, which are: a) to endeavor to actually inform the class, and b) to demonstrate that notice is reasonably calculated to do so.
•“But when notice is a person’s due, process which is a mere gesture is not due process. The means employed must be such as one desirous of actually informing the absentee might reasonably adopt to accomplish it,” Mullane v. Central Hanover Trust, 339 U.S. 306, 315 (1950).
•“[N]otice must be reasonably calculated, under all the circumstances, to apprise interested parties of the pendency of the action and afford them an opportunity to present their objections,” Eisen v. Carlisle & Jacquelin, 417 U.S. 156 (1974) citing Mullane at 314.
60.The Notice Plan is appropriate under the circumstances of this case for providing notice to the Rule 23(b)(2) Class, conforms to all aspects of Federal Rule of Civil Procedure 23, comports with the guidance for effective notice articulated in the Manual for Complex Litigation 4th Edition and FJC guidance, and meets the requirements of due process, including its “desire to actually inform” requirement.
61.The Notice Plan schedule will afford enough time to provide full and proper notice to members of the Rule 23(b)(2) Class before the Class Objection Period deadline.
33 FED. JUDICIAL CTR, JUDGES’ CLASS ACTION NOTICE AND CLAIMS PROCESS CHECKLIST AND PLAIN LANGUAGE GUIDE 3 (2010), available at https://www.fjc.gov/content/judges-class-action-notice-and-claims-process-checklist-and-plain-language-guide-0.

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APPENDIX C - NOTICE PLAN
62.At the conclusion of the Notice Plan, I will provide a final report verifying the effective implementation of the Notice Plan.
I declare under penalty of perjury that the foregoing is true and correct. Executed on March 22, 2024.
/s/ Cameron R. Azari
Cameron R. Azari, Esq.

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DECLARATION OF CAMERON R. AZARI, ESQ., ON PROPOSED CLASS NOTICE PLAN

APPENDIX D – Rule 23(b)(2) Class Notices

APPENDIX D1 – PUBLICATION NOTICE
Notice of Class Action Settlement
Authorized by the U.S. District Court, Eastern District of New York
— Notice of Class Action Settlement —
Si desea leer este aviso en español, llámenos o visite nuestro sitio web.
TO: Merchants who accepted Visa or Mastercard at any time since December 18, 2020.
This notice is authorized by the Court to inform you about an agreement to settle a class action lawsuit. The lawsuit claims that Visa and Mastercard, separately, and together with certain banks, violated antitrust laws and caused merchants to pay excessive fees for accepting Visa and Mastercard credit and debit cards, including by adopting interchange rules and rates, and other network rules, which the lawsuit claims constituted unlawful price fixing, unreasonable restraints of trade, and monopolization.
The defendants say they did nothing wrong. They maintain that their business practices are legal, justified, the result of independent competition, and have benefitted both merchants and consumers. The Court has not decided who is right because the parties agreed to a settlement, which was preliminarily approved by the Court on MM DD, 202Y.
A.What Merchants will get from the Settlement
During the lawsuit, the Court previously certified an Equitable Relief Class under Federal Rule of Civil Procedure 23(b)(2) and has now preliminarily approved a settlement of the Class claims (the Rule 23(b)(2) Class Settlement). Under the Settlement, Visa and Mastercard have agreed to substantive changes to the Visa and Mastercard rules applicable to merchants who accept their cards as a form of payment.
The Class includes all persons, businesses, and entities that accept any Visa-Branded Cards and/or Mastercard-Branded Cards in the United States at any time during the period between December 18, 2020 and the date of entry of the Rule 23(b)(2) Class Settlement Order and Final Judgment. The Court has set MM DD, 202Y as the date for a Final Approval and Fairness Hearing in connection with the Settlement, after members of the Class have had the opportunity to evaluate the Settlement and exercise their rights, as set forth in the Notice. Further information regarding the Settlement and the final hearing will be posted on [Insert B2 Class Settlement Website Address.
Under the Settlement, Mastercard and Visa will modify certain rules to preserve, establish, or expand the circumstances in which merchants can, among other things, do the following:
    Surcharge customers a fee for the use of any Visa- or Mastercard-Branded Credit Cards, including based on the type of card used (e.g., a different surcharge for rewards and non-rewards cards).
    Offer discounts to customers who do not pay with Visa- or Mastercard-Branded Credit Cards, or based on the financial institution that issued the Visa- or Mastercard-Branded Credit Card.
    Decline acceptance of Visa- or Mastercard-Branded Cards at all outlets operating under the same trade name or banner, even if that merchant accepts those same cards at outlets operating under a different trade name or banner, and to engage in Pilot Programs whereby they accept Visa- or Mastercard-Branded Cards at some but not all outlets operating under the same trade name or banner for a limited duration.
    Accept some digital wallets at brick-and-mortar locations but decline others, and enable some digital wallets for on-line transactions but not enable others, and to “steer” among the cards within a digital wallet under the same rules that govern steering among traditional cards.
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    Receive the benefit of credit interchange rate reductions: Visa and Mastercard will reduce published credit card interchange rates for U.S. merchants.
    Receive the benefit of credit interchange rate caps: The Settlement caps credit card interchange rates, such that neither Visa nor Mastercard will increase any of its published credit card interchange rates above the rates effective as of December 31, 2023, and will reduce its network-wide average credit card interchange rate to or below the specified level.
    Form merchant Buying Groups that meet certain criteria to negotiate with Visa and Mastercard.
    Receive access to a Merchant Education Program established and administered under the Settlement to help merchants understand and maximize the benefits of the rule changes.
B.Monetary Aspects of the Rule 23(b)(2) Class Settlement
There is no monetary payment to members of the Class in this Settlement. This Rule 23(b)(2) Settlement concerns only the Equitable Relief Claims set forth in the lawsuit. Claims for monetary damages arising out of the defendants’ alleged antitrust violations are the subject of a separate settlement for the Rule 23(b)(3) Class. For information concerning the separate Rule 23(b)(3) Cash Settlement Class, please visit the website: www.PaymentCardSettlement.com.
The Settlement does provide for Visa and Mastercard to make certain payments into the Rule 23(b)(2) Class Settlement Escrow Account, which money will be used to pay:
•The cost of settlement administration and notice, as approved by the Court,
•The cost of Merchant Education Expenses, as approved by the Court,
•The cost of an Independent Auditor who will ensure that Visa and Mastercard comply with the credit card interchange-rate commitments, and
•Attorneys’ fees and expenses, including any named Class Representative Service Awards, as approved by the Court.
The money in these funds will be distributed only if the Court grants final approval of the Settlement, and the money for attorneys’ fees and expenses will be distributed only if the Settlement has become final and all appeals are exhausted.
Attorneys’ fees and expenses and service awards to the class representatives: For work done through final approval of the settlement by the district court, Class Counsel will ask the Court for attorneys’ fees in an amount of [_________________] to compensate all of the lawyers and their law firms that have worked on the Rule 23(b)(2) Class case, and for work they will be required to do in the future. Class Counsel will also request reimbursement of their expenses, not to exceed [__________], and up to [______] per named Class Representative as service awards for their efforts on behalf of the Class. The Settlement Agreement requires Visa and Mastercard to pay these fees and expenses; members of the Class will not be required to pay any amount toward these fees and expenses.
C.Legal rights and options
Merchants who are included in this lawsuit have the legal right to Object to the Settlement. The deadline to object is: MM DD, 202Y. To learn how to object, see: [Insert B2 Class Settlement Website Address or call [__________].

Note: You cannot elect to be excluded from the Rule 23(b)(2) Class Settlement
For more information about these rights and options, visit: [Insert B2 Class Settlement Website Address .

D.If the Court approves the final settlement
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If the Court grants final approval to the Settlement, members of the Rule 23(b)(2) Class will be bound by the terms of the Settlement and will release all claims against all released parties listed in the Settlement Agreement. The Settlement will resolve and release any claims by payment card acceptors against Visa, Mastercard or other defendants that were or could have been alleged in the lawsuit, including any claims based on interchange or other fees, no-surcharge rules, no-discounting rules, honor-all-cards rules, and any other rules. The Settlement will also resolve any payment card acceptor claims based upon the future effect of any Visa or Mastercard rules not modified by the Settlement, as of MM DD, 202Y, the modified rules provided for in the Settlement, or any other rules substantially similar to those rules. The release will not bar claims involving certain specified standard commercial disputes arising in the ordinary course of business.
For more information on the release, see the Settlement Agreement at: [Insert B2 Class Settlement Website Address].

E.The Court hearing about this Settlement
On MM DD, 202Y, the Court will hold a hearing to decide whether to approve the proposed Settlement, Class Counsels’ requests for attorneys’ fees and expenses, and service awards for the named Class Representatives. The hearing will take place at:
United States District Court for the Eastern District of New York Courtroom # XX
225 Cadman Plaza
Brooklyn, NY 11201
You do not have to attend the court hearing or hire an attorney, though you may do either at your own expense. The Court appointed the law firms of Hilliard Shadowen LLP; Grant & Eisenhofer PA; Freed Kanner London & Millen LLC; and Nussbaum Law Group, P.C. to represent the Class (“Class Counsel”).
F.Questions?
For more information about this case (In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation, MDL 1720), you may:
Call toll-free:
Visit: [Insert B2 Class Settlement Website Address].
Write to the Class Administrator:
or Email:

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APPENDIX D2 – WEBSITE NOTICE
Notice of Class Action Settlement
Authorized by the U.S. District Court, Eastern District of New York
An Equitable Relief settlement will provide new benefits to merchants that accepted Visa or Mastercard at any time since December 18, 2020.
A federal court directed this Notice. This is not a solicitation from a lawyer.
•The Court has preliminarily approved a proposed settlement of the equitable relief claims in a class action lawsuit called In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation, No. 05 MDL 1720 (MKB)(JAM). The lawsuit is about claims that merchants paid excessive fees to accept Visa and Mastercard cards because Visa and Mastercard, individually, and together with their respective member banks, violated the antitrust laws.
•During the lawsuit, the Court previously certified a Rule 23(b)(2) Equitable Relief Class (the Rule 23(b)(2) Class) and has now preliminarily approved a settlement of the Class claims (the Rule 23(b)(2) Class Settlement). A separate settlement, approved by the Court in 2019, addressed claims for monetary damages (the “Cash Settlement Class”). You may visit the website www.PaymentCardSettlement.com for more information concerning the Cash Settlement Class.
•The Rule 23(b)(2) Class Settlement will require Visa and Mastercard to change certain rules for merchants who accept their cards, including changes that will preserve, establish, or expand the circumstances in which merchants may do the following:
•Surcharge customers a fee for the use of any Visa- or Mastercard-Branded Credit Cards, including based on the type of card used (e.g., a different surcharge for rewards and non-rewards cards).
•Offer discounts to customers who do not pay with Visa- or Mastercard-Branded Credit Cards, or based on the financial institution that issued the Visa- or Mastercard-Branded Credit Card.
•Decline acceptance of Visa- or Mastercard-Branded Cards at all outlets that operate under the same trade name or banner, even if that merchant accepts those same cards at outlets that operate under a different trade name or banner, and to engage in Pilot Programs whereby they accept Visa- or Mastercard-Branded Credit Cards at some but not all outlets operating under the same trade name or banner for a limited duration.
•Accept some digital wallets at brick-and-mortar locations but decline others, and enable some digital wallets for on-line transactions but not enable others, and to “steer” among the cards within a digital wallet under the same rules that govern steering among traditional cards.
•Receive the benefit of credit interchange rate reductions: Visa and Mastercard will reduce published credit card interchange rates for U.S. merchants.
•Receive the benefit of credit interchange rate caps: The Settlement Agreement caps credit card interchange rates, such that neither Visa nor Mastercard will increase any of its published credit card interchange rates above the rates effective as of December 31, 2023, and will reduce its network-wide average credit card interchange rate to or below the specified level.
Questions? call 1-800-000-0000 or visit [B2 Class Settlement Website Address]
SI DESEA RECIBIR ESTA NOTIFICACIÓN EN ESPAÑOL, LLÁMENOS O VISITE NUESTRA PÁGINA WEB.

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•Form Buying Groups that meet certain criteria to negotiate with Visa and Mastercard.
•Receive access to a Merchant Education Program established and administered under the Settlement Agreement to help understand and maximize the benefits of the rule changes.
The rule changes are explained in greater detail below and in the Rule 23(b)(2) Class Settlement Agreement.
•This Notice has important information for merchants that accept Visa or Mastercard now or that accepted Visa and Mastercard at any time since December 18, 2020. It explains the Settlement in the class action lawsuit. It also explains your rights and options in this case.
For the full terms of the Settlement, you should look at the Class Settlement Agreement of the Rule 23(b)(2) Class Plaintiffs and Defendants, and its Appendices (“Settlement Agreement”), which are available at [Insert B2 Class Settlement Website Address or by calling         . In the event of any conflict between the terms of this Notice and the Settlement Agreement, the terms of the Settlement Agreement shall control.

Legal Rights and Options
Merchants in the Rule 23(b)(2) Class:
●You automatically benefit from the Visa and Mastercard rule changes described below. You do not have to file any forms.
●You cannot exclude yourself from the Rule 23(b)(2) Class Settlement.
●You may object to any part of the Settlement.
The Court has given its preliminary approval to this Settlement. The Court has not yet given its final approval.
Read this Notice to learn more about the case.

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BASIC INFORMATION    PAGE
1.Why should I review this Notice?
2.What is this lawsuit about?
3.What is an interchange fee?
4.Why is this a class action?
5.Why is there a settlement?
6.Am I part of this Settlement?
SETTLEMENT BENEFITS    PAGE
7.Will the Settlement provide money to me?
8.What do the members of the Rule 23(b)(2) Class get?
9.Can I exclude myself from the Rule 23(b)(2) Class Settlement?
HOW TO DISAGREE WITH THE SETTLEMENT    PAGE
10.What if I disagree with the Settlement?
11.Is objecting the same as being excluded?
THE LAWYERS REPRESENTING YOU    PAGE
12.Who are the lawyers that represent the Rule 23(b)(2) Class?
13.How much will the lawyers and named Class Representatives be paid?
14.How do I disagree with the requested attorneys’ fees, expenses or awards to the named Class Representatives?
THE COURT’S FAIRNESS HEARING    PAGE
15.When and where will the Court decide whether to approve the Settlement?
16.Do I have to come to the hearing?
17.What if I want to speak at the hearing?
IF YOU DO NOTHING    PAGE
18.What happens if I do nothing?
GETTING MORE INFORMATION    PAGE
19.How do I get more information?
THE FULL TEXT OF THE RELEASE    PAGE
20.What is the full text of the Release for the Rule 23(b)(2) Class Settlement?

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Basic Information

This Notice tells you about your rights and options in a class action lawsuit in the U.S. District Court for the Eastern District of New York. Judge Margo K. Brodie and Magistrate Judge Joseph A. Marutollo are overseeing this class action, which is called In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation, MDL No. 1720(MKB)(JAM). This Notice also explains the lawsuit, the proposed Settlement, the benefits available, and how to object to the Settlement.
The companies or entities that started this case are called the “Plaintiffs.” The companies they are suing are the “Defendants.”
This case has been brought on behalf of merchants. The specific merchant Plaintiffs that filed the case are the named Class Representatives and the Court has authorized them to act on behalf of all merchants in the class described below in connection with the lawsuit and the proposed Settlement. The named Class Representatives are:
Boss Dental Care; Runcentral, LLC; CMP Consulting Serv., Inc.; Generic Depot 3, Inc. (doing business as Prescription Depot); and PureOne, LLC (doing business as Salon Pure).
The companies that the Plaintiffs have been suing are the “Defendants.” The Defendants are:
•“Visa Defendants”: Visa, Inc., Visa U.S.A. Inc. and Visa International (also known as Visa International Service Association);
•“Mastercard Defendants”: Mastercard International Incorporated and Mastercard Incorporated; and
•“Bank Defendants”: Bank of America, N.A.; BA Merchant Services LLC (formerly known as National Processing, Inc.); Bank of America Corporation; Barclays Bank plc; Barclays Bank Delaware (formerly known as Juniper Bank); Barclays Financial Corp. (formerly known as Juniper Financial Corporation); Capital One Bank (USA), N.A.; Capital One, N.A. (as successor to Capital One F.S.B.); Capital One Financial Corporation; JPMorgan Chase Bank, N.A. (and as successor to Chase Bank USA, N.A. (and as successor to Chase Manhattan Bank USA, N.A.) and Washington Mutual Bank); Paymentech, LLC (as successor to Chase Paymentech Solutions, LLC); JPMorgan Chase & Co. (and as successor to Bank One Corporation and Bank One Delaware, N.A.); Citibank, N.A. (and as successor to Citibank (South Dakota), N.A.); Citibank, N.A.; Citicorp LLC (as successor to Citicorp); and Wells Fargo & Company (and as successor to Wachovia Bank N.A.).

•This lawsuit is principally about Visa’s and Mastercard’s interchange fees and their rules for merchants that have accepted their cards at any time since December 18, 2020.
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The Plaintiffs claim that:
•Visa and its respective member banks, including the Bank Defendants, violated the law by setting artificially high interchange fees.
•Mastercard and its respective member banks, including the Bank Defendants, violated the law by setting artificially high interchange fees.
•Visa and its respective member banks, including the Bank Defendants, violated the law because they imposed and enforced rules that limited merchants from steering their customers to other payment methods. Those rules include so-called no-surcharge rules, no-discounting rules, honor-all-cards rules, and certain other rules. Doing so insulated them from competitive pressure to lower the interchange fees.
•Mastercard and its respective member banks, including the Bank Defendants, violated the law because they imposed and enforced rules that limited merchants from steering their customers to other payment methods. Those rules include so-called no-surcharge rules, no-discounting rules, honor-all-cards rules, and certain other rules. Doing so insulated them from competitive pressure to lower the interchange fees.
•Visa and Mastercard each independently conspired with one or more of the Bank Defendants about some of the business practices challenged.
•Visa and its respective member banks unlawfully continued in those activities even after Visa changed its corporate structure and became a publicly owned corporation after this case was filed.
•Mastercard and its respective member banks unlawfully continued in those activities even after Mastercard changed its corporate structure and became a publicly owned corporation after this case was filed.
•The Defendants’ conduct caused the merchants to pay excessive fees for accepting Visa and Mastercard cards.
But for Defendants’ conduct the interchange fees would have been lower.
The Defendants say they did nothing wrong. They maintain that their business practices are legal, justified, the result of independent competition, and have benefitted merchants and consumers.

When a cardholder makes a purchase with a credit or debit card, there is an interchange fee attributable to those transactions, which for credit cards is usually around 2% to 2.5% of the purchase price. Interchange fees typically account for the greatest part of the fees paid by merchants for accepting Visa and Mastercard cards.
Visa and Mastercard set interchange fee rates for different kinds of transactions and publish them on their websites, usually twice a year.

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In a class action, people or businesses sue not only for themselves, but also on behalf of other people or businesses with similar legal claims and interests. Together all of these people or businesses with similar claims and interests form a class, and are class members.
When a court decides a class action case or approves a settlement, it is applicable to all members of the class. In this case, the Court has previously certified the Rule 23(b)(2) Class, and the Court has now given its preliminary approval to the Settlement and approved the publication of this Notice.
The Court has not decided which side was right or wrong or if any laws were violated. Instead, both sides agreed to settle the case and avoid the cost and risk of trial and appeals that would follow a trial.
In this case, the Settlement is the product of extensive negotiations, including mediation with an experienced mediator chosen by the parties. Settling this case allows class members to receive the benefits of the Rule 23(b)(2) Class Settlement Agreement. The named Class Representatives and their lawyers believe the Settlement is best for all class members.
The parties agreed to settle this action after many years of extensive litigation. The Settlement was preceded by a lengthy discovery process and motion practice. Specifically, the parties engaged in extensive and voluminous fact discovery. Plaintiffs briefed and argued their motion for class certification, which the Court granted. The parties prepared and exchanged numerous—and complex—expert reports. The parties briefed several motions for summary judgment. The Court denied the Defendants’ motions for summary judgment, and also denied the Class Plaintiffs’ motion for partial summary judgment.

If you accept Visa or Mastercard now or accepted Visa and Mastercard at any time since December 18, 2020, you are part of this Rule 23(b)(2) Class, which consists of:
all persons, businesses, and other entities that accept Visa-Branded Cards and/or Mastercard-Branded Cards in the United States at any time during the period between December 18, 2020 and the date of entry of the Rule 23(b)(2) Class Settlement Order and Final Judgment.
If you are not sure whether you are part of this Settlement, contact the Class Administrator at:
Call the toll-free number,
Visit:
Write to:
Or Email:

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Settlement Benefits

There is no monetary payment to class members in this Settlement. For information concerning the separate Rule 23(b)(3) Cash Settlement Class, please visit the website www.PaymentCardSettlement.com.
This Settlement does provide for the Visa and Mastercard Defendants to make certain payments into the Rule 23(b)(2) Class Settlement Escrow Account, which money will be used to pay:
•The cost of settlement administration and notice, as approved by the Court,
•The cost of Merchant Education Expenses, as approved by the Court,
•The cost of an Independent Auditor who will ensure that Visa and Mastercard comply with the credit card interchange-rate commitments, and
•Attorneys’ fees and expenses, including any named Class Representative Service Awards, as approved by the Court.
The money in these funds will be distributed only if the Court grants final approval of the Settlement, and the money for attorneys’ fees and expenses will be distributed only if the Settlement has become final and all appeals are exhausted.

If the Court approves the Settlement, Visa and Mastercard will make changes to their rules and practices. These changes will apply to all members of the Rule 23(b)(2) Class, and will remain in effect for at least five years, unless otherwise noted.
The rule changes and other benefits for the Class are summarized below. For a detailed description of the rule changes and other benefits, see the Rule 23(b)(2) Class Settlement Agreement, paragraphs 16–79, which is available at [Insert B2 Class Settlement Website Address].
Surcharge Rules on Credit (not Debit) Cards
Merchants will have an expanded ability to charge a fee to customers who pay with Visa- or Mastercard-Branded Credit Cards, at the brand or product level as follows:
Brand Level Surcharge Rules on Credit (not Debit) Cards
A brand-level surcharge is one in which the merchant imposes the same surcharge on all of a particular network’s (e.g., Visa’s) credit cards regardless of the issuing bank (e.g., Chase) or the product (e.g., Visa Signature card).
Under the Settlement Agreement, a merchant can surcharge all Visa-Branded Credit Cards up to 1% regardless of whether the merchant also surcharges other comparator credit cards that it accepts, e.g., American Express or Discover. Under the Settlement Agreement, a merchant can surcharge all Visa-Branded Credit Cards up to 3% (or the merchant’s cost of acceptance if it is less than 3%), if the merchant either (a) does not accept other comparator credit cards (e.g., American Express or Discover) or (b) does accept those comparator credit cards but also surcharges them in at least the same amount.
The same rules apply to surcharging Mastercard-Branded Credit Cards at the brand level.
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See the details in the Rule 23(b)(2) Class Settlement Agreement, paragraphs 28 and 60, which is available at [Insert B2 Class Settlement Website Address].
Product Level Surcharge Rules on Credit (not Debit) Cards
A product-level surcharge is one in which the merchant imposes the same surcharge on all of the network’s (e.g., Visa’s) credit cards of a specific product type, e.g., Visa Signature credit cards, regardless of the issuing bank (e.g., Chase).
Under the Settlement Agreement, a merchant can surcharge a particular Visa-Branded Credit Card product up to 1% regardless of whether the merchant also surcharges the comparable products of other comparator credit cards that it accepts (e.g., American Express or Discover). Under the Settlement Agreement, a merchant can surcharge a particular Visa-Branded Credit Card product up to 3% (or the merchant’s cost of acceptance if it is less than 3%), if the merchant either (a) does not accept other comparator credit cards (e.g., American Express or Discover) or (b) does accept those comparator credit cards but also surcharges their comparable products in at least the same amount. If the merchant cannot readily determine its cost of acceptance of the Visa product at the point-of-sale, before authorization using electronic data, the merchant can consider its cost of acceptance to be 3%.
The same rules apply to surcharging Mastercard-Branded Credit Cards at the product level.
See the details in the Rule 23(b)(2) Class Settlement Agreement, paragraphs 28 and 60, which is available at [Insert B2 Class Settlement Website Address].
Surcharging Visa but not Mastercard, and Vice-Versa
The Settlement Agreement provides that, subject to the rules described above, a merchant may surcharge Visa-Branded Credit Cards (at the brand or product level) but not Mastercard-Branded Credit Cards (at the brand or product level), or surcharge Visa-Branded Credit Cards at one level (brand or product) and surcharge Mastercard-Branded Credit Cards at a different level (brand or product), and vice versa, in any combination.
No-Discounting and Non-Discrimination Rules
Visa and Mastercard will modify their “no discounting” and “non-discrimination” rules to clarify that merchants may offer discounts to their customers at the issuer level, i.e. discounts that vary by the issuing financial institution of the credit or debit card.
All-Outlets and Non-Acceptance Rules
Visa and Mastercard will continue to permit a merchant to decline acceptance of Visa- or Mastercard-Branded Cards at all outlets that operate under the same trade name or banner, even if the merchant accepts Visa- or Mastercard-Branded Cards at outlets that operate under a different trade name or banner. Visa and Mastercard will also clarify that merchants do not need to employ the same types of permissible steering (i.e., steering in a manner otherwise permitted by the rules, as modified by the Settlement Agreement) in all of their outlets.
Non-Acceptance Experiments
The Settlement Agreement requires the networks to modify their rules to permit merchants to run Pilot Programs. In particular, the revised rules will permit a merchant to decline acceptance of Visa- or Mastercard-Branded Credit Cards at up to 20% of its outlets that operate under the same trade name or banner, for up to 120 days.
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Honor All Wallets Requirements
Visa and Mastercard will modify their “Honor All Cards” Rules to indicate that a merchant may: (1) accept some but not all digital wallets that are provisioned with a Visa- or Mastercard-Branded Card at brick-and-mortar locations; and (2) enable some but not all digital wallets that are provisioned with a Visa- or Mastercard-Branded Card for on-line transactions, subject to certain conditions.
The Settlement Agreement also allows merchants to steer cardholders among the cards within a digital wallet under the same rules that govern steering among traditional Visa- and Mastercard-Branded Cards.
Rate Reductions for Merchants
Beginning upon the district court’s approval of the Settlement Agreement and continuing for at least five years, neither Visa nor Mastercard will increase any of its posted U.S. credit card interchange rates above the rate that existed as of December 31, 2023.
In addition to those posted-rate caps, each of Visa and Mastercard will also implement a Posted Interchange Rate Reduction of at least four basis points from the posted U.S. credit card interchange rates that existed as of December 31, 2023. The Posted Interchange Rate Reduction will stay in effect for a period of not less than three years.
In addition to the provisions regarding posted interchange rates, each of Visa and Mastercard will also implement an Average Effective Rate Limit. The Settlement Agreement requires each of Visa and Mastercard to ensure that its average effective credit card interchange rate (including posted rates and negotiated rates) is at least seven basis points lower than the average effective credit card interchange rate for the 12-month period ending on March 31, 2024. The Average Effective Rate Limit will continue in effect for five years.
An independent third-party auditor will monitor and review Visa’s and Mastercard’s compliance with the Average Effective Rate Limit and will submit annual summaries of its findings to the Court. Visa and Mastercard will implement any adjustments, including retroactive reconciliation or rebalancing, necessary to come into compliance with the Average Effective Rate Limit.
Merchant Buying Groups
To the extent necessary, Visa and Mastercard will modify their rules to permit merchants to form Merchant Buying Groups. Merchants that form buying groups that meet certain criteria may make proposals to Visa and Mastercard, on behalf of the group’s members, concerning interchange rates and rate categories; merchant rules; merchant fees; network practices and procedures; and any other aspect of the operation of Visa or Mastercard that impacts merchants. Visa or Mastercard is obliged to, in good faith: consider the Merchant Buying Group’s proposals; determine if the proposal sets forth commercially reasonable benefits to merchants, consumers, the network, and all other stakeholders; and, conduct reasonable, bona fide negotiations with the Merchant Buying Group concerning the proposal.
Merchant Education Program
The Settlement Agreement establishes a fund of $15 million for a third party to set up and operate a Merchant Education Program to advise and educate merchants about the rule changes and how merchants can benefit from them. The education will include information about the benefits of and methods for forming and joining Merchant Buying Groups. It will also include specific information on permissible
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ways to differentiate among Visa- or Mastercard-Branded Credit Cards based on the issuing bank (i.e., issuer-level differentiation).
All of these rule changes are set forth in full in the Settlement Agreement, which appears on the website: [Insert Rule 23(b)(2) Class Settlement Website Address].

No. You cannot be excluded from the Rule 23(b)(2) Class Settlement. But you may object to the Rule 23(b)(2) Class Settlement, if you want to.

How to Disagree with the Settlement

You may tell the Court you object to (disagree with) the Settlement for the Rule 23(b)(2) Class. The Court will consider your objection(s) when it decides whether or not to finally approve the Settlement.
How do I tell the Court I disagree with the Settlement?
You must file a Statement of Objections with the Court at this address:
United States District Court for the Eastern District of New York Clerk of Court
225 Cadman Plaza Brooklyn, New York 11201

You must also send a copy of your Statement of Objections to Class Counsel and Counsel for the Defendants at the following addresses:
Designated Class Counsel: Robert G. Eisler, Grant & Eisenhofer P.A., 485 Lexington Ave., 29th Floor, New York, NY 10017.
Designated Defendants’ Counsel: Matthew A. Eisenstein, Arnold & Porter Kaye Scholer LLP, 601 Massachusetts Ave., NW, Washington, DC 20001-3743.
You must send your Statement of Objections to the Court, Designated Class Counsel, and Designated Defendants’ Counsel postmarked no later than MM DD, 202Y (i.e., 90 days after the Court’s entry of the Rule 23(b)(2) Class Settlement Notice and Scheduling Order).
What should my Statement of Objections say?
Your Statement of Objections must contain the following information: UNITED STATES DISTRICT COURT
FOR THE EASTERN DISTRCIT OF NEW YORK
In re Payment Card Interchange Fee and    :    No. 05-MD-01720 (MKB)(JAM) Merchant Discount Antitrust Litigation    :
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:
Statement of Objections
I am a member of the Rule 23(b)(2) Class in the case called In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation.
I am a Class member because [List information that will prove you are a class member, such as your business name and address, and how long you have accepted Visa or Mastercard cards].
I object to the settlement in this lawsuit. I object to (list what part(s) of the Settlement you disagree with,
e.g. the Rule 23(b)(2) Class Settlement, notice procedures, other features.) [Note that you may also object to any requests for attorneys’ fees and expenses or service awards for the named Class Representatives as part of the same objection, or as part of a separate objection described below].
My reasons for objecting are:
The laws and evidence that support each of my objections are:
My personal information is:
Name (first, middle, last):
Address:
Phone No.:
The contact information for my lawyer (if any) is:
Can I call the Court or the Judge’s office about my objections?
No. If you have questions, you may visit the website for the settlement or call the Class Administrator:
Visit:
Or Call:

No. Objecting means you tell the Court which part(s) of the Settlement you disagree with (including the request for attorneys’ fees and expenses or service awards for named Class Representatives).
You cannot opt-out of or be excluded from the Rule 23(b)(2) Class.

The Lawyers Representing You
The Court has appointed the lawyers listed below to represent you. These lawyers are called Class Counsel. Many other lawyers have also worked with Class Counsel to represent you in this case. Because you are a class member, you do not have to pay any of these lawyers. They will be paid, upon Court approval, from the Rule 23(b)(2) Class Settlement Escrow Account as described in the response to Question 7, above.

Linda P. Nussbaum
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Nussbaum Law Group, P.C.
1133 Avenue of the Americas, 31st Floor
New York, New York 10036

Steve D. Shadowen
Hilliard & Shadowen LLP
1717 W. 6th Street, Suite 370
Austin, TX 78703

Robert G. Eisler
Grant & Eisenhofer P.A.
485 Lexington Ave, 29th Floor
New York, NY 10017

Michael J. Freed
Freed Kanner London & Millen LLP
100 Tri-State International
Suite 128
Lincolnshire, IL 60069

Should I hire my own lawyer?
You do not have to hire your own lawyer. But you can if you want to, at your own cost.
If you hire your own lawyer to appear in this case, you must tell the Court and send a copy of your notice to Class Counsel at any of the addresses above.

As explained in the response to Question 7 above, the Visa and Mastercard Defendants will make certain payments into the Rule 23(b)(2) Class Settlement Escrow Account, which money will be used to pay, among other things, attorneys’ fees and expenses, and any named Class Representative Service Awards, as approved by the Court.
Class Counsel will ask the Court for __________________. This includes compensation for the work that Class Counsel have done to date, plus anticipated additional work to, among other things, administer the settlement and monitor the successful implementation of relief.
Class Counsel will also request reimbursement of their incurred and expected litigation expenses, not to exceed [ ], and up to [ ] per named Class Representative in Service Awards for their efforts on behalf of the class.
The amounts requested for attorneys’ fees, reimbursement of expenses, and named Class Representatives’ Service Awards will be awarded only if the Court grants final approval of the Settlement, and the money for attorneys’ fees and expenses will be distributed only if the Settlement has become final and all appeals are exhausted. Class Counsel must file their requests for fees and expenses and other costs to the Court by MM DD, 202Y. You can object to the requests for attorneys’ fees, expenses, or named Class Representative Service Awards in compliance with the instructions in response to Question 14 below.
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Copies of the lawyers’ requests for fees, expenses, and Service Awards will be posted at the settlement website, [Insert Rule 23(b)(2) Class Settlement Website Address], the same day they are filed, which will be no later than MM DD, 202Y.

You may tell the Court you object to (disagree with) any request for attorneys’ fees and expenses or named Class Representative Service Awards. The Court will consider your objection(s) when it evaluates any request for attorneys’ fees and expenses and Service Awards in connection with its decision on final approval of the Settlement.
To file an objection, you must file a Statement of Objections with the Court at this address: United States District Court for the Eastern District of New York
Clerk of Court 225 Cadman Plaza
Brooklyn, New York 11201
You must also send a copy of your Statement of Objections to Class Counsel and Counsel for the Defendants at the following addresses:
Designated Class Counsel: Robert G. Eisler, Grant & Eisenhofer P.A., 485 Lexington Ave., 29th Floor, New York, NY 10017.
Designated Defendants’ Counsel: Matthew A. Eisenstein, Arnold & Porter Kaye Scholer LLP, 601 Massachusetts Ave., NW, Washington, DC 20001-3743.
You must send your Statement of Objections to the Court, Designated Class Counsel, and Designated Defendants’ Counsel postmarked no later than MM DD, 202Y.
I.What should my Statement of Objections say?
Your Statement of Objections must contain the following information:

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UNITED STATES DISTRICT COURT
FOR THE EASTERN DISTRCIT OF NEW YORK
In re Payment Card Interchange Fee and    :    No. 05-MD-01720 (MKB)(JAM) Merchant Discount Antitrust Litigation    :
:
Statement of Objections
I am a member of the Rule 23(b)(2) Class in the case called In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation.
I am a Class member because [List information that will prove you are a class member, such as your business name and address, and how long you have accepted Visa or Mastercard cards].
I object to class counsel’s request for attorneys’ fees and expenses and/or to the request for service awards to the named Class Representatives.
My reasons for objecting are:
The laws and evidence that support each of my objections are:
My personal information is:
Name (first, middle, last):
Address:
Phone No.:
The contact information for my lawyer (if any) is:
Can I call the Court or the Judge’s office about my objections?
No. If you have questions, you may visit the website for the Settlement or call the Class Administrator.
Visit:
Call:

The Court’s Fairness Hearing
There will be a Fairness Hearing at _:    _.m. on MM DD, 202Y. The hearing will take place at: United States District Court for the Eastern District of New York
Courtroom # XX 225 Cadman Plaza
Brooklyn, NY 11201

We do not know how long the Court will take to make its decision.
Important! The time and date of this hearing may change without additional published notice. For updated information on the hearing, visit: [Insert Rule 23(b)(2) Class Settlement Website Address]

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Why is there a hearing?
The hearing is about whether or not the Settlement is fair, adequate, and reasonable.
The Court will consider any objections and listen to class members who have asked to speak at the hearing.
The Court will also decide whether it should give its final approval of the Plaintiffs’ requests for attorneys’ fees and expenses, service awards, and other costs.

No. You do not have to go to the hearing, even if you sent the Court an objection. But, you can go to the hearing or hire a lawyer to go to the hearing if you want to, at your own expense.

You must file a Notice of Intention to Appear with the Court at this address: United States District Court for the Eastern District of New York
Clerk of Court 225 Cadman Plaza
Brooklyn, New York 11201

Your Notice of Intention to Appear must be filed by MM DD, 202Y. You must also mail a copy of your letter to Class Counsel and Counsel for the Defendants at the addresses listed in the response to Question 10 above.
What should my Notice of Intention to Appear say?
Your Notice of Intention to Appear must be signed and contain the following information:
UNITED STATES DISTRICT COURT
FOR THE EASTERN DISTRICT OF NEW YORK
In re Payment Card Interchange Fee and    :    No. 05-MD-01720 (MKB)(JAM) Merchant Discount Antitrust Litigation    :
:
•Notice of Intention to Appear
•I want to speak at the Fairness Hearing for the case called In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation.
•My personal information is:
•Name (first, middle, last):
•Address:
•Phone No.:
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•Personal information for other people (including lawyers) who want to speak at the hearing:

If You Do Nothing
Upon the Court’s approval of this Settlement, you will receive the benefits of, and be bound by the Release applicable to, the Rule 23(b)(2) Class Settlement.

Getting More Information
There are several ways to get more information about the Settlement.
You will find the following information at: [Insert Rule 23(b)(2) Class Settlement Website Address]

•The complete Rule 23(b)(2) Class Settlement Agreement, including all Appendices, and
•Other documents related to this lawsuit.
To receive a copy of the Rule 23(b)(2) Class Settlement Agreement or other documents related to this lawsuit, you may:
Visit:        [Insert Rule 23(b)(2) Class Settlement Website Address]
Write to:
Email:
Call :             – toll-free

Please Do Not Attempt to Contact Judge Brodie or the Clerk of Court With Any Questions.

The Full Text of the Release

Release and Covenant Not to Sue of the Rule 23(b)(2) Class
The “Rule 23(b)(2) Class Releasing Parties” are individually and collectively the Rule 23(b)(2) Class Plaintiffs and each member of the Rule 23(b)(2) Class, on behalf of themselves and any of their respective past, present, or future officers, directors, stockholders, agents, employees, legal representatives, partners, associates, trustees, parents, subsidiaries, divisions, affiliates, heirs, executors, administrators, estates, purchasers, predecessors, successors, and assigns — whether or not they object to the settlement set forth in this Rule 23(b)(2) Class Settlement Agreement, and whether or not they exercise any benefit provided under this Rule 23(b)(2) Class Settlement Agreement, whether directly, representatively, derivatively, or in any other capacity.
The “Rule 23(b)(2) Class Released Parties” are all of the following:
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(a)    Visa U.S.A. Inc., Visa International Service Association, Visa International, Visa Inc., Visa Asia Pacific Region, Visa Canada Association, Visa Central & Eastern Europe, Middle East & Africa Region, Visa Latin America & Caribbean Region, Visa Europe, Visa Europe Limited, Visa Europe Services, Inc., and any other entity that now authorizes or licenses, or in the past has authorized or licensed, a financial institution to issue any Visa-Branded Cards or to acquire any Visa-Branded Card transactions.
(b)    Mastercard International Incorporated, Mastercard Incorporated, and any other entity that now authorizes or licenses, or in the past has authorized or licensed, a financial institution to issue any Mastercard-Branded Cards or to acquire any Mastercard-Branded Card transactions.
(c)    Bank of America, N.A.; BA Merchant Services LLC (formerly known as National Processing, Inc.); Bank of America Corporation; NB Holdings; MBNA America Bank, N.A.; and FIA Card Services, N.A.
(d)    Barclays Bank plc; Barclays Delaware Holdings, LLC (formerly known as Juniper Financial Corporation); Barclays Bank Delaware (formerly known as Juniper Bank); and Barclays Financial Corp.
(e)    Capital One, N.A. (as successor to Capital One F.S.B. and Capital One Bank (USA), N.A.); and Capital One Financial Corporation.
(f)    JPMorgan Chase & Co.; JPMorgan Chase Bank, N.A. (and as successor in interest to Chase Bank USA, N.A. and Washington Mutual Bank); and Paymentech, LLC (and as successor to Chase Paymentech Solutions, LLC).
(g)    Citibank, N.A.; Citigroup Inc.; Citicorp LLC; Citicorp Credit Services, Inc. (USA) (as successor to Citicorp Payment Services, Inc.).
(h)    Fifth Third Bancorp.
(i)    First National Bank of Omaha.
(j)    HSBC Finance Corporation; HSBC Bank USA, N.A.; HSBC North America Holdings Inc.; HSBC Holdings plc; HSBC Bank plc; and HSBC U.S.A. Inc.
(k)    National City Corporation and National City Bank of Kentucky.
(l)    The PNC Financial Services Group, Inc. (and as acquirer of National City Corporation) and PNC Bank, National Association.
(m)    SunTrust Banks, Inc. (now known as Truist Financial Corporation) and SunTrust Bank (now known as Truist Bank).
(n)    Texas Independent Bancshares, Inc.
(o)    Wachovia Bank, N.A. and Wachovia Corporation.
(p)    Washington Mutual, Inc.; Washington Mutual Bank; Providian National Bank (also known as Washington Mutual Card Services, Inc.); and Providian Financial Corporation.
(q)    Wells Fargo & Company (and as successor to Wachovia Corporation) and Wells Fargo Bank, N.A. (and as successor to Wachovia Bank, N.A.).
(r)    Each and every entity or person alleged to be a co-conspirator of any Defendant in any of the complaints in the Action.
(s)    Each of the past, present, or future member or customer financial institutions of Visa U.S.A. Inc., Visa International Service Association, Visa Inc., Visa Europe, Visa Europe Limited, Visa Europe Services, Inc., Mastercard International Incorporated, or Mastercard Incorporated.
(t)    For each of the entities or persons in Paragraphs (a)-(s) above, each of their respective past, present, and future, direct and indirect, parents (including holding companies), subsidiaries, affiliates, and
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associates (all as defined in SEC Rule 12b-2 promulgated pursuant to the Securities Exchange Act of 1934), or any other entity in which more than 50% of the equity interests are held.
(u)    For each of the entities or persons in Paragraphs (a)-(t) above, each of their respective past, present, and future predecessors, successors, purchasers, and assigns (including acquirers of all or substantially all of the assets, stock, or other ownership interests of any of the Defendants to the extent a successor’s, purchaser’s, or acquirer’s liability is based on the Rule 23(b)(2) Class Released Parties as defined in Paragraphs (a)-(t) above).
(v)    For each of the entities or persons in Paragraphs (a)-(u) above, each of their respective past, present, and future principals, trustees, partners, officers, directors, employees, agents, attorneys, legal or other representatives, trustees, heirs, executors, administrators, estates, shareholders, advisors, predecessors, successors, purchasers, and assigns (including acquirers of all or substantially all of the assets, stock, or other ownership interests of each of the foregoing entities to the extent a successor’s, purchaser’s, or acquirer’s liability is based on the Rule 23(b)(2) Class Released Parties as defined in Paragraphs (a)-(u) above).
In addition to the effect of the Rule 23(b)(2) Class Settlement Order and Final Judgment filed in accordance with this Rule 23(b)(2) Class Settlement Agreement, including but not limited to any res judicata effect:
(a)    The Rule 23(b)(2) Class Releasing Parties hereby expressly and irrevocably waive, and fully, finally, and forever settle, discharge, and release the Rule 23(b)(2) Class Released Parties from any and all manner of claims, demands, actions, suits, and causes of action, whether individual, class, representative, parens patriae, or otherwise in nature, to the extent that they seek any form of declaratory, injunctive, or equitable relief, or attorneys’ fees, costs, expenses, or interest, to the extent such fees, costs, expenses, or interest are related to those claims, demands, actions, suits, and causes of action, whenever incurred, whether directly, indirectly, derivatively or otherwise, whether known or unknown, suspected or unsuspected, in law or in equity that any Rule 23(b)(2) Class Releasing Party ever had, now has, or hereafter can, shall, or may have and that have accrued as of the Settlement Approval Date or accrue no later than five years after the commencement of the Average Effective Rate Limit, arising out of or relating to any conduct, acts, transactions, events, occurrences, statements, omissions, or failures to act of any Rule 23(b)(2) Class Released Party that are or have been alleged or otherwise raised in the Action, or that could have been alleged or raised in the Action relating to the subject matter thereof, or arising out of or relating to a continuation or continuing effect of any such conduct, acts, transactions, events, occurrences, statements, omissions, or failures to act. For avoidance of doubt, this release shall extend to, but only to, the fullest extent permitted by federal law.
(b)    It is expressly agreed, for purposes of clarity, that any claims that seek any form of declaratory, injunctive, or equitable relief arising out of or relating to any of the following conduct, acts, transactions, events, occurrences, statements, omissions, or failures to act are claims that were or could have been alleged in this Action and relate to the subject matter thereof:
(i)    any interchange fees, interchange rates, or any Rule of any Visa Defendant or Mastercard Defendant relating to interchange fees, interchange rates, or to the setting of interchange fees or interchange rates with respect to any Visa-Branded Card transactions in the United States or any Mastercard-Branded Card transactions in the United States;
(ii)    any Merchant Fee of any Rule 23(b)(2) Class Released Party relating to any Visa-Branded Card transactions in the United States or any Mastercard-Branded transactions in the United States;
(iii)    any actual or alleged “no surcharge” rules, “honor all cards” rules, “honor all issuers” rules, “honor all devices” rules, rules requiring the honoring of all credentials or accounts, “no minimum purchase” rules, “no discounting” rules, “non-discrimination” rules, “anti-steering” rules, rules that limit merchants in favoring or steering customers to use certain payment systems, “all outlets” rules, “no bypass” rules, “no multi-issuer” rules, “no multi-bug” rules, routing rules, cross-border acquiring rules, card authentication or cardholder verification rules, “cardholder selection” rules or requirements, PAVD rules, rules or conduct relating to routing options regarding acceptance technology for mobile, e-commerce, or online payments, or development and implementation of tokenization standards;
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(iv)    any reorganization, restructuring, initial or other public offering, or other corporate structuring of any Visa Defendant or Mastercard Defendant;
(v)    any service of an employee or agent of any Rule 23(b)(2) Class Released Party on any board or committee of any Visa Defendant or Mastercard Defendant; or
(vi)    any actual or alleged agreement (or alleged continued participation therein) (A) between or among any Visa Defendant and any Mastercard Defendant, (B) between or among any Visa Defendant or Mastercard Defendant and any other Rule 23(b)(2) Class Released Party or Parties, or (C) between or among any Defendant or Rule 23(b)(2) Class Released Party or Parties, relating to (i)-(v) above or to any Rule 23(b)(2) Class Released Party’s imposition of, compliance with, or adherence to (i)-(v) above.
(c)    For purposes of clarity, references to the Rules identified in this Paragraph mean those Rules as they are or were in place on December 18, 2020 and up to the Settlement Approval Date, Rules as they may be modified in the manner provided in the Rule 23(b)(2) Class Settlement Agreement, and Rules in place thereafter that are substantially similar to those Rules.
Each Rule 23(b)(2) Class Releasing Party further expressly and irrevocably waives, and fully, finally, and forever settles and releases, any and all defenses, rights, and benefits that the Rule 23(b)(2) Class Releasing Party may have or that may be derived from the provisions of applicable law which, absent such waiver, may limit the extent or effect of the release contained in the preceding Paragraphs. Without limiting the generality of the foregoing, each Rule 23(b)(2) Class Releasing Party expressly and irrevocably waives and releases any and all defenses, rights, and benefits that the Rule 23(b)(2) Class Releasing Party might otherwise have in relation to the release by virtue of the provisions of California Civil Code Section 1542 or similar laws of any other state or jurisdiction. SECTION 1542 PROVIDES: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” In addition, although each Rule 23(b)(2) Class Releasing Party may hereafter discover facts other than, different from, or in addition to those that it or he or she knows or believes to be true with respect to any claims released in the preceding Paragraphs, each Rule 23(b)(2) Class Releasing Party hereby expressly and irrevocably waives, and fully, finally, and forever settles, discharges, and releases, any known or unknown, suspected or unsuspected, contingent or non-contingent claims within the scope of the preceding Paragraphs, whether or not concealed or hidden, and without regard to the subsequent discovery or existence of such other, different, or additional facts. Rule 23(b)(2) Class Plaintiffs acknowledge, and the members of the Rule 23(b)(2) Class shall be deemed by operation of the Rule 23(b)(2) Class Settlement Order and Final Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of this Rule 23(b)(2) Class Settlement Agreement.
The release in the Paragraphs above does not bar an investigation or action, whether denominated as parens patriae, law enforcement, or regulatory, by a state, quasi-state, or local governmental entity to vindicate sovereign or quasi-sovereign interests.
Notwithstanding anything to the contrary in the Paragraphs above, the release in the Paragraphs above shall not release:
(a)    Any claim of a Rule 23(b)(2) Class Releasing Party that is based on standard commercial disputes arising in the ordinary course of business under contracts or commercial relations regarding loans, lines of credit, or other related banking or credit relations, individual chargeback disputes, products liability, breach of warranty, misappropriation of cardholder data or invasion of privacy, compliance with technical specifications for a merchant’s acceptance of Visa-Branded Credit Cards or Debit Cards, or Mastercard-Branded Credit Cards or Debit Cards, and any other dispute arising out of a breach of any contract between any of the Rule 23(b)(2) Class Releasing Parties and any of the Rule 23(b)(2) Class Released Parties; provided, however, that the Paragraphs above and not this Paragraph shall control in the event that any such claim challenges the legality of interchange rules, interchange rates, or interchange fees, or any other Rule, fee, charge, or other conduct covered by any of the claims released in the Paragraphs above.
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(b)    Claims based only on an injury suffered as (i) a payment card network competitor of the Visa Defendants or the Mastercard Defendants, or (ii) an ATM operator that is not owned by, or directly or indirectly controlled by, one or more of the Rule 23(b)(2) Class Released Parties.
(c)    Any claim of a Rule 23(b)(2) Class Releasing Party seeking monetary damages but not any form of declaratory, injunctive, or equitable relief with respect to the claims released herein.
Upon the Settlement Approval Date each of the Rule 23(b)(2) Class Releasing Parties agrees and covenants not to: (a) sue any of the Rule 23(b)(2) Class Released Parties on the basis of any claim released herein; (b) assist any third party in commencing or maintaining any private civil lawsuit against any Rule 23(b)(2) Class Released Party related in any way to any claim released herein; or (c) take any action or make any claim until five years after the commencement of the Average Effective Rate Limit that a Rule 23(b)(2) Class Released Party has continued to participate in, and failed to withdraw from, any alleged unlawful conspiracies or agreements relating to the claims released herein, which allegedly arise from or relate to the pre-IPO structure or governance of any of the Visa Defendants or the pre-IPO structure or governance of any of the Mastercard Defendants, or any Bank Defendant’s participation therein. For the avoidance of doubt, however, nothing in this Paragraph shall preclude a Rule 23(b)(2) Class Releasing Party from taking any action compelled by law or court order.
Each Rule 23(b)(2) Class Releasing Party further releases each of the Visa Defendants, Mastercard Defendants, and Bank Defendants and their counsel and experts in this Action from any claims that seek any form of declaratory, injunctive, or equitable relief relating to the defense and conduct of this Action, including the negotiation and terms of this Rule 23(b)(2) Class Settlement Agreement or any other settlement agreement in this Action, except for any claims relating to enforcement of this Rule 23(b)(2) Class Settlement Agreement. Each Rule 23(b)(2) Class Releasing Party releases the Rule 23(b)(2) Class Plaintiffs, Rule 23(b)(2) Class Counsel, and their respective experts in Barry’s, from any claims relating to their institution or prosecution of Barry’s, including the negotiation and terms of this Rule 23(b)(2) Class Settlement Agreement, except for any claims relating to enforcement of this Rule 23(b)(2) Class Settlement Agreement.
For purposes of clarity, it is specifically intended for the release and covenant not to sue provisions in this Rule 23(b)(2) Class Settlement Agreement to preclude all members of the Rule 23(b)(2) Class from seeking or obtaining any form of declaratory, injunctive, or equitable relief with respect to the claims released herein until five years after the commencement of the Average Effective Rate Limit with respect to any Rule of any Visa Defendant or any Mastercard Defendant in effect between December 18, 2020 and the Settlement Approval Date, and the compliance by any Bank Defendant with any such Rule, as it is alleged to exist, now exists, may be modified in the manner provided in the Rule 23(b)(2) Class Settlement Agreement, or may in the future exist in the same or substantially similar form thereto.
In the event that this Rule 23(b)(2) Class Settlement Agreement is terminated pursuant to Paragraphs 102-103 of the Rule 23(b)(2) Class Settlement Agreement, or any condition for the Settlement Approval Date is not satisfied, the release and covenant not to sue provisions in this Rule 23(b)(2) Class Settlement Agreement shall be null and void and unenforceable.

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APPENDIX E – Rule 23(b)(2) Class Settlement Notice and Scheduling Order

UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF NEW YORK

IN RE PAYMENT CARD INTERCHANGE FEE AND MERCHANT DISCOUNT ANTITRUST LITIGATION This Document Applies to:	No. 05-MD-1720 (MKB) (JAM)
Barry’s Cut Rate Stores, Inc., et al. v. Visa, Inc., et al., No. 05-md-01720 (E.D.N.Y.) (MKB) (JAM), also now known as DDMB, Inc., et al. v. Visa, Inc., et al., No. 05-md-01720 (E.D.N.Y.) (MKB) (JAM).

CLASS SETTLEMENT NOTICE AND SCHEDULING ORDER

WHEREAS, the Court has considered the Class Settlement Agreement of the Rule 23(b)(2) Class Plaintiffs and the Defendants, including its Appendices, dated as of ______________, 2024 (the “Rule 23(b)(2) Class Settlement Agreement”), which sets forth the terms and conditions for a proposed settlement of the action captioned Barry’s Cut Rate Stores, Inc., et al. v. Visa, Inc., et al., MDL No. 1720 Docket No. 05-md-01720 (E.D.N.Y.) (“Barry’s”), in MDL 1720, and the termination and disposition of all causes of action against the Defendants in the Barry’s action, and certain claims for declaratory, injunctive, and equitable relief against the Defendants in the actions consolidated in MDL 1720 and listed in Appendix A to the Rule 23(b)(2) Class Settlement Agreement, with prejudice; and
WHEREAS, the Court has considered the motion of the Rule 23(b)(2) Class Plaintiffs for approval of the Rule 23(b)(2) Class Settlement Agreement, the Memorandum of Law and evidence filed in support thereof, and all other papers submitted in connection with the Rule 23(b)(2) Class Settlement Agreement;

NOW, THEREFORE, IT IS HEREBY ORDERED AND DECREED as follows:
1.The Court hereby approves the Rule 23(b)(2) Class Plaintiffs, the Visa Defendants, and Mastercard Defendants entering into the Rule 23(b)(2) Class Settlement Agreement. In addition, the Court has considered whether the Rule 23(b)(2) Class Settlement Agreement preliminarily satisfies the class action settlement requirements of Federal Rule of Civil Procedure 23. Based on its consideration, the Court hereby also preliminarily approves the Rule 23(b)(2) Class Settlement Agreement for class action settlement purposes as within the range of a fair, reasonable, and adequate settlement within the meaning of Federal Rule of Civil Procedure 23 and applicable law, and consistent with due process.
2.This Class Settlement Notice and Scheduling Order incorporates by reference the definitions in the Rule 23(b)(2) Class Settlement Agreement, and all terms herein shall have the same meanings as set forth in the Rule 23(b)(2) Class Settlement Agreement.
3.The Court has subject matter and personal jurisdiction over the Rule 23(b)(2) Class Plaintiffs, all members of the Rule 23(b)(2) Class, and the Defendants.
4.The Court orders Rule 23(b)(2) Class Counsel, the Visa Defendants, and the MasterCard Defendants to establish and maintain the Rule 23(b)(2) Class Settlement Escrow Account as provided in Paragraphs 4-7 of the Rule 23(b)(2) Class Settlement Agreement and the Rule 23(b)(2) Class Settlement Escrow Agreement in Appendix B to the Rule 23(b)(2) Class Settlement Agreement.
5.Based on and pursuant to the class action criteria of Federal Rules of Civil Procedure 23(a) and 23(b)(2), on September 27, 2021, the Court certified a Rule 23(b)(2) class, from which exclusions shall not be permitted, consisting of all persons, businesses, and other entities that accept Visa-Branded Cards and/or Mastercard-Branded Cards in the United States at

any time during the period between December 18, 2020 and the date of entry of the Rule 23(b)(2) Class Settlement Order and Final Judgment.
6.The definition of the proposed class in the operative class complaint is hereby amended to be the same as that certified in the Court’s September 27, 2021 Order.
7.The Court orders Defendants to cause notice of the Rule 23(b)(2) Class Settlement Agreement to be served upon appropriate State and Federal officials as provided in the Class Action Fairness Act, 28 U.S.C. § 1715, and certify to the Court that the notice was provided.
8.The Court appoints Epiq Systems, Inc. as the Class Administrator to assist Rule 23(b)(2) Class Counsel in effectuating and administering the Notice Plan delineated in Appendix C to the Rule 23(b)(2) Class Settlement Agreement. The Court determines that notice should be provided to members of the Rule 23(b)(2) Class, but that exclusion rights should not be afforded to members of the Rule 23(b)(2) Class.
9.The Court approves the method of notice to be provided to the Rule 23(b)(2) Class that is described in the Rule 23(b)(2) Class Settlement Agreement and in the Notice Plan and budget contained in Appendix C to the Rule 23(b)(2) Class Settlement Agreement, including use of the website notice and the publication notice contained in Appendix D to the Rule 23(b)(2) Class Settlement Agreement. The Court finds and concludes that such notice: (a) is the best notice that is practicable under the circumstances, and is reasonably calculated to reach the members of the Rule 23(b)(2) Class that would be bound by the Rule 23(b)(2) Class Settlement Agreement and to apprise them of the Action, the terms and conditions of the Rule 23(b)(2) Class Settlement Agreement, and the right to object to the Rule 23(b)(2) Class Settlement Agreement; and (b) meets the requirements of Federal Rule of Civil Procedure 23 and due process.

10.Consistent with the Notice Plan, the Court directs the Class Administrator, as soon as practicable following the Court’s entry of this Order, but before commencement of the notice, to establish the dedicated Case Website, post office box, and toll-free telephone line for providing notice and information to members of the Rule 23(b)(2) Class.
11.Within ten business days after the Court’s entry of this Rule 23(b)(2) Class Settlement Notice and Scheduling Order, the Class Administrator’s expenses for the foregoing notice activities, including those of any third-party vendors it uses to perform tasks necessary for the implementation or effectuation of its duties, shall be paid from the Rule 23(b)(2) Class Settlement Escrow Account. In no event shall any Rule 23(b)(2) Class Released Party have any obligation, responsibility, or liability with respect to the Class Administrator or the Notice Plan.
12.Within 30 days after the Court’s entry of this Rule 23(b)(2) Class Settlement Notice and Scheduling Order, the Class Administrator shall substantially complete the notice to members of the Rule 23(b)(2) Class that is described in the Notice Plan, using the website notice and the publication notice contained in Appendix D to the Class Settlement Agreement.
13.Within 30 days after the Court’s entry of this Rule 23(b)(2) Class Settlement Notice and Scheduling Order, any motions seeking approval of Attorneys’ Fees and Expenses shall be filed with the Court.
14.Within 90 days after the Court’s entry of this Rule 23(b)(2) Class Settlement Notice and Scheduling Order — i.e., 60 days after the last date for completion of notice under the Notice Plan (the “Class Objection Period”) — any objections to the Rule 23(b)(2) Class Settlement Agreement or motions seeking approval of Attorneys’ Fees and Expenses shall be filed with the Court by any Objector.
15.Such an Objector must file a written statement of objections with the Court within the Class Objection Period, and send it to the following designees of Rule 23(b)(2) Class

Counsel and counsel for the Defendants, by first-class mail and postmarked within the Class Objection Period:
Designee of Rule 23(b)(2) Class Counsel: Robert G. Eisler, Grant & Eisenhofer P.A., 485 Lexington Ave., 29th Floor, New York, NY 10017
Designee of Defendants: Matthew A. Eisenstein, Arnold & Porter Kaye Scholer LLP, 601 Massachusetts Ave., NW, Washington, DC 20001-3743
16.The Objector’s statement must: (i) contain the words “In re Interchange Fee and Merchant Discount Antitrust Litigation”; (ii) state each and every objection of the Objector and the specific reasons therefor; (iii) provide all legal support and all evidence that the Objector wishes to bring to the Court’s attention in support of any objection; (iv) state the full name, address, and telephone number of the Objector; (v) provide information sufficient to establish that the Objector is a member of the Rule 23(b)(2) Class; and (f) state the full name, mail address, email address, and telephone number of any counsel representing the Objector in connection with the objections.
17.In addition, any Objector or counsel for an Objector that desires to appear at the final approval hearing must file with the Court within the Class Objection Period, and send to a designee of Rule 23(b)(2) Class Counsel and a designee of counsel for the Defendants by first-class mail and postmarked within the Class Objection Period, a separate notice of intention to appear that identifies by name, position, address, and telephone number each person who intends to appear at the approval hearing on behalf of the Objector.
18.Within 120 days after the Court’s entry of this Rule 23(b)(2) Class Settlement Notice and Scheduling Order, any replies and supporting papers that respond to any objections to the Rule 23(b)(2) Class Settlement Agreement or motions seeking approval of Attorneys’ Fees and Expenses shall be filed with the Court. Rule 23(b)(2) Class Counsel will provide notice of such motions and any additional details to members of the Rule 23(b)(2) Class by causing all such motions and supporting papers to be posted prominently on the Case Website prior to, or simultaneously with, their filing with the Court.
19.The Court will hold a final approval hearing at least 150 days after the Court’s entry of this Rule 23(b)(2) Class Settlement Notice and Scheduling Order, at __ o’clock on ________ __, 2024, at the Courthouse for the United States District Court for the Eastern District of New York, 225 Cadman Plaza East, Brooklyn, NY 11201. At that final approval hearing, the Court will conduct an inquiry as it deems appropriate into the fairness, reasonableness, and adequacy of the Rule 23(b)(2) Class Settlement Agreement, address any objections to it, and determine whether the Rule 23(b)(2) Class Settlement Agreement should be finally approved, whether final judgment should be entered thereon, and whether to approve any motions for Attorneys’ Fee and Expenses.
20.The Court stays Barry’s and all further proceedings in MDL 1720 to the extent they seek declaratory, injunctive, or equitable relief against the Defendants that is being released against the Rule 23(b)(2) Class Released Parties, except for proceedings in MDL 1720 related to effectuating and complying with the Rule 23(b)(2) Class Settlement Agreement, pending the Court’s determination of whether the Rule 23(b)(2) Class Settlement Agreement should be finally approved or the termination of the Rule 23(b)(2) Class Settlement Agreement.
21.The Court enjoins all members of the Rule 23(b)(2) Class, pending the Court’s determination of whether the Rule 23(b)(2) Class Settlement Agreement should finally be approved or the termination of the Rule 23(b)(2) Class Settlement Agreement, from commencing, maintaining, or participating in, or permitting another to commence, maintain, or participate in on their behalf, any claims being released against the Rule 23(b)(2) Class Released Parties, except for proceedings in MDL 1720 related to effectuating and complying with the Rule 23(b)(2) Class Settlement Agreement.

IT IS SO ORDERED.
DATED: _________________________      ____________________________________
THE HONORABLE MARGO K. BRODIE
UNITED STATES DISTRICT JUDGE

APPENDIX F – Rule 23(b)(2) Class Settlement Order and Final Judgment

UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF NEW YORK

IN RE PAYMENT CARD INTERCHANGE FEE AND MERCHANT DISCOUNT ANTITRUST LITIGATION This Document Applies to:	No. 05-md-01720 (MKB) (JAM)
Barry’s Cut Rate Stores, Inc., et al. v. Visa, Inc., et al., No. 05-md-01720 (E.D.N.Y.) (MKB) (JAM), also now known as DDMB, Inc., et al. v. Visa, Inc., et al., No. 05-md-01720 (E.D.N.Y.) (MKB) (JAM).

CLASS SETTLEMENT ORDER AND FINAL JUDGMENT
On ______ __, 2024, the Court held a final approval hearing on (1) whether the terms and conditions of the Class Settlement Agreement of the Rule 23(b)(2) Class Plaintiffs and the Defendants, including all its Appendices, dated ______ __, 2024 (the “Rule 23(b)(2) Class Settlement Agreement”) are fair, reasonable, and adequate for the settlement of all claims in the action captioned Barry’s Cut Rate Stores, Inc., et al. v. Visa, Inc., et al., MDL No. 1720 Docket No. 05-md-01720 (E.D.N.Y.) (“Barry’s” or the “Action”), in MDL 1720, by the Rule 23(b)(2) Class certified by the Court; and (2) whether judgment should be entered dismissing the Defendants from Barry’s, and all claims for declaratory, injunctive, and equitable relief, with respect to any and all claims released against the Rule 23(b)(2) Class Released Parties in the actions consolidated in MDL 1720 and listed in Appendix A to the Rule 23(b)(2) Class Settlement Agreement, with prejudice.
The Court having considered all papers filed concerning the Rule 23(b)(2) Class Settlement Agreement, and all matters submitted to the Court at the final approval hearing and otherwise, hereby FINDS, with all terms used herein having the same meanings set forth and defined in the Rule 23(b)(2) Class Settlement Agreement, that:
A.This Court has jurisdiction over the Rule 23(b)(2) Class Plaintiffs, all members of the Rule 23(b)(2) Class, and the Defendants, and jurisdiction to finally approve the Rule 23(b)(2) Class Settlement Agreement.
B.The notice procedures provided to the Rule 23(b)(2) Class, including but not limited to the methods of identifying and notifying members of the Rule 23(b)(2) Class, were fair, adequate, and sufficient, constituted the best practicable notice under the circumstances, and were reasonably calculated to apprise members of the Rule 23(b)(2) Class of the Action, the terms of the Rule 23(b)(2) Class Settlement Agreement, and their objection rights, and fully satisfied the requirements of Federal Rule of Civil Procedure 23, any other applicable laws or rules of the Court, and due process.
C.The notice requirements of the Class Action Fairness Act, 28 U.S.C. § 1715, have been met.
D.The Court has held a final approval hearing to consider the fairness, reasonableness, and adequacy of the Rule 23(b)(2) Class Settlement Agreement, and has been advised of all objections to the Rule 23(b)(2) Class Settlement Agreement and has given due consideration thereto.
E.The Rule 23(b)(2) Class Settlement Agreement, including its consideration and release provisions:
(1)was entered into in good faith, following arm’s-length negotiations, and was not collusive;
(2)is fair, reasonable, and adequate, and is in the best interests of the Rule 23(b)(2) Class;

(3)is consistent with the requirements of federal law and all applicable court rules, including Federal Rule of Civil Procedure 23; and
(4)was entered into at a time when the record was sufficiently developed and complete to enable the Rule 23(b)(2) Class Plaintiffs and the Defendants to have adequately evaluated and considered all terms of the Rule 23(b)(2) Class Settlement Agreement.
ACCORDINGLY, pursuant to Federal Rule of Civil Procedure 23(e), the Rule 23(b)(2) Class Settlement Agreement, the terms and conditions of which are hereby incorporated by reference, is hereby fully and finally APPROVED by the Court.
NOW, THEREFORE, based on good cause appearing therefor, [and as set forth in the accompanying opinion,] it is hereby ORDERED, ADJUDGED, and DECREED that:
1.Based on and pursuant to the class action criteria of Federal Rules of Civil Procedure 23(a) and 23(b)(2), on September 27, 2021, the Court certified a Rule 23(b)(2) class, from which exclusions shall not be permitted, consisting of all persons, businesses, and other entities that accept Visa-Branded Cards and/or Mastercard-Branded Cards in the United States at any time during the period between December 18, 2020 and the date of entry of the Rule 23(b)(2) Class Settlement Order and Final Judgment, which is the same as the Rule 23(b)(2) Class.
2.The Rule 23(b)(2) Class Plaintiffs shall continue to serve as representatives of the Rule 23(b)(2) Class. The law firms of Hilliard & Shadowen LLP, Grant & Eisenhofer P.A., Freed Kanner London & Millen LLP, and Nussbaum Law Group, P.C. shall continue to serve as Class Counsel for the Rule 23(b)(2) Class.
3.Rule 23(b)(2) Class Counsel, the Visa Defendants, and the Mastercard Defendants shall maintain the Rule 23(b)(2) Class Settlement Escrow Account as provided in the Rule

23(b)(2) Class Settlement Agreement, including the Rule 23(b)(2) Class Settlement Escrow Agreement contained in Appendix B to the Rule 23(b)(2) Class Settlement Agreement.
4.The terms and provisions of the Fourth Amended Protective Order, filed on October 29, 2009, and approved by the Court on October 30, 2009, and the terms and provisions of the Protective Order filed on April 3, 2015 on the 14-md-1720 docket and approved by the Court on April 9, 2015, shall survive and continue in effect through and after entry of this Class Settlement Order and Final Judgment.
5.Nothing in the Rule 23(b)(2) Class Settlement Agreement or this Class Settlement Order and Final Judgment is or shall be deemed or construed to be an admission or evidence of any violation of any statute or law or of any liability or wrongdoing by any of the Defendants, or of the truth or validity or lack of truth or validity of any of the claims or allegations alleged in Barry’s or other actions in MDL 1720.
6.Nothing in this Class Settlement Order and Final Judgment is intended to or shall modify the terms of the Rule 23(b)(2) Class Settlement Agreement.
7.Each member of the Rule 23(b)(2) Class and each Rule 23(b)(2) Class Releasing Party unconditionally, fully, and finally releases and forever discharges the Defendants and each of the other Rule 23(b)(2) Class Released Parties from all claims released in the Rule 23(b)(2) Class Settlement Agreement, and waives any rights to the protections afforded under California Civil Code §1542 and/or any other similar, comparable, or equivalent laws.
8.Specifically, the members of the Rule 23(b)(2) Class provide the following release and covenant not to sue:
a.The “Rule 23(b)(2) Class Releasing Parties” are individually and collectively the Rule 23(b)(2) Class Plaintiffs and each member of the Rule 23(b)(2) Class, on behalf of themselves and any of their respective past, present, or future officers, directors, stockholders, agents, employees, legal representatives, partners, associates, trustees, parents, subsidiaries, divisions, affiliates, heirs, executors, administrators, estates, purchasers, predecessors, successors, and assigns — whether or not they object to the settlement set forth in the Rule 23(b)(2) Class Settlement Agreement, and whether or not they exercise any benefit provided under the Rule 23(b)(2) Class Settlement Agreement, whether directly, representatively, derivatively, or in any other capacity.
b.The “Rule 23(b)(2) Class Released Parties” are all of the following:
i.Visa U.S.A. Inc., Visa International Service Association, Visa International, Visa Inc., Visa Asia Pacific Region, Visa Canada Association, Visa Central & Eastern Europe, Middle East & Africa Region, Visa Latin America & Caribbean Region, Visa Europe, Visa Europe Limited, Visa Europe Services, Inc., and any other entity that now authorizes or licenses, or in the past has authorized or licensed, a financial institution to issue any Visa-Branded Cards or to acquire any Visa-Branded Card transactions.
ii.Mastercard International Incorporated, Mastercard Incorporated, and any other entity that now authorizes or licenses, or in the past has authorized or licensed, a financial institution to issue any Mastercard-Branded Cards or to acquire any Mastercard-Branded Card transactions.
iii.Bank of America, N.A.; BA Merchant Services LLC (formerly known as National Processing, Inc.); Bank of America Corporation; NB Holdings; MBNA America Bank, N.A.; and FIA Card Services, N.A.
iv.Barclays Bank plc; Barclays Delaware Holdings, LLC (formerly known as Juniper Financial Corporation); Barclays Bank Delaware (formerly known as Juniper Bank); and Barclays Financial Corp.
v.Capital One, N.A. (as successor to Capital One F.S.B. and Capital One Bank (USA), N.A.); and Capital One Financial Corporation.
vi.JPMorgan Chase & Co.; JPMorgan Chase Bank, N.A. (and as successor in interest to Chase Bank USA, N.A. and Washington Mutual Bank); and Paymentech, LLC (and as successor to Chase Paymentech Solutions, LLC).
vii.Citibank, N.A.; Citigroup Inc.; Citicorp LLC; Citicorp Credit Services, Inc. (USA) (as successor to Citicorp Payment Services, Inc.).
viii.Fifth Third Bancorp.
ix.First National Bank of Omaha.
x.HSBC Finance Corporation; HSBC Bank USA, N.A.; HSBC North America Holdings Inc.; HSBC Holdings plc; HSBC Bank plc; and HSBC U.S.A. Inc.
xi.National City Corporation and National City Bank of Kentucky.
xii.The PNC Financial Services Group, Inc. (and as acquirer of National City Corporation) and PNC Bank, National Association.
xiii.SunTrust Banks, Inc. (now known as Truist Financial Corporation) and SunTrust Bank (now known as Truist Bank).

xiv.Texas Independent Bancshares, Inc.
xv.Wachovia Bank, N.A. and Wachovia Corporation.
xvi.Washington Mutual, Inc.; Washington Mutual Bank; Providian National Bank (also known as Washington Mutual Card Services, Inc.); and Providian Financial Corporation.
xvii.Wells Fargo & Company (and as successor to Wachovia Corporation) and Wells Fargo Bank, N.A. (and as successor to Wachovia Bank, N.A.).
xviii.Each and every entity or person alleged to be a co-conspirator of any Defendant in any of the complaints in the Action.
xix.Each of the past, present, or future member or customer financial institutions of Visa U.S.A. Inc., Visa International Service Association, Visa Inc., Visa Europe, Visa Europe Limited, Visa Europe Services, Inc., Mastercard International Incorporated, or Mastercard Incorporated.
xx.For each of the entities or persons in Paragraphs b(i)-(xix) above, each of their respective past, present, and future, direct and indirect, parents (including holding companies), subsidiaries, affiliates, and associates (all as defined in SEC Rule 12b-2 promulgated pursuant to the Securities Exchange Act of 1934), or any other entity in which more than 50% of the equity interests are held.
xxi.For each of the entities or persons in Paragraphs b(i)-(xx) above, each of their respective past, present, and future predecessors, successors, purchasers, and assigns (including acquirers of all or substantially all of the assets, stock, or other ownership interests of any of the Defendants to the extent a successor’s, purchaser’s, or acquirer’s liability is based on the Rule 23(b)(2) Class Released Parties as defined in Paragraphs b(i)-(xx) above).
xxii.For each of the entities or persons in Paragraphs b(i)-(xxi) above, each of their respective past, present, and future principals, trustees, partners, officers, directors, employees, agents, attorneys, legal or other representatives, trustees, heirs, executors, administrators, estates, shareholders, advisors, predecessors, successors, purchasers, and assigns (including acquirers of all or substantially all of the assets, stock, or other ownership interests of each of the foregoing entities to the extent a successor’s, purchaser’s, or acquirer’s liability is based on the Rule 23(b)(2) Class Released Parties as defined in Paragraphs b(i)-(xxi) above).
c.In addition to the effect of the Rule 23(b)(2) Class Settlement Order and Final Judgment entered in accordance with the Rule 23(b)(2) Class Settlement Agreement, including but not limited to any res judicata effect, and except as provided herein in Paragraphs f and i below:
i.The Rule 23(b)(2) Class Releasing Parties hereby expressly and irrevocably waive, and fully, finally, and forever settle, discharge, and release the Rule 23(b)(2) Class Released Parties from any and all manner of claims, demands, actions, suits, and causes of action, whether individual, class, representative, parens patriae, or otherwise in nature, to the extent that they seek any form of declaratory, injunctive, or equitable relief, or attorneys’ fees, costs, expenses, or interest, to the extent such fees, costs, expenses, or interest are related to those claims, demands, actions, suits, and causes of action, whenever incurred, whether directly, indirectly, derivatively or otherwise, whether known or unknown, suspected or unsuspected, in law or in equity that any Rule 23(b)(2) Class Releasing Party ever had, now has, or hereafter can, shall, or may have and that have accrued as of the Settlement Approval Date or accrue no later than five years after the commencement of the Average Effective Rate Limit, arising out of or relating to any conduct, acts, transactions, events, occurrences, statements, omissions, or failures to act of any Rule 23(b)(2) Class Released Party that are or have been alleged or otherwise raised in the Action, or that could have been alleged or raised in the Action relating to the subject matter thereof, or arising out of or relating to a continuation or continuing effect of any such conduct, acts, transactions, events, occurrences, statements, omissions, or failures to act. For avoidance of doubt, this release shall extend to, but only to, the fullest extent permitted by federal law.
ii.It is expressly agreed, for purposes of clarity, that any claims that seek any form of declaratory, injunctive, or equitable relief arising out of or relating to any of the following conduct, acts, transactions, events, occurrences, statements, omissions, or failures to act are claims that were or could have been alleged in this Action and relate to the subject matter thereof:
I.any interchange fees, interchange rates, or any Rule of any Visa Defendant or Mastercard Defendant relating to interchange fees, interchange rates, or to the setting of interchange fees or interchange rates with respect to any Visa-Branded Card transactions in the United States or any Mastercard-Branded Card transactions in the United States;
II.any Merchant Fee of any Rule 23(b)(2) Class Released Party relating to any Visa-Branded Card transactions in the United States or any Mastercard-Branded transactions in the United States;
III.any actual or alleged “no surcharge” rules, “honor all cards” rules, “honor all issuers” rules, “honor all devices” rules, rules requiring the honoring of all credentials or accounts, “no minimum purchase” rules, “no discounting” rules, “non-discrimination” rules, “anti-steering” rules, rules that limit merchants in favoring or steering customers to use certain payment systems, “all outlets” rules, “no bypass” rules, “no multi-issuer” rules, “no multi-bug” rules, routing rules, cross-border acquiring rules, card authentication or cardholder verification rules, “cardholder selection” rules or requirements, PAVD rules, rules or conduct relating to routing options regarding acceptance technology for mobile, e-commerce, or online payments, or development and implementation of tokenization standards;
IV.any reorganization, restructuring, initial or other public offering, or other corporate structuring of any Visa Defendant or Mastercard Defendant;
V.any service of an employee or agent of any Rule 23(b)(2) Class Released Party on any board or committee of any Visa Defendant or Mastercard Defendant; or
VI.any actual or alleged agreement (or alleged continued participation therein) (A) between or among any Visa Defendant and any Mastercard Defendant, (B) between or among any Visa Defendant or Mastercard Defendant and any other Rule 23(b)(2) Class Released Party or Parties, or (C) between or among any Defendant or Rule 23(b)(2) Class Released Party or Parties, relating to I-V above or to any Rule 23(b)(2) Class Released Party’s imposition of, compliance with, or adherence to I-V above.

iii.For purposes of clarity, references to the Rules identified in this Paragraph mean those Rules as they are or were in place on December 18, 2020 and up to the Settlement Approval Date, Rules as they may be modified in the manner provided in the Rule 23(b)(2) Class Settlement Agreement, and Rules in place thereafter that are substantially similar to those Rules.
d.Each Rule 23(b)(2) Class Releasing Party further expressly and irrevocably waives, and fully, finally, and forever settles and releases, any and all defenses, rights, and benefits that the Rule 23(b)(2) Class Releasing Party may have or that may be derived from the provisions of applicable law which, absent such waiver, may limit the extent or effect of the release contained in the preceding Paragraphs a-c. Without limiting the generality of the foregoing, each Rule 23(b)(2) Class Releasing Party expressly and irrevocably waives and releases any and all defenses, rights, and benefits that the Rule 23(b)(2) Class Releasing Party might otherwise have in relation to the release by virtue of the provisions of California Civil Code Section 1542 or similar laws of any other state or jurisdiction. SECTION 1542 PROVIDES: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” In addition, although each Rule 23(b)(2) Class Releasing Party may hereafter discover facts other than, different from, or in addition to those that it or he or she knows or believes to be true with respect to any claims released in the preceding Paragraphs a-c, each Rule 23(b)(2) Class Releasing Party hereby expressly and irrevocably waives, and fully, finally, and forever settles, discharges, and releases, any known or unknown, suspected or unsuspected, contingent or non-contingent claims within the scope of the preceding Paragraphs a-c, whether or not concealed or hidden, and without regard to the subsequent discovery or existence of such other, different, or additional facts. Rule 23(b)(2) Class Plaintiffs acknowledge, and the members of the Rule 23(b)(2) Class shall be deemed by operation of the Rule 23(b)(2) Class Settlement Order and Final Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Rule 23(b)(2) Class Settlement Agreement.
e.The release in Paragraphs a-d above does not bar an investigation or action, whether denominated as parens patriae, law enforcement, or regulatory, by a state, quasi-state, or local governmental entity to vindicate sovereign or quasi-sovereign interests.
f.Notwithstanding anything to the contrary in Paragraphs a-e above, the release in Paragraphs a-e above shall not release:
i.Any claim of a Rule 23(b)(2) Class Releasing Party that is based on standard commercial disputes arising in the ordinary course of business under contracts or commercial relations regarding loans, lines of credit, or other related banking or credit relations, individual chargeback disputes, products liability, breach of warranty, misappropriation of cardholder data or invasion of privacy, compliance with technical specifications for a merchant’s acceptance of Visa-Branded Credit Cards or Debit Cards, or Mastercard-Branded Credit Cards or Debit Cards, and any other dispute arising out of a breach of any contract between any of the Rule 23(b)(2) Class Releasing Parties and any of the Rule 23(b)(2) Class Released Parties; provided, however, that Paragraphs a-e above and not this Paragraph shall control in the event that any such claim challenges the legality of interchange rules, interchange rates, or interchange fees, or any other Rule, fee, charge, or other conduct covered by any of the claims released in Paragraphs a-e above.
ii.Claims based only on an injury suffered as (i) a payment card network competitor of the Visa Defendants or the Mastercard Defendants, or (ii) an ATM operator that is not owned by, or directly or indirectly controlled by, one or more of the Rule 23(b)(2) Class Released Parties.
iii.Any claim of a Rule 23(b)(2) Class Releasing Party seeking monetary damages but not any form of declaratory, injunctive, or equitable relief with respect to the claims released herein.
g.Upon the Settlement Approval Date each of the Rule 23(b)(2) Class Releasing Parties agrees and covenants not to: (a) sue any of the Rule 23(b)(2) Class Released Parties on the basis of any claim released herein; (b) assist any third party in commencing or maintaining any private civil lawsuit against any Rule 23(b)(2) Class Released Party related in any way to any claim released herein; or (c) take any action or make any claim until five years after the commencement of the Average Effective Rate Limit that a Rule 23(b)(2) Class Released Party has continued to participate in, and failed to withdraw from, any alleged unlawful conspiracies or agreements relating to the claims released herein, which allegedly arise from or relate to the pre-IPO structure or governance of any of the Visa Defendants or the pre-IPO structure or governance of any of the Mastercard Defendants, or any Bank Defendant’s participation therein. For the avoidance of doubt, however, nothing in this Paragraph shall preclude a Rule 23(b)(2) Class Releasing Party from taking any action compelled by law or court order.
h.Each Rule 23(b)(2) Class Releasing Party further releases each of the Visa Defendants, Mastercard Defendants, and Bank Defendants and their counsel and experts in this Action from any claims that seek any form of declaratory, injunctive, or equitable relief relating to the defense and conduct of this Action, including the negotiation and terms of the Rule 23(b)(2) Class Settlement Agreement or any other settlement agreement in this Action, except for any claims relating to enforcement of the Rule 23(b)(2) Class Settlement Agreement. Each Rule 23(b)(2) Class Releasing Party releases the Rule 23(b)(2) Class Plaintiffs, Rule 23(b)(2) Class Counsel, and their respective experts in Barry’s, from any claims relating to their institution or prosecution of Barry’s, including the negotiation and terms of the Rule 23(b)(2) Class Settlement Agreement, except for any claims relating to enforcement of the Rule 23(b)(2) Class Settlement Agreement.
i.For purposes of clarity, it is specifically intended for the release and covenant not to sue provisions of the Rule 23(b)(2) Settlement Agreement to preclude all members of the Rule 23(b)(2) Class from seeking or obtaining any form of declaratory, injunctive, or equitable relief with respect to the claims released herein until five years after the commencement of the Average Effective Rate Limit with respect to any Rule of any Visa Defendant or any Mastercard Defendant in effect between December 18, 2020 and the Settlement Approval Date, and the compliance by any Bank Defendant with any such Rule, as it is alleged to exist, now exists, may be modified in the manner provided in the Rule (23)(b)(2) Class Settlement Agreement, or may in the future exist in the same or substantially similar form thereto.
j.In the event that the Rule 23(b)(2) Class Settlement Agreement is terminated pursuant to Paragraphs 102-103 of the Rule 23(b)(2) Class Settlement Agreement, or any condition for the Settlement Approval Date is not satisfied, the release and covenant not to sue provisions of Paragraphs a-h above shall be null and void and unenforceable.

9.All members of the Rule 23(b)(2) Class, and those subject to their control, are hereby enjoined and forever barred from commencing, maintaining, participating in, assisting any third party in commencing or maintaining any private civil lawsuit, or permitting another to commence, maintain, or participate in on their behalf, any claims released against Rule 23(b)(2) Class Released Parties.
10.Without affecting the finality of this judgment in any way, and as further provided in Paragraphs 105-109 of the Rule 23(b)(2) Class Settlement Agreement, this Court hereby retains continuing and exclusive jurisdiction in MDL 1720 over the Rule 23(b)(2) Class Plaintiffs, the members of the Rule 23(b)(2) Class, and the Defendants to implement, administer, consummate, and enforce the Rule 23(b)(2) Class Settlement Agreement and this Class Settlement Order and Final Judgment, including any disputes relating to, or arising out of, the release and covenant not to sue of the Rule 23(b)(2) Class or any claim concerning declaratory, injunctive, or equitable relief with respect to any by-law, rule, operating regulation, practice, policy, or procedure of any Visa Defendant or Mastercard Defendant. The Court’s implementation and administration of the Rule 23(b)(2) Class Settlement Agreement shall include, without limitation, the receipt and review of information provided to the Court by the Independent Auditor, as specified in the Rule 23(b)(2) Class Settlement Agreement.
11.The Rule 23(b)(2) Class Plaintiffs, members of the Rule 23(b)(2) Class, and the Defendants irrevocably submit to the exclusive jurisdiction of this Court for the resolution of any matter covered by this Class Settlement Order and Final Judgment, or the applicability of the Rule 23(b)(2) Class Settlement Agreement or this Class Settlement Order and Final Judgment. All applications to the Court with respect to any aspect of the Rule 23(b)(2) Class Settlement Agreement or this Class Settlement Order and Final Judgment shall be presented to and determined by United States District Court Judge Margo K. Brodie for resolution as a matter within the scope of MDL 1720, or, if she is not available, any other District Court Judge designated by the Court.
12.In the event that the provisions of this Class Settlement Order and Final Judgment are asserted by any Defendant or Rule 23(b)(2) Class Released Party as a ground for a defense, in whole or in part, to any claim or cause of action, or are otherwise raised as an objection in any other suit, action, or proceeding by a Rule 23(b)(2) Class Plaintiff or member of the Rule 23(b)(2) Class, the Rule 23(b)(2) Class Released Parties shall be entitled to an immediate stay of that suit, action, or proceeding until after this Court has entered an order or judgment determining any issues relating to the defense or objections based on such provisions, and no further judicial review of such order or judgment is possible.
13.This Class Settlement Order and Final Judgment terminates and dismisses with prejudice any and all claims for declaratory, injunctive, and equitable relief released herein against any of the Defendants and any of the Rule 23(b)(2) Class Released Parties in Barry’s and in all other putative class and individual actions consolidated in MDL 1720 and listed in Appendix A to the Rule 23(b)(2) Class Settlement Agreement. There is no just reason for delay in entering final judgment. The Court hereby directs the Clerk to enter judgment forthwith in accordance with the terms of this Class Settlement Order and Final Judgment, which judgment shall be final and appealable.

DATED: _________________________    ____________________________________
THE HONORABLE MARGO K. BRODIE
UNITED STATES DISTRICT JUDGE

APPENDIX G – Section IV of Final Judgment in United States v. American Express Co., et al., No. 10-CV-04496 (E.D.N.Y.) (NGG) (RER), as modified
II.PROHIBITED CONDUCT
A.~~The purpose of this Section IV is to allow Merchants to attempt to influence the General Purpose Card or Form of Payment Customers select by providing choices and information in a competitive market. This Final Judgment should be interpreted to promote such efforts and not limit them. Accordingly, n~~Neither Mastercard nor Visa shall adopt, maintain, or enforce any Rule, or enter into or enforce any agreement that directly or indirectly prohibits, prevents, or restrains any Merchant in the United States from
1.offering the Customer a discount or rebate, including an immediate discount or rebate at the point of sale, if the Customer uses a General Purpose Card of a particular Brand, ~~or~~ Type, or Issuing Bank ~~of General Purpose Card~~, a particular Form of Payment, or a General Purpose Card of a Brand, ~~or~~ Type, or Issuing Bank ~~of General Purpose Card~~ or a Form of Payment other than the General Purpose Card the Customer initially presents;
2.offering a free or discounted product if the Customer uses a General Purpose Card of a particular Brand, ~~or~~ Type, or Issuing Bank ~~of General Purpose Card~~, a particular Form of Payment, or a General Purpose Card of a Brand, ~~or~~ Type, or Issuing Bank ~~of General Purpose Card~~ or a Form of Payment other than the General Purpose Card the Customer initially presents;
3.offering a free or discounted or enhanced service if the Customer uses a General Purpose Card of a particular Brand, ~~or~~ Type, or Issuing Bank ~~of General Purpose Card~~, a particular Form of Payment, or a General Purpose Card of a Brand, ~~or~~ Type, or Issuing Bank ~~of General Purpose Card~~ or a Form of Payment other than the General Purpose Card the Customer initially presents;

4.offering the Customer an incentive, encouragement, or benefit for using a General Purpose Card of a particular Brand, ~~or~~ Type, or Issuing Bank ~~of General Purpose Card~~, a particular Form of Payment, or a General Purpose Card of a Brand, ~~or~~ Type, or Issuing Bank ~~of General Purpose Card~~ or a Form of Payment other than the General Purpose Card the Customer initially presents;
5.expressing a preference for the use of a General Purpose Card of a particular Brand, ~~or~~ Type, or Issuing Bank ~~of General Purpose Card~~ or a particular Form of Payment;
6.promoting the use of General Purpose Cards of a particular Brand, ~~or~~ Type, or Issuing Bank ~~of General Purpose Card~~ or a particular Form or Forms of Payment through posted information, through the size, prominence, or sequencing of payment choices, or through other communications to a Customer;
7.communicating to a Customer the reasonably estimated or actual costs incurred by the Merchant when a Customer uses a General Purpose Card of a particular Brand, ~~or~~ Type, or Issuing Bank ~~of General Purpose Card~~ or a particular Form of Payment or the relative costs of using General Purpose Cards of different Brands, ~~or~~ Types, or Issuing Banks ~~of General Purpose Cards~~ or different Forms of Payment; or
8.engaging in any other practices substantially equivalent to the practices described in Sections IV.A.1 through IV.A.7 of this Final Judgment.
B.Subject to compliance with the antitrust laws, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and any other applicable state or federal law, nothing in this Final Judgment shall prohibit Mastercard or Visa from

1.enforcing existing agreements or entering into agreements pursuant to which a Merchant selects General Purpose Cards bearing the Defendant’s Brand as the only General Purpose Cards the Merchant will accept as payment for goods and services;
2.enforcing existing agreements or entering into agreements pursuant to which a Merchant agrees that it will encourage Customers to use co-branded or affinity General Purpose Cards bearing both the Defendant’s Brand and the co-brand or affinity partner’s name, logo, or brand as payment for goods and services and will not encourage Customers to use General Purpose Cards bearing the Brand of any other General Purpose Card Network;
3.enforcing existing agreements or entering into agreements pursuant to which a Merchant agrees (i) that it will encourage Customers, through practices enumerated in Sections IV.A.1 through IV.A.8 of this Final Judgment, to use General Purpose Cards bearing the Defendant’s Brand as payment for goods and services, and (ii) that it will not use one or more practices enumerated in Sections IV.A.1 through IV.A.8 of this Final Judgment to encourage Customers to use General Purpose Cards bearing any other Person’s Brand as payment for goods and services; provided that (a) any such agreement is individually negotiated with the Merchant and is not a standard agreement or part of a standard agreement generally offered by the Defendant to multiple Merchants, and (b) the Merchant’s acceptance of the Defendant’s General Purpose Cards as payment for goods and services is unrelated to and not conditioned upon the Merchant’s entry into any such agreement.~~;~~
4.adopting, maintaining, and enforcing Rules that prohibit Merchants from encouraging Customers to pay for goods or services using one of its General Purpose Cards issued by one particular Issuing Bank rather than by another of its General Purpose Cards issued by any other Issuing Bank, except as provided in Section IV.A of this Final Judgment.

C.Subject to Section IV.A of this Final Judgment, nothing in this Final Judgment shall prohibit Mastercard or Visa from adopting, maintaining, and enforcing Rules that prohibit Merchants from disparaging its Brand.
D.Neither Mastercard nor Visa shall adopt, maintain, or enforce any Rule, or enter into or enforce any agreement, that prohibits, prevents, restrains, deters, or inhibits an Acquiring Bank from supplying a Merchant, on a transaction-by-transaction or other basis, information regarding the costs or fees the Merchant would incur in accepting a General Purpose Card, including a particular Type of General Purpose Card, presented by the Customer as payment for that Customer’s transaction.

APPENDIX H – Counsel Names and Contact Information

Co-Lead Counsel for Rule 23(b)(2) Class Plaintiffs

Robert G. Eisler
Deborah A. Elman
Chad B. Holtzman
Grant & Eisenhofer P.A.
485 Lexington Ave., 29th Floor
New York, NY 10017
Phone:
[email]
[email]
[email]

Linda P. Nussbaum
Susan R. Schwaiger Nussbaum Law Group, P.C.
1133 Avenue of the Americas, 31st Floor
New York, NY 10036-6710
Phone:
[email]
[email]

Steve D. Shadowen
Richard M. Brunell
Hilliard & Shadowen LLP
1717 W. 6th St., Suite 370
Austin, TX 78703
Phone:
[email]
[email]

Michael J. Freed
Robert J. Wozniak
Brian M. Hogan
Freed Kanner London & Millen LLC
2201 Waukegan Road, Suite 130
Bannockburn, IL 60015
Phone:
[email]
[email]
[email]

H-1

Attorneys for the Visa Defendants

Robert J. Vizas
Arnold & Porter Kaye Scholer LLP
Three Embarcadero Center, Seventh Floor
San Francisco, CA 94111-4024
Telephone:
[email]

Anne P. Davis
Matthew A. Eisenstein
Arnold & Porter Kaye Scholer LLP
601 Massachusetts Avenue, NW
Washington, DC 20001-3743
Telephone:
[email]
[email]

Michael S. Shuster
Demian A. Ordway
Blair E. Kaminsky
Holwell Shuster & Goldberg LLP
425 Lexington Avenue
New York, NY 10017
Telephone:
[email]
[email]
[email]

Attorneys for the Mastercard Defendants

Kenneth A. Gallo
Donna M. Ioffredo
Paul, Weiss, Rifkind, Wharton & Garrison LLP
2001 K Street, N.W.
Washington, DC 20006-1047
Telephone:
[email]
[email]

Gary R. Carney
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
Telephone:
[email]
H-2

APPENDIX I – VISA APPLICABLE CREDIT INTERCHANGE RATES
AS OF DECEMBER 31, 2023

AVisa U.S.A. Consumer Credit Interchange Reimbursement Fees

Fee Program	Visa Infinite Spend Qualified	Visa Infinite Spend Not Qualified	Visa Signature Preferred	Visa Signature	Traditional Rewards	All Other Products
Supermarket Credit— Tier* 0	1.65% + $0.05	1.55% + $0.05	1.65% + $0.05	1.55% + $0.05	1.18% + $0.05	1.18% + $0.05
Supermarket Credit— Tier* I	1.65% + $0.05	1.55% + $0.05	1.65% + $0.05	1.55% + $0.05	1.20% + $0.05	1.20% + $0.05
Supermarket Credit— Tier* II	1.65% + $0.05	1.55% + $0.05	1.65% + $0.05	1.55% + $0.05	1.22% + $0.05	1.22% + $0.05
Supermarket Credit— Tier* III	1.75% + $0.05	1.60% + $0.05	1.75% + $0.05	1.60% + $0.05	1.22% + $0.05	1.22% + $0.05
Supermarket Credit— All Other	2.00% + $0.07	1.65% + $0.07	2.00% + $0.07	1.65% + $0.07	1.50% + $0.07	1.50% + $0.07
Retail Credit-Performance Threshold* I	2.30% + $0.10	1.90% + $0.10	2.10% + $0.10	1.65% + $0.10	1.43% + $0.10	1.43% + $0.10
Retail Credit-Performance Threshold* II	2.30% + $0.10	1.90% + $0.10	2.10% + $0.10	1.65% + $0.10	1.47% + $0.10	1.47% + $0.10
Retail Credit-Performance Threshold* III	2.30% + $0.10	1.90% + $0.10	2.10% + $0.10	1.65% + $0.10	1.51% + $0.10	1.51% + $0.10
Small Merchant Product 2	1.88% + $0.10	1.43% + $0.10	1.88% + $0.10	1.43% + $0.10	1.43% + $0.10	1.29% + $0.10
Product 2	2.30% + $0.10	1.90% + $0.10	2.10% + $0.10	1.65% + $0.10	1.65% + $0.10	1.51% + $0.10
Small Ticket	2.20% (min. $0.04)	2.20% (min. $0.04)	2.20% (min. $0.04)	2.20% (min. $0.04)	1.90% (min. $0.04)	1.90% (min. $0.04)
Small Merchant CPS/Recurring Payments MCCs: 4814 (Telco); 4899 (Cable)	2.20% + $0.05	1.43% + $0.05	2.20% + $0.05	1.43% + $0.05	1.43% + $0.05	1.43% + $0.05
CPS/Recurring Payments MCCs: 4814 (Telco); 4899 (Cable)	2.20% + $0.05	1.43% + $0.05	2.20% + $0.05	1.43% + $0.05	1.43% + $0.05	1.43% + $0.05
CPS/Recurring Payments – Non-Tokenized MCCs: 4814 (Telco); 4899 (Cable)	2.30% + $0.05	1.53% + $0.05	2.30% + $0.05	1.53% + $0.05	1.53% + $0.05	1.53% + $0.05
Small Merchant Insurance	2.25% + $0.10	1.43% + $0.05	2.25% + $0.10	1.43% + $0.05	1.43% + $0.05	1.43% + $0.05
Insurance	2.25% + $0.10	1.43% + $0.05	2.25% + $0.10	1.43% + $0.05	1.43% + $0.05	1.43% + $0.05

Fee Program	Visa Infinite Spend Qualified	Visa Infinite Spend Not Qualified	Visa Signature Preferred	Visa Signature	Traditional Rewards	All Other Products
Insurance – Non-Tokenized	2.35% + $0.10	1.53% + $0.05	2.35% + $0.10	1.53% + $0.05	1.53% + $0.05	1.53% + $0.05
Small Merchant Services	2.30% + $0.10	1.85% + $0.10	2.30% + $0.10	1.85% + $0.10	1.70% + $0.10	1.55% + $0.10
Services applies to transactions >=$100	2.30% + $0.10	1.85% + $0.10	2.30% + $0.10	1.85% +$0.10	1.70% + $0.10	1.55% + $0.10
Services – Non-Tokenized applies to transactions >=$100	2.40% + $0.10	1.95% + $0.10	2.40% + $0.10	1.95% + $0.10	1.80% + $0.10	1.65% + $0.10
Small Merchant Education	2.15% + $0.10	1.43% + $0.05	2.15% + $0.10	1.43% + $0.05	1.43% + $0.05	1.43% + $0.05
Education applies to transactions >=$500	2.15% + $0.10	1.43% + $0.05	2.15% + $0.10	1.43% + $0.05	1.43% + $0.05	1.43% + $0.05
Education – Non-Tokenized applies to transactions >=$500	2.25% + $0.10	1.53% + $0.05	2.25% + $0.10	1.53% + $0.05	1.53% + $0.05	1.53% + $0.05
Small Merchant Healthcare	2.30% + $0.10	1.43% + $0.05	2.30% + $0.10	1.43% + $0.05	1.43% + $0.05	1.43% + $0.05
Healthcare applies to transactions >=$500	2.30% + $0.10	1.43% + $0.05	2.30% + $0.10	1.43% + $0.05	1.43% + $0.05	1.43% + $0.05
Healthcare – Non-Tokenized applies to transactions >=$500	2.40% + $0.10	1.53% + $0.05	2.40% + $0.10	1.53% + $0.05	1.53% + $0.05	1.53% + $0.05
Small Merchant Real Estate	2.15% + $0.10	1.43% + $0.05	2.15% + $0.10	1.43% + $0.05	1.43% + $0.05	1.43% + $0.05
Real Estate applies to transactions >=$500	2.15% + $0.10	1.43% + $0.05	2.15% + $0.10	1.43% + $0.05	1.43% + $0.05	1.43% + $0.05
Real Estate – Non-Tokenized applies to transactions >=$500	2.25% + $0.10	1.53% + $0.05	2.25% + $0.10	1.53% + $0.05	1.53% + $0.05	1.53% + $0.05
Small Merchant Advertising	2.30% + $0.10	1.75% + $0.10	2.30% + $0.10	1.75% + $0.10	1.70% + $0.10	1.55% + $0.10
Advertising	2.30% + $0.10	1.75% + $0.10	2.30% + $0.10	1.75% + $0.10	1.70% + $0.10	1.55% + $0.10
Advertising – Non-Tokenized	2.40% + $0.10	1.85% + $0.10	2.40% + $0.10	1.85% + $0.10	1.80% + $0.10	1.65% + $0.10
CPS/Charity and Religious Organizations	1.35% + $0.05	1.35% + $0.05	1.35% + $0.05	1.35% + $0.05	1.35% + $0.05	1.35% + $0.05
CPS/Government	1.55% + $0.10	1.55% + $0.10	1.55% + $0.10	1.55% + $0.10	1.55% + $0.10	1.55% + $0.10
Fuel	1.15% + $0.25 ($1.10 Cap)	1.15% + $0.25 ($1.10 Cap)	1.15% + $0.25 ($1.10 Cap)	1.15% + $0.25 ($1.10 Cap)	1.15% + $0.25 ($1.10 Cap)	1.15% + $0.25 ($1.10 Cap)

Fee Program	Visa Infinite Spend Qualified	Visa Infinite Spend Not Qualified	Visa Signature Preferred	Visa Signature	Traditional Rewards	All Other Products
Service Station and Government Small Ticket	n/a	1.65% + $0.04	n/a	1.65% + $0.04	1.65% + $0.04	1.65% + $0.04
CPS/Utility	$0.75	$0.75	$0.75	$0.75	$0.75	$0.75
Travel	2.55% + $0.10	2.25% + $0.10	2.40% + $0.10	2.25% + $0.10	1.95% + $0.10	1.75% + $0.10
Small Merchant Taxi	2.60% (min. $0.04)	2.60% (min. $0.04)	2.60% (min. $0.04)	2.60% (min. $0.04)	2.10% (min. $0.04)	2.10% (min. $0.04)
Taxi 2**	2.60% (min. $0.04)	2.60% (min. $0.04)	2.60% (min. $0.04)	2.60% (min. $0.04)	2.10% (min. $0.04)	2.10% (min. $0.04)
Taxi 1	2.70% (min. $0.08)	2.70% (min. $0.08)	2.70% (min. $0.08)	2.70% (min. $0.08)	2.20% (min. $0.08)	2.20% (min. $0.08)
Small Merchant Restaurant	2.60% (min. $0.04)	2.60% (min. $0.04)	2.60% (min. $0.04)	2.60% (min. $0.04)	2.10% (min. $0.04)	2.10% (min. $0.04)
Restaurant 2***	2.60% (min. $0.04)	2.60% (min. $0.04)	2.60% (min. $0.04)	2.60% (min. $0.04)	2.10% (min. $0.04)	2.10% (min. $0.04)
Restaurant 1	2.70% (min. $0.08)	2.70% (min. $0.08)	2.70% (min. $0.08)	2.70% (min. $0.08)	2.20% (min. $0.08)	2.20% (min. $0.08)
Small Merchant Product 1	2.18% + $0.10	1.73% + $0.10	2.18% + $0.10	1.73% + $0.10	1.73% + $0.10	1.58% + $0.10
Product 1 Tokenized	2.50% + $0.10	2.10% + $0.10	2.40% + $0.10	1.95% + $0.10	1.95% + $0.10	1.80% + $0.10
Product 1	2.60% + $0.10	2.20% + $0.10	2.50% + $0.10	2.05% + $0.10	2.04% + $0.10	1.89% + $0.10
Consumer Bill Payment Service, Consumer Credit	2.60% + $0.10	2.20% + $0.10	2.50% + $0.10	2.05% + $0.10	2.04% + $0.10	1.89% + $0.10
Non-Qualified Consumer Credit	3.15% + $0.10[1]	3.15% + $0.10[1]	3.15% + $0.10[1]	3.15% + $0.10[1]	3.15% + $0.10[1]	3.15% + $0.10[1]
Note: Fees in this table are listed in U.S. dollars; fees are paid to cardholder financial institutions.
* See page I-4 for performance threshold criteria.
** Taxi 1 transactions that are tokenized may also qualify for this rate.
*** Restaurant 1 transactions that are tokenized may also qualify for this rate.
1 Non-Qualified Consumer Credit transactions from AFDs and service stations are eligible for a US $1.10 cap.

B Visa U.S.A. Credit Performance Threshold Criteria For Retail, Supermarket, and Small Merchant Categories

Retail Performance Thresholds**	Transaction Minimum	Volume Minimum	Maximum Dispute Financials Ratio*	PCI Compliance
Threshold I	118.7 million	$8.21 billion	0.020%
Threshold II	76.7 million	$4.39 billion	0.020%
Threshold III	17.1 million	$995 million	0.020%

Supermarket Performance Tiers**	Transaction Minimum	Volume Minimum	Maximum Dispute Financials Ratio*	PCI Compliance
Tier 0	416.5 million	$22.05 billion	0.020%
Tier I	149.0 million	$11.98 billion	0.020%
Tier II	81.5 million	$4.73 billion	0.020%
Tier III	18.6 million	$1.07 billion	0.020%

* Dispute Financials ratio calculated as a percentage of a merchant’s gross transaction count.

Small Merchant Category	Volume Maximum
Gross Visa Consumer Credit Sales **	$280,000
** based on 12 months of Visa system activity ending September 30 of each year and applicable upon Visa’s Business Enhancement Release the April immediately thereafter

Please reference U.S. Interchange Reimbursement Fee Rate Qualification Guide for complete details on performance threshold criteria.

C Visa U.S.A. Corporate and Purchasing Interchange Fees

Fee Program	Purchasing* & Corporate T&E
Commercial Level III	1.90% + $0.10
Commercial Level II – Fuel	2.20% + $0.10
Commercial Level II	2.50% + $0.10
Commercial Card Present	2.50% + $0.10
Commercial Travel Service	2.65% + $0.10
Commercial Card Not Present	2.70% + $0.10
Consumer Bill Payment Service, Commercial	2.70% + $0.10
Non-Qualified	2.95% + $0.10
Non-Qualified with Data	2.95% + $0.10
Commercial Product Large Ticket	1.45% + $35.00
    * Includes Fleet cards

Fee Program	Purchasing Only
Government-to-Government (G2G)	1.65% + $0.10
GSA Large Ticket	1.20% + $39.00

Straight Through Processing (STP) Fee Program	Applicable Interchange Rate
Tier 1 – Less than $7,000	2.00% + $0.10
Tier 2 – $7,000 - $14,999.99	1.30% + $35.00
Tier 3 - $15,000 - $49,999.99	1.10% + $35.00
Tier 4 - $50,000 - $99,999.99	0.95% + $35.00
Tier 5 - $100,000 and greater	0.80% + $35.00

Visa Large Purchase Advantage Fee Program	Applicable Interchange Rate
Card Present: All Ticket Sizes	Visa Purchasing card rates apply
Card Not Present: $10,000 or less	Visa Purchasing card rates apply
Card Not Present: $10,000.01 - $25,000	0.70% + $49.50
Card Not Present: $25,000.01 - $100,000	0.60% + $52.50
Card Not Present: $100,000.01 - $500,000	0.50% + $55.50
Card Not Present: Greater than $500,000	0.40% + $58.50

D Visa U.S.A. Business Interchange Reimbursement Fees

Business Credit Fee Program	Business Credit Spend Tier I	Business Credit Spend Tier II	Business Credit Spend Tier III	Business Credit Spend Tier IV	Business Credit Spend Tier V
Business Level II	1.90% + $0.10	2.05% + $0.10	2.10% + $0.10	2.20% + $0.10	2.25% + $0.10
Business Product 2	1.90% + $0.10	2.05% + $0.10	2.10% + $0.10	2.20% + $0.10	2.25% + $0.10
Business Product 1	2.65% + $0.10	2.80% + $0.10	2.85% + $0.10	2.95% + $0.10	3.00% + $0.10
Consumer Bill Payment Service, Business Credit	2.65% + $0.10	2.80% + $0.10	2.85% + $0.10	2.95% + $0.10	3.00% + $0.10
Business Travel	2.35% + $0.10	2.50% + $0.10	2.55% + $0.10	2.65% + $0.10	2.70% + $0.10
Business Non-Qualified	3.15% + $0.20	3.15% + $0.20	3.15% + $0.20	3.15% + $0.20	3.15% + $0.20
Business Utility Program	$1.50	$1.50	$1.50	$1.50	$1.50

E Visa U.S.A. Other Transactions Interchange Reimbursement Fees

Credit Voucher Transaction Type	Rate
Passenger Transport Service Category—Credit	2.33%
Non-Passenger Transport—Consumer Credit	1.76%
Non-Passenger Transport—Corporate and Business Card	2.35%
Mail/Phone Order and eCommerce Merchants—Consumer Credit	2.05%
Non-Passenger Transport—Non GSA Purchasing $0 - $10,000	2.40%
Non-Passenger Transport—Non GSA Purchasing $10,000.01 - $25,000	2.30%
Non-Passenger Transport—Non GSA Purchasing $25,000.01 - $100,000	2.20%
Non-Passenger Transport—Non GSA Purchasing $100,000.01 - $500,000	2.00%
Non-Passenger Transport—Non GSA Purchasing $500,000.01 +	1.80%
Non-Passenger Transport—GSA Purchasing $0 - $10,000	2.35%
Non-Passenger Transport—GSA Purchasing $10,000.01 - $25,000	2.15%
Non-Passenger Transport—GSA Purchasing $25,000.01 - $100,000	2.00%
Non-Passenger Transport—GSA Purchasing $100,000.01 +	1.80%

F Puerto Rico Consumer Credit Domestic Transactions Interchange Reimbursement Fees
The following table sets forth the interchange reimbursement fees applied on Visa financial transactions completed within Puerto Rico on Visa transactions originating at merchants acquired by Visa Puerto Rico clients on Visa cards issued by Visa Puerto Rico clients.

Fee Program	Visa Classic, Visa Gold	Visa Platinum	Visa Signature / Visa Infinite Non-Spend Qualified	Visa Signature Preferred / Visa Infinite Spend Qualified
Gas Stations	1.00%	1.15%	1.23%	1.30%
Supermarket	1.05%	1.18%	1.33%	1.50%
Emerging and Small Ticket	1.10%	1.25%	1.48%	1.65%
Retail Group 1	1.35%	1.95%	2.10%	2.40%
Retail Group 2	1.30%	1.90%	2.05%	2.35%
Standard	1.65%	1.95%	2.20%	2.50%

APPENDIX J – MASTERCARD APPLICABLE CREDIT INTERCHANGE RATES
AS OF DECEMBER 31, 2023

A U.S. Region Mastercard Consumer Credit Rates

Program Name	Core	Enhanced Value	World	World High Value	World Elite
Airline	N/A	N/A	N/A	2.55% + 0.10	2.55% + 0.10
Charities	2.00% + 0.10	2.00% + 0.10	2.00% + 0.10	2.00% + 0.10	2.00% + 0.10
Convenience Purchases Base	1.65% + 0.04	1.80% + 0.04	1.90% + 0.04	2.30% + 0.04	2.30% + 0.04
Convenience Purchases Tier I	1.35% + 0.00	1.35% + 0.00	1.45% + 0.00	1.60% + 0.00	1.60% + 0.00
Full UCAF	1.95% + 0.10	2.10% + 0.10	2.20% + 0.10	2.60% + 0.10	2.60% + 0.10
Key-entered	1.95% + 0.10	2.10% + 0.10	2.20% + 0.10	2.60% + 0.10	2.60% + 0.10
Lodging and Auto Rental	1.65% + 0.10	1.75% + 0.10	N/A	N/A	N/A
Merchant UCAF	1.95% + 0.10	2.10% + 0.10	2.20% + 0.10	2.60% + 0.10	2.60% + 0.10
Merit I	1.95% + 0.10	2.10% + 0.10	2.20% + 0.10	2.60% + 0.10	2.60% + 0.10

Merit I (Insurance MCCs)[1]	1.43% + 0.05	1.43% + 0.05	1.43% + 0.05	2.25% + 0.10	2.25% + 0.10
Merit I (Real Estate MCCs)[2]	1.43% + 0.05	1.43% + 0.05	1.43% + 0.05	2.20% + 0.10	2.20% + 0.10
Merit I (Day Care MCCs)[3]	1.60% + 0.10	1.60% + 0.10	1.60% + 0.10	N/A	N/A
Merit III Base	1.65% + 0.10	1.80% + 0.10	1.90% + 0.10	2.30% + 0.10	2.30% + 0.10
Merit III Tier 1	1.43% + 0.10	1.43% + 0.10	1.53% + 0.10	2.05% + 0.10	2.05% + 0.10
Merit III Tier 2	1.48% + 0.10	1.48% + 0.10	1.58% + 0.10	2.10% + 0.10	2.10% + 0.10
Merit III Tier 3	1.55% + 0.10	1.55% + 0.10	1.65% + 0.10	2.15% + 0.10	2.15% + 0.10
Passenger Transport	1.65% + 0.10	1.75% + 0.10	N/A	N/A	N/A
1 Applies to Insurance MCCs (5960 and 6300)
2 Applies to Real Estate MCC (6513)
3 Applies to Child Day Care Services MCC (8351)

US 175273314v5

Payment Transaction (Gaming Payments MCCs)[4]	0.00% + 0.10	0.00% + 0.10	0.00% + 0.10	0.00% + 0.10	0.00% + 0.10
Payment Transaction	0.19% + 0.53	0.19% + 0.53	0.19% + 0.53	0.19% + 0.53	0.19% + 0.53
Petroleum Base	1.90% + 0.00 (0.95 max)	1.90% + 0.00 (0.95 max)	2.00% + 0.00 (0.95 max)	2.00% + 0.00 (0.95 max)	2.00% + 0.00 (0.95 max)
Public Sector	1.55% + 0.10	1.55% + 0.10	1.55% + 0.10	1.55% + 0.10	1.55% + 0.10
Restaurant	N/A	N/A	1.85% + 0.10	2.00% + 0.10	2.00% + 0.10
Service Industries	1.15% + 0.05	1.15% + 0.05	1.15% + 0.05	1.15% + 0.05	1.15% + 0.05
Small Ticket Card Present[5]	1.65% + 0.02	1.80% + 0.02	1.90% + 0.02	2.30% + 0.02	2.30% + 0.02
Small Ticket[5] Card-Not-Present	1.95% + 0.02	2.10% + 0.02	2.20% + 0.02	2.60% + 0.02	2.60% + 0.02
Standard	3.15% + 0.10	3.15% + 0.10	3.15% + 0.10	3.15% + 0.10	3.15% + 0.10
Supermarket Base	1.45% + 0.10	1.60% + 0.10	1.70% + 0.10	2.10% + 0.10	2.10% + 0.10
Supermarket Tier 1	1.15% + 0.05	1.15% + 0.05	1.25% + 0.05	1.25% + 0.05	1.25% + 0.05
Supermarket Tier 2	1.15% + 0.05	1.15% + 0.05	1.25% + 0.05	1.25% + 0.05	1.25% + 0.05
Supermarket Tier 3	1.22% + 0.05	1.22% + 0.05	1.32% + 0.05	1.32% + 0.05	1.32% + 0.05
T&E	N/A	N/A	2.25% + 0.10	2.55% + 0.10	2.55% + 0.10
T&E Large Ticket	N/A	N/A	N/A	2.55% + 0.00	2.55% + 0.00
Utilities	0.00% + 0.75	0.00% + 0.75	0.00% + 0.75	0.00% + 0.75	0.00% + 0.75
Consumer Credit Refund Group 1	N/A	N/A	2.30% + 0.00	2.30% + 0.00	2.30% + 0.00
Consumer Credit Refund Group 2	1.75% + 0.00	1.75% + 0.00	1.75% + 0.00	1.75% + 0.00	1.75% + 0.00
Consumer Credit Refund Group 3	1.75% + 0.00	1.75% + 0.00	1.75% + 0.00	1.75% + 0.00	1.75% + 0.00
Consumer Credit Refund Group 4	1.75% + 0.00	1.75% + 0.00	1.75% + 0.00	1.75% + 0.00	1.75% + 0.00
Consumer Credit Refund Group 5	1.75% + 0.00	1.75% + 0.00	1.75% + 0.00	1.75% + 0.00	1.75% + 0.00

4 Gaming and Lottery MCCs (7800 , 7801, 7802, 7994, and 7995)
5 New Small Ticket Ticket effective 21.Q2 Small Ticket rates will apply to transactions $5 and below.

B U.S. Region Mastercard Consumer Credit Tier Qualifying Criteria

Tier – Minimum Annual Consumer Credit Core Value, Enhanced Value, World, World High Value, and World Elite Volume[6]
Merit III
Tier 1	USD 1.80 billion
Tier 2	USD 1.25 billion
Tier 3	USD 750 million
Supermarket
Tier 1	USD 6.00 billion
Tier 2	USD 2.00 billion
Tier 3	USD 750 million
Convenience Purchases
Tier 1[7]	USD 1.00 billion

6 The minimum annual Consumer Credit Core Value, Enhanced Value, World, World High Value, and World Elite volume is based on a merchant’s October 2021 – September 2022 volume settled through the Global Clearing Management System (GCMS) that qualified for the Merit III, Supermarket, or the Convenience Purchase interchange programs and requires a Mastercard approved and assigned Merchant ID. Only retail and restaurant MCCs may qualify for Merit III Tier 1, 2, or 3.

7 A merchant may also qualify for the Convenience Purchases tier if ALL the following requirements are met (1) Minimum annual Mastercard Consumer Credit volume of USD 75 million settled through GCMS that qualified for the Convenience Purchases interchange rate programs, (2) 60% of Mastercard Consumer Credit transactions are USD 20 or lower, (3) Merchant must offer Mastercard prepaid products (gift or reloadable), (4) Provide acceptance message at the point-of-sale (POS) AND (5) Not a tiered merchant for Consumer Credit Merit 3.

C U.S. Region Mastercard Commercial Rates – Small Business Credit

Program Name	Level 1 / Business Core	Level 2 / Business Word	Level 3/ Business World Elite	Level 4	Level 5
Charities	2.00% + 0.10	2.00% + 0.10	2.00% + 0.10	2.00% + 0.10	2.00% + 0.10
Data Rate I	2.65% + 0.10	2.80% + 0.10	2.85% + 0.10	2.95% + 0.10	3.00% + 0.10
Data Rate II	1.90% + 0.10	2.05% + 0.10	2.10% + 0.10	2.20% + 0.10	2.25% + 0.10
Payment Transaction	0.19% + 0.53	0.19% + 0.53	0.19% + 0.53	0.19% + 0.53	0.19% + 0.53
Rebate	0.00% + 0.00	0.00% + 0.00	0.00% + 0.00	0.00% + 0.00	0.00% + 0.00
Standard	2.95% + 0.10	3.10% + 0.10	3.15% + 0.10	3.25% + 0.10	3.30% + 0.10
T&E Rate	2.35% + 0.10	2.50% + 0.10	2.55% + 0.10	2.65% + 0.10	2.70% + 0.10
Utilities	0.00% + 1.50	0.00% + 1.50	0.00% + 1.50	0.00% + 1.50	0.00% + 1.50
Commercial Refund Group 1	2.37% + 0.00	2.37% + 0.00	2.37% + 0.00	2.37% + 0.00	2.37% + 0.00
Commercial Refund Group 2	2.30% + 0.00	2.30% + 0.00	2.30% + 0.00	2.30% + 0.00	2.30% + 0.00
Commercial Refund Group 3	2.21% + 0.00	2.21% + 0.00	2.21% + 0.00	2.21% + 0.00	2.21% + 0.00
Commercial Refund Group 4	2.16% + 0.00	2.16% + 0.00	2.16% + 0.00	2.16% + 0.00	2.16% + 0.00

D U.S. Region Mastercard Commercial Rates –Large Market Credit

Program Name	Large Market Credit (USD)
Charities	2.00% + 0.10
Data Rate I	2.70% + 0.10
Data Rate II	2.50% + 0.10
Data Rate II (Petroleum MCCs)	2.20% + 0.10
Data Rate III	1.90% + 0.10
Large Ticket	1.45% + 35.00
Payment Transaction	0.19% + 0.53
Rebate	0.00% + 0.00
Standard	2.95% + 0.10
T&E Rate	2.65% + 0.10
Commercial Refund Group 1	2.37% + 0.00
Commercial Refund Group 2	2.30% + 0.00
Commercial Refund Group 3	2.21% + 0.00
Commercial Refund Group 4	2.16% + 0.00

E U.S. Region Mastercard Commercial Rates – Commercial Payments Account

Commercial Payments Account Transaction Amount	Rate (USD)
Less than USD 10,000.00	Commercial rates apply
Large Ticket 1 (USD 10,000.00–25,000)	1.20%
Large Ticket 2 (USD 25,000.01–100,000)	1.00%
Large Ticket 3 (USD 100,000.01–500,000)	0.90%
Large Ticket 4 (USD 500,000.01–1,000,000)	0.80%
Large Ticket 5 (More than USD 1,000,000)	0.70%

Bill Pay Commercial (BPC)	Rate (USD)
Commercial Bill Pay Standard	2.50% + 0.10

F Puerto Rico Intracountry Mastercard Credit Rates
Transactions meeting interchange program criteria qualify for associated rates.

IRD and Program Name	Rate (USD)
IRD 30—Puerto Rico Intracountry Petroleum–Core Consumer	1.16% + 0.00
IRD 30—Puerto Rico Intracountry Petroleum–Premium	1.85% + 0.00
IRD 30—Puerto Rico Intracountry Petroleum–Super Premium	1.98% + 0.00
IRD 30—Puerto Rico Intracountry Petroleum–Commercial	2.00% + 0.00
IRD 31—Puerto Rico Intracountry Warehouse–Core Consumer	1.00% + 0.00
IRD 31—Puerto Rico Intracountry Warehouse–Premium	1.85% + 0.00
IRD 31—Puerto Rico Intracountry Warehouse–Super Premium	1.98% + 0.00
IRD 31—Puerto Rico Intracountry Warehouse–Commercial	2.00% + 0.00
IRD 40—Puerto Rico Intracountry Government–Core Consumer	1.65% + 0.00
IRD 40—Puerto Rico Intracountry Government–Premium	1.85% + 0.00
IRD 40—Puerto Rico Intracountry Government–Super Premium	1.98% + 0.00
IRD 40—Puerto Rico Intracountry Government–Commercial	2.00% + 0.00
IRD 60—Puerto Rico Intracountry Supermarket–Core Consumer	1.20% + 0.00
IRD 60—Puerto Rico Intracountry Supermarket–Premium	1.85% + 0.00
IRD 60—Puerto Rico Intracountry Supermarket–Super Premium	1.98% + 0.00
IRD 60—Puerto Rico Intracountry Supermarket–Commercial	2.00% + 0.00
IRD 61, 62, 63, 67—Puerto Rico Intracountry Commercial	2.37% + 0.00
IRD 70—Puerto Rico Intracountry Emerging Markets–Core Consumer	1.94% + 0.00
IRD 70—Puerto Rico Intracountry Emerging Markets–Premium	2.12% + 0.00
IRD 70—Puerto Rico Intracountry Emerging Markets–Super Premium	2.18% + 0.00
IRD 70—Puerto Rico Intracountry Emerging Markets–Commercial	2.37% + 0.00
IRD 71—Puerto Rico Intracountry Utilities Markets–Core Consumer	1.15% + 0.00
IRD 71—Puerto Rico Intracountry Utilities Markets–Premium	1.85% + 0.00
IRD 71—Puerto Rico Intracountry Utilities Markets–Super Premium	1.98% + 0.00
IRD 71—Puerto Rico Intracountry Utilities Markets–Commercial	2.00% + 0.00

IRD 72—Puerto Rico Intracountry Rapid Payments–Core Consumer	1.16% + 0.00
IRD 72—Puerto Rico Intracountry Rapid Payments–Premium	2.12% + 0.00
IRD 72—Puerto Rico Intracountry Rapid Payments–Super Premium	2.18% + 0.00
IRD 72—Puerto Rico Intracountry Rapid Payments–Commercial	2.37% + 0.00
IRD 73, 83—Puerto Rico Intracountry Core Consumer Electronic
Transactions conducted with these cards that qualify for one of the other categories in this table are eligible for the lower interchange rate.
1.73% + 0.00
IRD 75, 85, 95—Puerto Rico Intracountry Core Consumer Standard
Transactions conducted with these cards that qualify for one of the other categories in this table are eligible for the lower interchange rate.
1.73% + 0.00
IRD 76—Puerto Rico Intracountry Charities–Core Consumer	0.00% + 0.00
IRD 76—Puerto Rico Intracountry Charities–Core Consumer–Premium	1.85% + 0.00
IRD 76—Puerto Rico Intracountry Charities–Core Consumer–Super Premium	1.98% + 0.00
IRD 76—Puerto Rico Intracountry Charities–Core Consumer–Commercial	2.00% + 0.00
IRD ES—Puerto Rico Intracountry Super Premium	2.18% + 0.00
IRD MS—Puerto Rico Intracountry Consumer Mastercard MoneySend	2.12% + 0.00
IRD PS—Puerto Rico Intracountry Premium	2.12% + 0.00

G Puerto Rico Intracountry Mastercard Credit Rates for Digital First Transactions
Transactions meeting interchange program criteria qualify for associated rates.

IRD and Program Name	Rate (USD)
IRD 30—Puerto Rico Intracountry Petroleum–Core Consumer	1.26% + 0.00
IRD 30—Puerto Rico Intracountry Petroleum–Premium	1.95% + 0.00
IRD 30—Puerto Rico Intracountry Petroleum–Super Premium	2.08% + 0.00
IRD 30—Puerto Rico Intracountry Petroleum–Commercial	2.10% + 0.00
IRD 31—Puerto Rico Intracountry Warehouse–Core Consumer	1.10% + 0.00
IRD 31—Puerto Rico Intracountry Warehouse–Premium	1.95% + 0.00
IRD 31—Puerto Rico Intracountry Warehouse–Super Premium	2.08% + 0.00
IRD 31—Puerto Rico Intracountry Warehouse–Commercial	2.10% + 0.00
IRD 40—Puerto Rico Intracountry Government–Core Consumer	1.75% + 0.00
IRD 40—Puerto Rico Intracountry Government–Premium	1.95% + 0.00
IRD 40—Puerto Rico Intracountry Government–Super Premium	2.08% + 0.00
IRD 40—Puerto Rico Intracountry Government–Commercial	2.10% + 0.00
IRD 60—Puerto Rico Intracountry Supermarket–Core Consumer	1.30% + 0.00
IRD 60—Puerto Rico Intracountry Supermarket–Premium	1.95% + 0.00
IRD 60—Puerto Rico Intracountry Supermarket–Super Premium	2.08% + 0.00
IRD 60—Puerto Rico Intracountry Supermarket–Commercial	2.10% + 0.00
IRD 61, 62, 63, 67—Puerto Rico Intracountry Commercial	2.47% + 0.00
IRD 70—Puerto Rico Intracountry Emerging Markets–Core Consumer	2.04% + 0.00
IRD 70—Puerto Rico Intracountry Emerging Markets–Premium	2.22% + 0.00
IRD 70—Puerto Rico Intracountry Emerging Markets–Super Premium	2.28% + 0.00
IRD 70—Puerto Rico Intracountry Emerging Markets–Commercial	2.47% + 0.00
IRD 71—Puerto Rico Intracountry Utilities Markets–Core Consumer	1.25% + 0.00
IRD 71—Puerto Rico Intracountry Utilities Markets–Premium	1.95% + 0.00
IRD 71—Puerto Rico Intracountry Utilities Markets–Super Premium	2.08% + 0.00
IRD 71—Puerto Rico Intracountry Utilities Markets–Commercial	2.10% + 0.00

IRD 72—Puerto Rico Intracountry Rapid Payments–Core Consumer	1.26% + 0.00
IRD 72—Puerto Rico Intracountry Rapid Payments–Premium	2.22% + 0.00
IRD 72—Puerto Rico Intracountry Rapid Payments–Super Premium	2.28% + 0.00
IRD 72—Puerto Rico Intracountry Rapid Payments–Commercial	2.47% + 0.00
IRD 73, 83—Puerto Rico Intracountry Core Consumer Electronic
Transactions conducted with these cards that qualify for one of the other categories in this table are eligible for the lower interchange rate.
1.83% + 0.00
IRD 75, 85, 95—Puerto Rico Intracountry Core Consumer Standard
Transactions conducted with these cards that qualify for one of the other categories in this table are eligible for the lower interchange rate.
1.83% + 0.00
IRD 76—Puerto Rico Intracountry Charities–Core Consumer	0.00% + 0.00
IRD 76—Puerto Rico Intracountry Charities–Core Consumer–Premium	1.95% + 0.00
IRD 76—Puerto Rico Intracountry Charities–Core Consumer–Super Premium	2.08% + 0.00
IRD 76—Puerto Rico Intracountry Charities–Core Consumer–Commercial	2.10% + 0.00
IRD ES—Puerto Rico Intracountry Super Premium	2.28% + 0.00
IRD MS—Puerto Rico Intracountry Consumer Mastercard MoneySend	2.22% + 0.00
IRD PS—Puerto Rico Intracountry Premium	2.22% + 0.00